                                                                   Exhibit 10.98


                         CONTRIBUTION AND EXCHANGE AGREEMENT

                                        AMONG

                                 THE MK CONTRIBUTORS,

                                   THE MK ENTITIES,

                              THE PATRIOT CONTRIBUTORS,

                                THE PATRIOT ENTITIES,

                    PATRIOT AMERICAN MANAGMENT AND LEASING CORP.,

                                  CALI REALTY, L.P.

                                         AND

                               CALI REALTY CORPORATION


                               Date: September 18, 1997


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                                  TABLE OF CONTENTS
                                  -----------------

INDEX OF DEFINED TERMS . . . . . . . . . . . . . . . . . . . . . . . . . . . .

INDEX OF SCHEDULES AND EXHIBITS. . . . . . . . . . . . . . . . . . . . . . . .

1.    SUBJECT OF CONVEYANCE. . . . . . . . . . . . . . . . . . . . . . . . . .

2.    PAYMENT TERMS. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .

3.    INSPECTION PERIOD; RIGHTS OF TERMINATION
      AND REJECTION PRIOR TO CLOSING . . . . . . . . . . . . . . . . . . . . .

4.    TITLE; MATTERS TO WHICH THIS EXCHANGE IS SUBJECT . . . . . . . . . . . .

5.    REPRESENTATIONS AND WARRANTIES OF MACK . . . . . . . . . . . . . . . . .

6.    REPRESENTATIONS AND WARRANTIES OF CALI
      AND CRLP . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .

7.    COVENANTS OF MACK. . . . . . . . . . . . . . . . . . . . . . . . . . . .

8.    OPTION PROPERTIES. . . . . . . . . . . . . . . . . . . . . . . . . . . .

9.    ESTOPPEL CERTIFICATES. . . . . . . . . . . . . . . . . . . . . . . . . .

10.   CLOSING. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .

11.   ADJUSTMENTS. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .

12.   CONDITIONS PRECEDENT TO CLOSING. . . . . . . . . . . . . . . . . . . . .

13.   LEASING COMMISSIONS AND TENANT IMPROVEMENT OBLIGATIONS . . . . . . . . .

14.   ASSIGNMENT . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .

15.   BROKER . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .

16.   CASUALTY LOSS. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .


                                          i

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17.   CONDEMNATION . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .

18.   TRANSFER RESTRICTIONS; RIGHT OF FIRST OFFER. . . . . . . . . . . . . . .

19.   LIMITED GUARANTY OF MACK . . . . . . . . . . . . . . . . . . . . . . . .

20.   TAX MATTERS. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .

21.   PUBLICATION. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .

22.   REMEDIES . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .

23.   EMPLOYEE MATTERS . . . . . . . . . . . . . . . . . . . . . . . . . . . .

24.   NOTICE . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .

25.   INTENTIONALLY DELETED. . . . . . . . . . . . . . . . . . . . . . . . . .

26.   CORPORATE NAME CHANGE; MANAGEMENT CHANGES;
      OTHER ARRANGEMENTS . . . . . . . . . . . . . . . . . . . . . . . . . . .

27.   RESTRICTIONS ON SALE OF THE PROPERTY . . . . . . . . . . . . . . . . . .

28.   SPECIAL ENVIRONMENTAL MATTERS. . . . . . . . . . . . . . . . . . . . . .

29.   MISCELLANEOUS. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .

                                INDEX OF DEFINED TERMS
                                ----------------------

      DEFINED TERM                                    SECTION
      ------------                                    -------

1.    Acceptance Notice. . . . . . . . . . . . . . . .Section 18.6(b)
2.    Act. . . . . . . . . . . . . . . . . . . . . . .Section 5.2
3.    Additional Mack Inspection Period. . . . . . . .Section 3.1(a)(c)
4.    Additional Rents . . . . . . . . . . . . . . . .Section 11.2
5.    Additional Termination Rights. . . . . . . . . .Section 3.1(a)(c)
6.    Additional Title Exceptions. . . . . . . . . . .Section 4.1(c)
7.    Agreement. . . . . . . . . . . . . . . . . . . .Preface
8.    Allocated Property Values. . . . . . . . . . . .Section 2.1
9.    Assignment of Contributed Interest . . . . . . .Section 10.2(b)(i)
10.   Board. . . . . . . . . . . . . . . . . . . . . .Section 10.3(c)
11.   Books and Records. . . . . . . . . . . . . . . .Section 1(g)
12.   Built-in-Gain. . . . . . . . . . . . . . . . . .Section 27.1
13.   Cali . . . . . . . . . . . . . . . . . . . . . .Preface
14.   Cali Board Members . . . . . . . . . . . . . . .Section 26.2(i)
15.   Cali Debt Amount . . . . . . . . . . . . . . . .Section 19.1
16.   Cali Financials. . . . . . . . . . . . . . . . .Section 6.1(f)
17.   Cali 401(k) Plans. . . . . . . . . . . . . . . .Section 6.1(r)(ii)
18.   Cali Group . . . . . . . . . . . . . . . . . . .Section 19.1
19.   Cali Inspection Period . . . . . . . . . . . . .Section 3.1(a)
20.   Cali Property. . . . . . . . . . . . . . . . . .Section 3.1(d)
21.   Cali  Rent Roll. . . . . . . . . . . . . . . . .Section 6.1(t)
22.   Cali Securities. . . . . . . . . . . . . . . . .Section 18.1
23.   Cash Payment . . . . . . . . . . . . . . . . . .Section 2.2
24.   Casualty . . . . . . . . . . . . . . . . . . . .Section 16.2
25.   Casualty Notice. . . . . . . . . . . . . . . . .Section 16.2
26.   CERCLA . . . . . . . . . . . . . . . . . . . . .Section 5.1(y)(x)(A)
27.   Closing. . . . . . . . . . . . . . . . . . . . .Section 10.1
28.   Closing Date . . . . . . . . . . . . . . . . . .Section 10.1
29.   Code . . . . . . . . . . . . . . . . . . . . . .Section 5.1(w)(ii)
30.   Common Stock . . . . . . . . . . . . . . . . . .Section 2.3(a)
31.   Common Units . . . . . . . . . . . . . . . . . .Recitals
32.   Consulting Agreement . . . . . . . . . . . . . .Section 12.2(n)
33.   Contaminants   . . . . . . . . . . . . . . . . .Section 5.1(y)(x)(A)
34.   Contributed Entities . . . . . . . . . . . . . .Recitals


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35.   Contributed Interests. . . . . . . . . . . . . .Section 1.2
36.   CRLP . . . . . . . . . . . . . . . . . . . . . .Preface
37.   Damaged Property . . . . . . . . . . . . . . . .Section 16.2
38.   Deeds. . . . . . . . . . . . . . . . . . . . . .Section 10.2(a)(i)
39.   Discharge. . . . . . . . . . . . . . . . . . . .Section 5.1(y)(x)(B)
40.   Easement Rights. . . . . . . . . . . . . . . . .Section 1.1(b)
41.   Eliminated Property. . . . . . . . . . . . . . .Section 3.4(c)
42.   Encumbered Property. . . . . . . . . . . . . . .Section 3.4(c)
43.   Environmental Documents. . . . . . . . . . . . .Section 5.1(y)(x)(C)
44.   Environmental Laws . . . . . . . . . . . . . . .Section 5.1(y)(x)(D)
45.   EP Acceptance Notice . . . . . . . . . . . . . .Section 3.5(b)
46.   EP Offer Notice. . . . . . . . . . . . . . . . .Section 3.5(a)
47.   EP Offer Period. . . . . . . . . . . . . . . . .Section 3.5(b)
48.   EP Offer Price . . . . . . . . . . . . . . . . .Section 3.5(a)
49.   EP Offer Terms . . . . . . . . . . . . . . . . .Section 3.5(a)
50.   ERISA. . . . . . . . . . . . . . . . . . . . . .Section 5.1(w)(ii)
51.   Estate Units . . . . . . . . . . . . . . . . . .Section 5.2(d)
52.   Estoppel Certificates. . . . . . . . . . . . . .Section 9.1
53.   Exchange Act . . . . . . . . . . . . . . . . . .Section 5.2(b)
54.   Exchange Consideration . . . . . . . . . . . . .Section 2.1
55.   Exchange Property. . . . . . . . . . . . . . . .Section 1.3
56.   Excluded Properties. . . . . . . . . . . . . . .Section 5.1(r)
57.   Executive Committee. . . . . . . . . . . . . . .Section 10.3(c)
58.   Expansion Space. . . . . . . . . . . . . . . . .Section 25
59.   First American . . . . . . . . . . . . . . . . .Section 4.2(a)
60.   GAAP . . . . . . . . . . . . . . . . . . . . . .Section 5.1(v)
61.   Governmental Authorities . . . . . . . . . . . .Section 5.1(k)
62.   Ground Leases. . . . . . . . . . . . . . . . . .Section 1.1(a)
63.   Holding Period . . . . . . . . . . . . . . . . .Section 18.3
64.   Honeywell Building . . . . . . . . . . . . . . .Section 25
65.   Honeywell Consideration. . . . . . . . . . . . .Section 25
66.   Improvements . . . . . . . . . . . . . . . . . .Section 1.1(a)
67.   Inspection Period. . . . . . . . . . . . . . . .Section 3.1(b)
68.   Insurance Policies . . . . . . . . . . . . . . .Section 16.1
69.   Intangible Property. . . . . . . . . . . . . . .Section 1.1(f)
70.   Land . . . . . . . . . . . . . . . . . . . . . .Section 1.1(a)
71.   Leases . . . . . . . . . . . . . . . . . . . . .Section 1.1(d)
72.   MACK . . . . . . . . . . . . . . . . . . . . . .Preface
73.   Mack Board Members . . . . . . . . . . . . . . .Section 26.2(i)


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74.   Mack-Cali. . . . . . . . . . . . . . . . . . . .Section 26.1 & Recital
75.   Mack Common Units. . . . . . . . . . . . . . . .Section 2.3(a)
76.   Mack Contributors. . . . . . . . . . . . . . . .Preface
77.   Mack Debt Amount . . . . . . . . . . . . . . . .Section 19.1
78.   Mack Entities. . . . . . . . . . . . . . . . . .Preface
79.   Mack Group . . . . . . . . . . . . . . . . . . .Section 5.1(dd)
80.   Mack Inspection Period . . . . . . . . . . . . .Section 3.1(b)
81.   Mack 401(K) Plan . . . . . . . . . . . . . . . .Section 5.1(w)(ii)
82.   Mack Securities. . . . . . . . . . . . . . . . .Section 5.2
83.   Mack Security Holders. . . . . . . . . . . . . .Section 5.2(a)
84.   Mack's Significant Interest. . . . . . . . . . .Section 26.2(v)
85.   Mack Unit Group. . . . . . . . . . . . . . . . .Section 19.1
86.   Mack Unit Holders. . . . . . . . . . . . . . . .Section 2.2
87.   Material Taking. . . . . . . . . . . . . . . . .Section 17
88.   MK Contributors. . . . . . . . . . . . . . . . .Preface
89.   MK Entities. . . . . . . . . . . . . . . . . . .Preface
90.   Mortgage Debt Amount . . . . . . . . . . . . . .Section 2.2
91.   Mortgages. . . . . . . . . . . . . . . . . . . .Section 2.2
92.   New Cali Employees . . . . . . . . . . . . . . .Section 5.1(w)(i)
93.   Notice of Offer. . . . . . . . . . . . . . . . .Section 18.6(a)
94.   Offer Period . . . . . . . . . . . . . . . . . .Section 18.6(b)
95.   Offer Price. . . . . . . . . . . . . . . . . . .Section 18.6(a)
96.   Offer Securities . . . . . . . . . . . . . . . .Section 18.6(a)
97.   Offer Terms. . . . . . . . . . . . . . . . . . .Section 18.6(a)
98.   Offering Notice. . . . . . . . . . . . . . . . .Section 27.4
99.   Omnibus Assignment . . . . . . . . . . . . . . .Section 10.2(a)(vi)
100.  OP Agreement . . . . . . . . . . . . . . . . . .Section 5.2(a)
101.  Option Agreement . . . . . . . . . . . . . . . .Section 8.1
102.  Option Properties. . . . . . . . . . . . . . . .Section 8.1
103.  Original Allocation Formula. . . . . . . . . . .Section 2.6(b)
104.  PAM. . . . . . . . . . . . . . . . . . . . . . .Recital
105.  PAM 401(k) Plan. . . . . . . . . . . . . . . . .Section 5.1(w)(ii)
106.  Partner Property . . . . . . . . . . . . . . . .Section 3.4(b)
107.  Patriot Contributors . . . . . . . . . . . . . .Preface
108.  Patriot Entities . . . . . . . . . . . . . . . .Preface
109.  PCBs . . . . . . . . . . . . . . . . . . . . . .Section 5.1(y)(vi)
110.  Permits. . . . . . . . . . . . . . . . . . . . .Section 5.1(y)(vii)
111.  Permits and Licenses . . . . . . . . . . . . . .Section 1.1(f)
112.  Permitted Assignee . . . . . . . . . . . . . . .Section 14


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113.  Permitted Encumbrances . . . . . . . . . . . . .Section 4.1
114.  Permitted Transferees. . . . . . . . . . . . . .Section 18.5
115.  Person . . . . . . . . . . . . . . . . . . . . .Section 18.2
116.  Personal Property. . . . . . . . . . . . . . . .Section 1.1(c)
117.  Phase I Reports. . . . . . . . . . . . . . . . .Section 3.3
118.  Preferred Stock. . . . . . . . . . . . . . . . .Section 6.1(l)(i)
119.  Preferred Unit Holders . . . . . . . . . . . . .Section 2.2
120.  Preferred Units. . . . . . . . . . . . . . . . .Recitals
121.  Pro Forma Rent Roll. . . . . . . . . . . . . . .Section 5.1(f)
122.  Property . . . . . . . . . . . . . . . . . . . .Section 1.1(h)
123.  Property Financials. . . . . . . . . . . . . . .Section 5.1(v)
124.  Real Property. . . . . . . . . . . . . . . . . .Section 1(b)
125.  REIT . . . . . . . . . . . . . . . . . . . . . .Section 6.1(m)(i)
126.  Rent Roll. . . . . . . . . . . . . . . . . . . .Section 5.1(e)
127.  Representation Holding Period. . . . . . . . . .Section 5.4(b)
128.  Resolved Property. . . . . . . . . . . . . . . .Section 3.4(d)
129.  Restricted Period. . . . . . . . . . . . . . . .Section 27.1
130.  RM Debt Amount . . . . . . . . . . . . . . . . .Section 19.1
131.  RM Group . . . . . . . . . . . . . . . . . . . .Section 19.1
132.  SEC Documents. . . . . . . . . . . . . . . . . .Section 5.2(b)
133.  Security Deposit . . . . . . . . . . . . . . . .Section 1.1(d)
134.  Selling Holder . . . . . . . . . . . . . . . . .Section 18.6(a)
135.  Service Contracts. . . . . . . . . . . . . . . .Section 1.1(f)
136.  Stock Option Plan. . . . . . . . . . . . . . . .Section 10.3(c)
137.  Subsidiaries . . . . . . . . . . . . . . . . . .Section 6.1(f)
138.  Subsidiary Partnership . . . . . . . . . . . . .Recitals
139.  Tainted Property . . . . . . . . . . . . . . . .Section 3.4(a)
140.  Taxes. . . . . . . . . . . . . . . . . . . . . .Section 20.4
141.  Tenants. . . . . . . . . . . . . . . . . . . . .Section 4.1(b)
142.  Threshold Amount . . . . . . . . . . . . . . . .Section 7.1(m)
143.  Title Commitments. . . . . . . . . . . . . . . .Section 4.2(a)
144.  Title Company. . . . . . . . . . . . . . . . . .Section 4.2(a)
145.  Title Documents. . . . . . . . . . . . . . . . .Section 4.2(a)
146.  Title Policy . . . . . . . . . . . . . . . . . .Section 4.3
147.  Tradenames . . . . . . . . . . . . . . . . . . .Section 1.1(e)
148.  Transfer . . . . . . . . . . . . . . . . . . . .Section 5.2(a)
149.  Transfer Securities. . . . . . . . . . . . . . .Section 18.6
150.  Underlying Shares. . . . . . . . . . . . . . . .Section 18.1
151.  Underlying Units . . . . . . . . . . . . . . . .Section 18.4


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

152.  Unit Holders . . . . . . . . . . . . . . . . . .Section 2.2
153.  Units. . . . . . . . . . . . . . . . . . . . . .Recitals
154.  Warrant Holders. . . . . . . . . . . . . . . . .Section 2.2
155.  Warrants . . . . . . . . . . . . . . . . . . . .Section 2.5

                                      SCHEDULES

Schedule 1.1(a)(i)      Land, Property Addresses, Block and Lot Numbers
Schedule 1.1(a)(ii)     Ground Leases
Schedule 1.1(c)         Excluded Personal Property
Schedule 2.1            Allocated Property Values
Schedule 3.4(d)         Put/Call Procedures
Schedule 4.1(c)         Existing Title Policies
Schedule 4.1(e)         Surveys of Real Property
Schedule 5.1(a)         Mack Limited Liability Companies, By State
Schedule 5.1(b)         Mack Limited Partnerships, By State
Schedule 5.1(c)         Non-Consenting Partners By Property
Schedule 5.1(d)         Leases as of July 31, 1997
Schedule 5.1(e)         Rent Roll as of July 31, 1997
Schedule 5.1(f)         Pro Forma Rent Roll
Schedule 5.1(g)         Contracts
Schedule 5.1(h)         Litigation and Disputes Affecting Exchange Property or
                        Option Property
Schedule 5.1(i)         Proceedings related to the Real Property
Schedule 5.1(j)         Third Party Reports related to Physical Condition of
                        the Real Property and Option Properties/Engineering
                        Reports
Schedule 5.1(k)         Violations affecting the Real Property or Option
                        Properties
Schedule 5.1(l)         Personnel
Schedule 5.1(m-1)       Capital Expenditure Obligations Affecting Exchange
                        Property - MACK's Responsibility
Schedule 5.1(m-2)       Capital Expenditure Obligations Affecting Exchange
                        Property - Mack-Cali's Responsibility
Schedule 5.1(o)         Encumbered Personal Property
Schedule 5.1(q)         Exchange Property Generating Revenue/Income Other than
                        the Leases
Schedule 5.1(r)         Excluded Properties
Schedule 5.1(t)         Storage Tanks or Vessels on Real Property or Option
                        Property
Schedule 5.1(u)         Repair Work Recommended by Insurance Companies, Fire
                        Underwriters or Mortgage Holders
Schedule 5.1(v)         Year-End Adjustments
Schedule 5.1(w)(i)      All Existing Mack Entities and PAM Benefit Plans and
                        Agreements
Schedule 5.1(y)(ii)     Environmental Discharges
Schedule 5.1(y)(iv)     Storage Tanks and Vessels
Schedule 5.1(y)(v)      Asbestos
Schedule 5.1(y)(vi)     PCB Items
Schedule 5.1(y)(vii)    Missing Permits
Schedule 5.1(y)(viii)   Property Previously Used as a Transfer Station,
                        Incinerator, Landfill or Resource Recovery Facility
Schedule 5.1(z)         Tax Audits Regarding Exchange Property or Option
Property
Schedule 5.1(aa)        Tax Basis of Exchange Property
Schedule 5.1(bb)        Maintenance Organization Delinquencies, Late Payments,
                        etc.

Schedule 5.1(ff)(i)     Additional Services Provided to Tenants
Schedule 5.1(ff)(ii)    Tenant Rent Based on Income/Profits of Any Person
Schedule 5.1(ff)(iii)   Agreements in Which Tenant Rent Attributable to
                        Personal Property Exceeds 15% of Total Rent
Schedule 5.1(gg)        Mack Material Liabilities and Obligations
Schedule 6.1(a)         Cali Non-Consenting Partners
Schedule 6.1(i)         Cali Subsidiaries, Partnerships and Trusts
Schedule 6.1(j)         Extraordinary Cali Business Transactions
Schedule 6.1(k)         Cali Material Liabilities and Obligations
Schedule 6.1(l)(iii)    Conversion/Exchange Rights Regarding Warrants, Options
                        and Convertible Securities
Schedule 6.1(m)(ii)     Cali Tax Proceedings
Schedule 6.1(m)(iv)     Individual Owners of Cali Interests in Excess of 9.8%
Schedule 6.1(q)         Cali Board Committees
Schedule 6.1(r)(i)      Agreements with Certain Cali Executives
Schedule 6.1(s)         Agreements Regarding Sale or Voting of Units or Common
                        Stock
Schedule 6.1(t)         Cali Rent Roll
Schedule 6.1(v)         Litigation, Suits Affecting Cali Property
Schedule 6.1(w)         Condemnation Notices Affecting Cali Property
Schedule 6.1(x)         Notices of Violation Regarding Cali Property
Schedule 6.1(y)         Storage Tanks and Vessels on Cali Property
Schedule 7.1(m)         Threshold Amount
Schedule 7.2            Exchange Property Charts and Tables
Schedule 8.1            Option Properties
Schedule 10.2(b)(vi)    Exchange Property Insurance Policies
Schedule 12.2(n)        MACK Properties
Schedule 18.4           Agreement Regarding Common Stock Trading Blocks of One
                        Million Shares or Less
Schedule 19.1(a)        Cali Group Guarantors/Indemnitors
Schedule 19.1(b)        RM Group Guarantors/Indemnitors
Schedule 20.3           Reduction of Assessed Valuation of the Real Property
                        and the Option Properties
Schedule 26.2(v)        Mack Significant Interest Attribution Rules
Schedule 27.1           7-1/2 Year Average Restricted Property
Schedule 28.1           Special Environmental Matters


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

                                       EXHIBITS

Exhibit A               MK Contributors
Exhibit A-1             MK Entities
Exhibit A-2             Patriot Contributors
Exhibit A-3             Patriot Entities
Exhibit 2.4(a)(i)       Series A Preferred Unit/Certificate of Designation
Exhibit 2.4(a)(ii)      Series B Preferred Unit/Certificate of Designation
Exhibit 2.5             Warrants to Purchase Common Units
Exhibit 9.1             Form of Estoppel Certificate
Exhibit 10.2(a)(vi)     Omnibus Assignment
Exhibit 10.2(b)(i)      Assignment of Contributed Interest
Exhibit 10.2(c)(ix)     Tradenames Assignment Agreement
Exhibit 10.2(c)(x)-1    Non-Competition Agreements/Earle Mack, David Mack and
                        Frederick Mack
Exhibit 10.2(c)(x)-2    Non-Competition Agreement/William Mack
Exhibit 10.3(j)         Registration Rights Agreement
Exhibit 10.3(o)         Summary of Principal Terms of Amendment to the OP
                        Agreement

                         CONTRIBUTION AND EXCHANGE AGREEMENT


     THIS CONTRIBUTION AND EXCHANGE AGREEMENT (the "AGREEMENT") made this 18th day of September, 1997 by and among the parties set forth on EXHIBIT A annexed hereto and made a part hereof (collectively, the "MK CONTRIBUTORS"), the parties set forth on EXHIBIT A-1 annexed hereto and made a part hereof (collectively, the "MK ENTITIES"), each having an address at 370 West Passaic Street, Rochelle Park, New Jersey 07662, the parties set forth on EXHIBIT A-2 annexed hereto and made a part hereof (collectively, the "PATRIOT CONTRIBUTORS"), the parties set forth on EXHIBIT A-3 annexed hereto and made a part hereof (collectively, the "PATRIOT ENTITIES"), and Patriot American Management and Leasing Corporation ("PAM"), each having an address at 3030 LBJ Freeway, Suite 1500, Dallas, Texas 75234; (the MK Contributors and the Patriot Contributors shall collectively be referred to as the "MACK CONTRIBUTORS" and each individually a "MACK CONTRIBUTOR"); (the MK Entities and the Patriot Entities shall collectively be referred to as the "MACK ENTITIES" and each individually a "MACK ENTITY"); (the Mack Contributors and the Mack Entities shall collectively be referred to as "MACK") and CALI REALTY, L.P., a Delaware limited partnership ("CRLP") and CALI REALTY CORPORATION, a Maryland corporation ("CALI"), each having an address at 11 Commerce Drive, Cranford, New Jersey 07016.

                                       RECITALS

     A. The Mack Contributors and their respective partners are, collectively, the owners of one-hundred (100%) percent of their respective partnership, limited liability company and/or other ownership interests in and to the Mack Entities (to the extent any of the Mack Entities are contributed to CRLP by assignment of partnership interest as is contemplated by Section 1.2 hereof, such Mack Entities are hereinafter referred to as the "CONTRIBUTED ENTITIES"). The Mack Entities own one-hundred (100%) percent of the respective properties and one-hundred (100%) percent of the respective ground lessees' interests in the ground leases set forth in SCHEDULES 1.1(A)(I) and 1.1(A)(II), respectively.

     B. MACK owns, develops and manages various commercial properties located throughout New Jersey, New York, Texas, Arizona, Florida, Pennsylvania, Nebraska, Iowa and California. Cali, through CRLP and certain affiliated entities of CRLP, similarly owns, develops and manages various commercial properties located throughout New Jersey, New York, Pennsylvania and Connecticut.

     C. MACK, CRLP and Cali have determined that it is in the best interests of the parties' long term strategic growth to combine their respective properties and related assets. In order to effectuate this combination, MACK has agreed (i) to contribute certain properties, ground leases and/or one-hundred (100%) percent of its partnership, limited liability company and/or other ownership interests in and to certain Mack Entities to CRLP or, at CRLP's direction, to an entity (1) owned by (a) CRLP, (b) Cali and/or (c) Cali's one-hundred (100%) percent owned subsidiaries and (2) which for federal income tax purposes is (i) taxed as a partnership or (ii) disregarded as an entity distinct from its owners (each a "SUBSIDIARY PARTNERSHIP" and collectively, the "SUBSIDIARY PARTNERSHIPS"), and (ii) to cause certain key executives of MACK to become part of the management of Cali. Such contribution shall be treated as a contribution by MACK to CRLP followed by a subsequent contribution from CRLP to such Subsidiary Partnership and any reference in this Agreement to a contribution to CRLP or a Subsidiary Partnership shall be so treated. Cali shall manage and operate the properties and/or the Mack Entities being contributed by MACK. The Mack Contributors shall provide, in the amounts and terms as the Mack Contributors shall determine, certain resources, management expertise, personnel and management facilities to assist in the management and operation of the properties to be contributed. The Mack Contributors have been granted certain rights with respect to appointing members of the Board of Directors of Cali, which is the sole general partner of CRLP. Cali has agreed to seek shareholder approval to amend its corporate charter to change its name to "Mack-Cali Realty Corporation" ("MACK-CALI"). Any reference herein to Mack-Cali shall be deemed to be the entity subsequent to the merger contemplated by this Agreement.

     D. In consideration of MACK's contribution of certain properties, ground leases and certain ownership interests in the Mack Entities to designees of CRLP, Cali and CRLP collectively have agreed to exchange with MACK a combination of (i) cash, (ii) common operating partnership units of CRLP ("COMMON UNITS"),
(iii) Series A preferred operating partnership units of CRLP ("SERIES A PREFERRED UNITS"), (iv) Series B preferred operating partnership units of CRLP ("SERIES B PREFERRED UNITS" and together with Series A Preferred Units, sometimes hereinafter referred to collectively as "PREFERRED UNITS") (Mack Common Units (as hereinafter defined) and Preferred Units, are sometimes referred to collectively as the "UNITS"), and (v) warrants to purchase Common Units. In addition, CRLP will accept certain exchange of the property and ownership interests subject to certain debt of the Mack Entities.

     NOW, THEREFORE, in consideration of the mutual promises hereinafter set forth and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound hereby, do hereby agree as follows:

     1.   SUBJECT OF CONVEYANCE.

          1.1 In accordance with the terms and conditions of this Agreement and subject to Cali and CRLP's performance and satisfaction of the conditions, covenants and obligations contained herein, the Mack Contributors and the Mack Entities agree that the assets set forth in paragraphs (a) through (h) of this
Section 1.1 shall be directly or indirectly the subject of conveyance of this transaction and shall be contributed in accordance with Sections 1.2 and 1.3 hereof:

          (a)    (i)     those certain parcels of real property situate, lying
and being in the States of New Jersey, New York, Texas, Arizona, Florida, Nebraska, Iowa and California and being more particularly described on SCHEDULE 1.1(A)(I), which sets forth the property addresses and blocks and lots, if applicable, for each parcel (the "LAND"); (ii) all right, title and interest of the lessees in and to the ground leases described on SCHEDULE 1.1(A)(II), which sets forth the names of each party to each of the ground leases, the dates thereof and any amendments thereto, as well as the name, state of organization and type of entity of each ground lessee (the "GROUND LEASES"); and (iii) all improvements located on the Land or subject to the Ground Leases (the "IMPROVEMENTS");

          (b) all rights, privileges, grants and easements appurtenant to the Mack Entities' interest in the Land, Improvements and Ground Leases, including without limitation, all of the Mack Entities' right, title and interest in and to all land lying in the bed of any public street, road or alley, all mineral and water rights and all easements, licenses, covenants and rights-of-way or other appurtenances used in connection with the beneficial use and enjoyment of the Land, the Improvements and the Ground Leases (collectively, the "EASEMENT RIGHTS"); the Land, the Ground Leases, the Improvements and the Easement Rights shall hereinafter be collectively referred to as the "REAL PROPERTY";

          (c) except as set forth on SCHEDULE 1.1(C), all personal property owned or licensed by the Mack Entities for use in connection with any of the Real Property, including without limitation fixtures, equipment, inventory and computer programming and software (the "PERSONAL PROPERTY");

          (d) all leases and other agreements with respect to the use and occupancy of the Real Property, together with all amendments and modifications thereto and any guaranties provided thereunder (the "LEASES"), and rents, additional rents, reimbursements, profits, income, receipts and the amount deposited (the "SECURITY DEPOSIT") under any Lease in the nature of security for the performance of the Tenant's obligations under such Lease;

          (e) subject to the limitations and exceptions described in Section 7.4, the sole and exclusive right to the tradenames "The Mack Companies" and "Mack", and any trademark applicable thereto, and/or any name by which any of the Real Property is commonly known, and all goodwill, if any, related to said names excluding, however, the names of "Patriot" and "Patriot American" (collectively, the "TRADENAMES");

          (f) all permits, licenses, guaranties, approvals, certificates and warranties relating to the Real Property and the Personal Property (collectively, the "PERMITS AND LICENSES"), all of the Mack Entities' right, title and interest in and to those contracts and agreements for the servicing, maintenance and operation of the Real Property (the "SERVICE CONTRACTS") and telephone numbers in use at any of the Real Property or the management offices and corporate headquarters of the Mack Entities (together with the Permits and Licenses and the Service Contracts, are collectively referred to as the "INTANGIBLE PROPERTY");

          (g) all books, records, promotional material, tenant data, leasing material and forms, past and current rent rolls, files, statements, tax returns, market studies, keys, plans, specifications, reports, tests and other materials of any kind owned by or in the possession of MACK which are or may be used in the operation of the Real Property or Personal Property (collectively, the "BOOKS AND RECORDS"); and

          (h) all other rights, privileges and appurtenances owned by MACK, if any, and in any way related to the rights and interests described above in this Section.

          The Real Property, the Personal Property, the Leases, the Security Deposits, the Tradenames, the Intangible Property, the Books and Records, the property rights set forth in subparagraph (h) above and all other property interests being conveyed hereunder are hereinafter collectively referred to as the "PROPERTY".

          1.2 With respect to the Property to be contributed by assignment of partnership interest, the Mack Contributors shall contribute and shall cause their respective partners to contribute to CRLP or, at CRLP's direction, to its Subsidiary Partnerships, the Contributed Entities to be designated by the Mack Contributors by assignment of one-hundred (100%) percent of their rights, title and interests, in all of their ownership rights and interests in and to the Contributed Entities free and clear of any and all liens, mortgages, encumbrances or security interests (the "CONTRIBUTED INTERESTS").

          1.3 In the event the Mack Contributors determine, in their sole discretion, not to contribute or are otherwise unable to contribute a Mack Entity by the assignment of Contributed Interest pursuant to Section 1.2, the Mack Entities owning all remaining Property shall, subject to Section 3.4, contribute the Property owned by such Mack Entities to CRLP or, at CRLP's direction, to its Subsidiary Partnerships, by deed transfer or assignment of Ground Lease at Closing.

          The Property conveyed by deed transfer or assignment of Ground Lease pursuant to Section 1.3 and/or the Property contributed by assignment of the Contributed Interests pursuant to Section 1.2 and all other property interests being contributed and conveyed hereunder shall hereinafter collectively be referred to as the "EXCHANGE PROPERTY".

     2.   PAYMENT TERMS.

          2.1 The aggregate consideration for the Exchange Property (the "EXCHANGE CONSIDERATION") is One Billion One-Hundred Fifty-One Million Seven-Hundred Thirty-Seven Thousand and Twelve ($1,151,737,012) Dollars to be paid by CRLP in accordance with Section 2.2 plus the Warrants (as defined in Section 2.5). The Exchange Consideration shall be allocated among the Exchange Property as set forth on SCHEDULE 2.1 (the "ALLOCATED PROPERTY VALUES").

          2.2 At Closing, and upon satisfaction of the terms and conditions provided herein, MACK agrees to contribute the Exchange Property to CRLP or its Permitted Assignees (hereinafter defined) and CRLP (and Cali where applicable) agrees, subject to adjustment as set forth herein, (a) to pay to MACK or their designees an amount of Four-Hundred Seventy-Six Million One-Hundred Six Thousand ($476,106,000.00) Dollars (the "CASH PAYMENT"), (b) to issue the Mack Common Units (hereinafter defined) to such persons as MACK shall direct in writing as soon as practicable following the date hereof (the "MACK UNIT HOLDERS") and in accordance with Section 2.3 hereof, (c) to issue the Preferred Units to such persons as MACK shall direct in writing as soon as practicable following the date hereof (the holders of Series A Preferred Units and Series B Preferred Units sometimes hereinafter referred collectively to as the "PREFERRED UNIT HOLDERS") and in accordance with Section 2.4 hereof (the Mack Unit Holders and the Preferred Unit Holders may sometimes collectively be referred to as "UNIT HOLDERS"), (d) to issue the Warrants to such persons as MACK shall direct in writing as soon as practicable following the date hereof (the "WARRANT HOLDERS") and in accordance with Section 2.5 hereof and (e) to take title to certain Exchange Property subject to certain mortgages to be agreed upon by the parties and which mortgages are to have an anticipated average weighted annual interest rate of not more than seven and twenty-three one hundredths (7.23%) percent or such other average weighted annual interest rate as is mutually acceptable to CRLP and the Mack Contributors (collectively, the "MORTGAGES"), which Mortgages shall have an aggregate outstanding principal balance immediately following the Closing, subject to adjustment as set forth in this Section 2, of Three-Hundred and Two Million One-Hundred Forty-Seven Thousand ($302,147,000.00) Dollars (the "MORTGAGE DEBT AMOUNT").

          2.3    (a)     Simultaneous with CRLP accepting the Exchange Property,
CRLP shall issue, subject to adjustments as set forth herein, 3,931,048 Common Units ( the "MACK COMMON UNITS" ) convertible into Cali Common Stock ("COMMON STOCK"); PROVIDED, HOWEVER, that the Mack Unit Holders shall be issued and shall hold the Mack Common Units in accordance with the provisions of Section 5.4.

                 (b) With respect to the first Partnership Record Date, on or after the Closing, the Mack Unit Holders shall receive distributions payable with respect to the Mack Common Units on a PRO-RATA basis based upon the number of days during the calendar quarter preceding such Partnership Record Date that the Mack Unit Holders held Mack Common Units.

          2.4 (a) Simultaneous with CRLP accepting the Exchange Property, CRLP shall issue, subject to adjustments as set forth herein, 40,000 Series A Preferred Units more fully described in the Certificate of Designation set forth on EXHIBIT 2.4(A)(I) and 209,656 Series B Preferred Units more fully described in the Certificate of Designation set forth on EXHIBIT 2.4(A)(II) annexed hereto; PROVIDED, HOWEVER, that the Preferred Unit Holders shall be issued and shall hold the Preferred Units in accordance with the provisions of Section 5.5.

                 (b) With respect to the first Partnership Record Date (as defined in the OP Agreement), on or after the Closing, the Preferred Unit Holders shall receive distributions payable with respect to the Preferred Units on a PRO-RATA basis based upon the number of days during the calendar quarter preceding such Partnership Record Date that the Preferred Unit Holders held Preferred Units.

          2.5 Simultaneous with CRLP's accepting the Exchange Property, CRLP shall issue 2,000,000 warrants to purchase Common Units (the "WARRANTS") the form of which is annexed hereto as EXHIBIT 2.5.

          2.6 The particular items and types of consideration comprising the Exchange Consideration shall be subject to the following adjustments and modifications:

                 (a) MACK shall have the right to increase or decrease the Mortgage Debt Amount by an amount equal to 20% of the Mortgage Debt. The parties acknowledge that they expect MACK to exercise its right in the foregoing sentence no later than November 1, 1997 although it may be exercised after such date, but in no event later than the mailing of the definitive Cali proxy statement to its shareholders. The Cash Payment shall be decreased or increased, respectively, by any increase or decrease made to the Mortgage Debt Amount pursuant to this Section 2.6(a). Any increase or decrease in the Mortgage Debt Amount pursuant to this Section 2.6 (a) may be effected by (i) placing Industrial Development Agency financing in connection with certain leasing requirements, (ii) substituting other mortgages encumbering Exchange Property for all or a portion of one or more of the Mortgages, or (iii) a combination of the foregoing.

                 (b) To the extent that any Exchange Property has been eliminated from the transaction contemplated by this Agreement pursuant to
Section 3.4 or Section 28, then the Mortgage Debt Amount (as determined after any increase or decrease pursuant to Section 2.6(a)) shall be reduced by the greater of (i) the principal amount of any Mortgage encumbering that particular Eliminated Property (as defined in section 3.4(c)) or (ii) 26% of the Allocated Property Value for such Eliminated Property. After the Mortgage Debt Amount has been reduced with respect to each such Eliminated Property, then the aggregate remaining reduction in the Exchange Consideration with respect to all of the Eliminated Properties shall be allocated first to the Cash Payment up to a maximum reduction of $79,903,860 which amount may be reduced in MACK's sole and absolute discretion and thereafter any further reduction of the Exchange Consideration shall be allocated in accordance with the following formula (the "ORIGINAL ALLOCATION FORMULA"): 51.4758% to the Cash Payment, 16.1747% to the Mack Common Units and 32.3495% to the Preferred Units. The Mortgage Debt Amount as reduced pursuant to this Section 2.6(b) shall be referred to hereinafter as the "ADJUSTED MORTGAGE DEBT AMOUNT".

                 (c) At the Closing, MACK shall have the right to increase the Adjusted Mortgage Debt Amount by an additional amount (the "EXCESS MORTGAGE AMOUNT") not to exceed $476,106,000 (reduced or increased by the net amount of any adjustments made to the Cash Payment pursuant to Sections 2.6(a) and (b)). The Cash Payment shall be reduced by an amount equal to the Excess Mortgage Amount. Notwithstanding the previous two sentences in this Section 2.6(c) to the contrary, MACK's right to increase the Adjusted Mortgage Debt Amount shall be limited to the amount of Mortgages for which the Mack Contributors shall have delivered to CRLP at the Closing all necessary consents to the reduction or satisfaction of such Mortgages.

                 (d) Any restructuring or modification by MACK of any of the Mortgages, the Mortgage Debt Amount or the Adjusted Mortgage Debt Amount pursuant to this Section 2.6 shall not result in additional costs, either direct or indirect, to Cali, CRLP or Mack-Cali and MACK hereby agrees to pay for any and all costs associated with the debt adjustment and restructuring efforts requested by MACK at or prior to Closing (including without limitation prepayment penalties, mortgage recording fees, lender "consent" fees, commitment fees, points, administrative fees, legal fees, additional debt service requirements or any other costs or expenses) related to the Mortgages, the adjustments to the Mortgage Debt Amount, the Excess Mortgage Amount, the Adjusted Mortgage Debt Amount, the repayment of the Excess Mortgage Amount or otherwise arising from the adjustments contemplated by this Section 2.6.

     3.   INSPECTION PERIOD; RIGHTS OF TERMINATION
          AND REJECTION PRIOR TO CLOSING

          3.1    (a)     Starting with the date hereof through the period ending
at 5:00 p.m. on December 12, 1997 (the "CALI INSPECTION PERIOD"), time being of the essence as to such date, CRLP may terminate this Agreement for any reason by written notice given to MACK.

                 (b) Starting with the date hereof through the period ending at 5:00 p.m. on October 27, 1997 (the "MACK INSPECTION PERIOD"), time being of the essence as to such date, MACK may terminate this Agreement for any reason by written notice given to CRLP (the Cali Inspection Period and the Mack Inspection Period are hereinafter sometimes collectively referred to as the "INSPECTION PERIOD").

                 (c) MACK shall have an additional right to terminate this Agreement (the "ADDITIONAL TERMINATION RIGHT") through the expiration of the Cali Inspection Period (the "ADDITIONAL MACK INSPECTION PERIOD") if and only if
(i) there shall occur a material adverse change to the business, properties, results of operations or financial condition of CRLP, Cali and its Subsidiaries, taken as a whole, and/or (ii) the stock price of Cali, as reported in the Wall Street Journal, shall have an average closing price below $31.50 calculated as of any given day based upon such day's closing price and the preceding four (4) consecutive trading days' closing price. Notwithstanding the foregoing, in the event Cali waives any remaining time under the Cali Inspection Period, it shall provide MACK ten (10) days prior written notice thereof; the expiration of such ten (10) day period shall be the date on which the Additional Termination Right shall automatically terminate. Notwithstanding the notice provisions of Section 24 of this Agreement, for the purposes of this Section 3 only, a notice of termination executed by counsel for either party and telecopied to the other party and its counsel no later than 5:00 p.m. on the date of expiration of the Cali Inspection Period, the Mack Inspection Period or the Additional

Mack Inspection Period, as the case may be, shall be deemed effective for purposes of terminating this Agreement. In the event either party terminates this Agreement pursuant to this Section 3.1, this Agreement shall be null and void and the parties hereto shall be relieved of all further obligations hereunder except as otherwise provided herein. In the event neither party terminates this Agreement pursuant to this Section 3.1, then the parties shall be deemed to have elected not to terminate this Agreement.

                 (d) During the parties' respective Inspection Periods, the parties hereto may perform or cause to be performed certain tests, studies and investigations of or related to the Exchange Property, the Option Properties (as defined in Section 8 hereof) and any real property owned by CRLP or its affiliates (the "CALI PROPERTY"). The tests and studies contemplated hereunder shall include but not be limited to, soil tests and borings, ground water tests and investigations, percolator tests, surveys, architectural, engineering, subdivision, environmental, access, financial, market analysis, development and economic feasibility studies and other tests, investigations or studies as the parties, in each party's sole discretion, determines is necessary or desirable in connection with this transaction and may inspect the physical (including environmental) and financial condition of the Exchange Property, the Option Properties and the Cali Property. Such inspection may include but shall not be limited to the Ground Leases, Leases, Service Contracts, copies of the Mack Entities' tax returns (to the extent such returns have been filed), (and the corresponding documentation related to the Cali Property) and the Property Financials and the Cali Financials as of and for the years ending December 31, 1994, 1995 and 1996 and for the period of January 1, 1997 through June 30, 1997 (and September 30, 1997 if the termination of any Inspection Period occurs on or after November 14, 1997), engineering and environmental reports, development approval agreements, permits and approvals, which inspection shall be satisfactory to each party in its sole discretion. Each party agrees to cooperate with the other party in such review and inspection and to the extent not yet delivered, shall deliver said documents and information to the other promptly.

          3.2 Cali, CRLP, MACK, their agents, advisors and contractors, shall have reasonable access to the Real Property, the Option Properties and the Cali Property and other information pertaining thereto in the possession or within the control of the other party including, without limitation, all Securities and Exchange Commission filings of CRLP and Cali and federal, state, and local income, excise, franchise, and all other tax filings of Cali, CRLP and the Mack Entities, for the purpose of performing its due diligence review described in
Section 3.1 above. Any inspection of the Real Property, the Option Properties or the Cali Property shall be performed in accordance with the access agreements previously entered into by CRLP and MACK. Such right of inspection and the exercise of such right shall not constitute a waiver by either party of the breach of any representation or warranty of either party which might, or should, have been disclosed by such inspection. The parties shall cooperate with each other in facilitating its due diligence inquiry and shall obtain, and use commercially reasonable efforts to obtain, any consents that may be necessary in order for the parties to perform same. In addition, each party shall notify the other party of any dangerous conditions on the Real Property, the Cali Property and the Option Properties of which any party has knowledge, including, without limitation, conditions which due to the nature of the borings, studies, investigations, inspections or testing to be performed by or on behalf of either party may pose a dangerous condition to either party or to either party's agents or contractors.

          3.3 If CRLP shall determine, in its sole discretion, that (i) any new environmental "Phase I" study is required for any Real Property or (ii) an existing environmental "Phase I" study is required to be updated (collectively, the "PHASE I REPORTS"), all costs and expenses in connection with the Phase I Reports shall be borne equally by MACK and CRLP. If CRLP determines that environmental investigations beyond a Phase I Report is warranted, CRLP shall bear the costs and expenses relating to the additional environmental studies to be so prepared. CRLP shall have the right, in its sole discretion, to choose the environmental engineers and professionals necessary to prepare such additional environmental studies.

          3.4    (a)     If, at any time prior to the Closing Date, CRLP
determines in its sole discretion that any of the Real Property is subject to materially adverse environmental conditions including without limitation, any environmental condition that has a material adverse effect on the property value of any Real Property, on the current use of any Real Property, on groundwater at, on, under, about or emanating from any Real Property or on the ability of CRLP to finance any Real Property ("TAINTED PROPERTY"), CRLP may eliminate such Tainted Property from this transaction, upon written notice to MACK, and CRLP shall proceed to consummate this transaction provided such Tainted Property and any Real Property eliminated pursuant to Section 28 shall in the aggregate constitute less than five (5%) percent of the aggregate Allocated Property Value for the Exchange Property. In such event, the Exchange Consideration shall be reduced by the Allocated Property Value attributable to such Tainted Property in accordance with Section 2.6(b). Notwithstanding the foregoing, if CRLP determines to eliminate any Tainted Property from this transaction, but MACK nonetheless desires to include any or all such Tainted Property in the transaction, then MACK shall so notify CRLP. Thereafter, CRLP and MACK shall, prior to Closing, negotiate in good faith with each other to seek to reach an agreement on the cleanup standards to be used in connection with curing the adverse environmental condition at, on, under, about or emanating from the Tainted Property as well as any other issues related to curing such adverse environmental condition, including without limitation, post closing access. If CRLP and MACK shall be unable to agree upon the cleanup standards for a Tainted Property and on any other issues related to curing such adverse environmental condition, prior to Closing, then such Tainted Property shall be eliminated from the transaction. If CRLP and MACK are able to agree upon the cleanup standards or on any other issues related to curing such adverse environmental condition, prior to Closing, then MACK shall either: (i) cure such adverse environmental condition at its sole cost and expense prior to Closing or (ii) (a) cure such adverse environmental conditions subsequent to Closing at its own cost and expense and (b) escrow funds, post a letter of credit or pledge Units in sufficient amount to secure such obligation, in either instance (i) or (ii) in accordance with the agreed upon standard and any other agreement reached between the parties. Notwithstanding the immediately preceding sentence, if MACK requires that a Tainted Property be included in the transaction contemplated by this Agreement, MACK shall be obligated to cure such adverse environmental condition after the Closing at its sole cost and expense, even if the amount of security escrowed, pledged or posted by MACK shall be insufficient to pay the costs required to cure such environmental condition. If CRLP chooses not to eliminate a Tainted Property from this transaction, Mack-Cali and CRLP agree to waive all of its rights under this Agreement or Environmental Law to require MACK to clean up such adverse environmental condition on such Tainted Property, including, without limitation its rights under CERCLA or any analogous state laws. However, notwithstanding the preceding sentence, if a claim is made or action instituted against Mack-Cali or CRLP by any third party, including without limitation any Governmental Authority, with respect to such adverse environmental condition, then CRLP shall have the right to involve any or all of the Mack Entities which held title to such Tainted Property or the Mack Contributors which owned such Mack Entity on or prior to the date hereof, in the claim or action whether through litigation or any other proceeding.

                 (b) MACK shall take all commercially reasonable action to obtain the requisite consents and approvals from its third-party partners to consummate the transactions contemplated hereby. In the event that MACK is unable to obtain the requisite consent or approval from any third-party partners as contemplated by Section 7.1(o), MACK may eliminate any of the Exchange Property in which such objecting third-party partner has an interest (individually a "PARTNER PROPERTY" and collectively the "PARTNER PROPERTIES") and shall proceed to consummate this transaction provided such Partner Property or Partner Properties, in the aggregate, constitute less than twenty (20%) percent of the aggregate of the Allocated Property Value of the Exchange Property. In such event, the Exchange Consideration shall be reduced by the Allocated Property Value attributable to such Partner Property in accordance with Section 2.6(b). The failure of MACK to obtain such requisite consents and approvals, after taking all commercially reasonable action, shall not constitute a "willful default" as that term is used in Section 22.2.

                 (c) MACK shall take all commercially reasonable action in negotiating prepayment premiums and/or restructuring certain debt encumbering the Exchange Property. In the event MACK determines that certain of the indebtedness encumbering the Exchange Property cannot be reasonably satisfied, negotiated or restructured, MACK may eliminate any of the Exchange Property from the transaction (individually an "ENCUMBERED PROPERTY" and collectively the "ENCUMBERED PROPERTIES") and shall proceed to consummate the transaction, provided that an Encumbered Property or the Encumbered Properties, in the aggregate, constitute less than fifteen (15%) percent of the aggregate of the Allocated Property Value of the Exchange Property. In such case, the Exchange Consideration shall be reduced by the Allocated Property Value attributable to such Encumbered Property in accordance with Section 2.6(b). In no event shall a combination of Tainted Property, Real Property eliminated pursuant to Section 28, Partner Property and Encumbered Property (collectively, the "ELIMINATED PROPERTY") be eliminated from this transaction which, in the aggregate, constitutes more than twenty (20%) percent of the aggregate of the Allocated Property Value of the Exchange Property. Cali acknowledges that the continued ownership by MACK of an Eliminated Property or of any Real Property pursuant to the terms of Article 27 hereof shall not violate the restrictions on competition contained in the Non-Compete Agreements or the Hersh Employment Agreement.

                 (d) In the event that subsequent to Closing, MACK resolves to the satisfaction of CRLP any issue which caused any Exchange Property to become an Eliminated Property (the "RESOLVED PROPERTY"), MACK shall have the option to "put" to Mack-Cali and/or Mack-Cali shall have the option to "call" a Resolved Property at the Allocated Property Value allocated to such Resolved Property in accordance with the "put"/"call" procedures set forth in SCHEDULE 3.4(D), provided (i) no material adverse condition has affected such Resolved Property, including without limitation any materially adverse environmental condition, including without limitation, any environmental condition that has a material adverse effect on the property value of any Resolved Property, on the current use of any Resolved Property, on groundwater, at, on, under, about or emanating from any Resolved Property or on the ability of CRLP to finance any Resolved Property; (ii) the applicable representations and warranties set forth in Section 5.1 hereof including without limitation those set forth in Sections 5.1(h), (k), (s), (t) and (y) shall be true and correct as to such Resolved Property as of the date of purchase by Mack-Cali of a Resolved Property; (iii) there shall not have been any Discharge of Contaminants at such Resolved Property, which has not been investigated and remediated in accordance with Environmental Laws (provided, nothing contained herein shall require MACK to remediate any Discharge of Contaminants, other than in the event where cleanup standards and other issues relating to curing the Discharge have been agreed upon by Cali and MACK, and if no agreement is reached, such Eliminated Property shall not be deemed a Restored Property unless and until MACK remediates it, if it so desires); and (iv) the provisions of Section 12.2(j)-(m) shall have been complied with as to any Resolved Property located in the applicable states, as well as any other applicable Environmental Law governing the transfer of any Resolved Property. The net amount of Exchange Consideration payable pursuant to such "Put" or "Call" option in the preceding sentence above any Mortgage to which such Resolved Property shall be taken subject to, shall be in proportion to the Cash Payment, the Mack Units and the Preferred Units in accordance with the Original Allocation Formula. The Put/Call provisions of this Section 3.4(d) shall remain in effect for a period of two (2) years from the Closing Date.
Upon the second anniversary of the Closing Date, the Put/Call provision shall expire and any remaining Eliminated Property shall be subject to a right of first offer in favor of Mack-Cali as more particularly described in Section 3.5 hereof. All Eliminated Property shall be subject to the provisions of this
Section 3.4(d) as evidenced by the recordation of a declaration of "put/call" provisions against the Eliminated Property in the appropriate real property records. Notwithstanding anything to the contrary contained in this Section 3, the restrictions set forth herein shall not apply to any Eliminated Property which shall have been transferred to a lender through a foreclosure, deed in lieu of foreclosure or pursuant to a plan of reorganization.

          3.5    (a)     If, any time after the second anniversary of the
Closing Date and through the date on which the Mack Group fails to maintain a Mack Significant Interest (as defined in Section 26.2), MACK should desire to sell an Eliminated Property, MACK shall first deliver written notice to CRLP (the "EP OFFER NOTICE"), which EP Offer Notice shall specify (i) the proposed selling price for the Eliminated Property (the "EP OFFER PRICE");
(ii) the method of payment of the EP Offer Price (e.g., payment in Common Units, cash or a combination of the two); and (iii) all other material terms and conditions of the offer including without limitation the proposed method of conveyance (the "EP OFFER TERMS"). The EP Offer Notice shall constitute an irrevocable offer by MACK to sell to CLRP the Eliminated Property at the EP Offer Price and on the EP Offer Terms.

                 (b) Within ten (10) business days following CRLP's receipt of the EP Offer Notice (the "EP OFFER PERIOD"), CRLP may elect to purchase the Eliminated Property by delivering to MACK a notice that CRLP is electing to purchase such Eliminated Property pursuant to the terms of the EP Offer Notice (an "EP ACCEPTANCE NOTICE"). Should CRLP fail to deliver an EP Acceptance Notice within the EP Offer Period, CRLP shall be deemed to have irrevocably declined to purchase such Eliminated Property. A duly delivered EP Acceptance Notice shall be deemed to be an irrevocable commitment by CRLP to purchase from MACK such Eliminated Property indicated in the EP Acceptance Notice.

                 (c) CRLP shall be obligated to purchase such Eliminated Property, in accordance with the EP Offer Notice, as it elected to purchase in the EP Acceptance Notice, at a closing pursuant to Section 3.5(e) of this Agreement.

                 (d) If CRLP (i) notifies MACK that it is electing not to purchase such Eliminated Property or (ii) does not deliver an EP Acceptance Notice prior to the expiration of the EP Offer Period, MACK may sell the Eliminated Property to a third-party purchaser; PROVIDED, HOWEVER, that any such sale of the Eliminated Property to such third-party purchaser must be made substantially on the same terms and conditions as those set forth in the EP Offer Notice, including without limitation, a purchase price that is no less than ninety-five percent (95%) of the EP Offer Price; PROVIDED, FURTHER, that any such sale of such Eliminated Property to such third-party purchaser must be consummated no later than one-hundred twenty (120) days following the original delivery of the EP Offer Notice. If MACK wishes to sell such Eliminated Property on terms more favorable than ninety-five (95%) percent of the EP Offer Price to a third-party purchaser or does not sell such Eliminated Property on substantially the terms and conditions contained in the EP Offer Notice (within ninety-five (95%) percent of the EP Offer Price) within the aforementioned one-hundred twenty (120) day period (it being understood that if the EP Offer Terms contemplate Common Units to MACK, a sale by MACK to a third party may include as consideration the issuance of operating partnership units to MACK issued by another entity), MACK shall again be obligated to make a new offer to CRLP, in accordance with this Section 3.5, before it shall be permitted to consummate a sale of such Eliminated Property, or any part thereof.

                 (e) The closing of the purchase of Eliminated Property by CRLP pursuant to this Section 3.5 shall take place within fifteen (15) days following the delivery of the EP Acceptance Notice by CRLP to MACK at the offices of Pryor, Cashman, Sherman & Flynn located at 410 Park Avenue, New York, NY 10022, or at such other date, time or place as the parties to the sale may agree. At such closing, MACK shall sell, transfer and deliver to CRLP full right, title and interest in and to such Eliminated Property purchased by CRLP, free and clear of all liens, security interests or adverse claims of any kind and nature, except for the Permitted Encumbrances, and shall deliver to CRLP a deed, assignment of Ground Lease or assignment of partnership interest, duly executed and acknowledged conveying, such Eliminated Property sold to CRLP. Simultaneously with delivery of such deed, assignment of Ground Lease or assignment of partnership interest, CRLP shall deliver to MACK an amount of cash or other consideration equal to the EP Offer Price as set forth in the EP Offer Notice, equal to the EP Offer Price, in full payment of the purchase price of the such Eliminated Property purchased by CRLP.

     4.   TITLE; MATTERS TO WHICH THIS EXCHANGE IS SUBJECT.

          4.1 The Exchange Property is to be contributed to CRLP subject to the following (collectively, the "PERMITTED ENCUMBRANCES"):

                 (a) The liens of real estate taxes, personal property taxes, water charges, and sewer charges provided same are not due and payable, but subject to adjustment as provided herein;

                 (b) the rights of those parties occupying space at any of the Improvements (collectively, "TENANTS"), as tenants only;

                 (c) (i) those restrictions, covenants, agreements, easements, matters and things affecting title to the Real Property as of the date hereof and more particularly described in the title insurance policies listed on SCHEDULE 4.1(C); annexed hereto and by this reference made a part hereof; provided however, if CRLP discovers any exception on such title policies which affects the value or marketability of the Real Property or materially impairs the use of the Real Property for its current use, then such exception shall not be deemed a Permitted Encumbrance and such exception shall be subject to the provisions of Section 4.2(b); and such other easements, covenants and restrictions which are entered into with the consent of CRLP after the date hereof, such consent not to be unreasonably withheld, delayed or conditioned and any additional title exceptions on the Title Commitments (as hereinafter defined) not objected to by CRLP (the "ADDITIONAL TITLE EXCEPTIONS") in accordance with Section 4.2 below;

                 (d) any and all laws, statutes, ordinances, codes, rules, regulations, requirements, or executive mandates affecting the Real Property including, without limitation, those related to zoning and land use, as of the date hereof;

                 (e)     the state of facts shown on the surveys listed on
SCHEDULE 4.1(E) for each of the individual properties comprising the Real Property and any other state of facts which a recent and accurate survey of the Real Property would actually show, provided same do not materially impair the use of the Real Property as it is currently being used and do not render title uninsurable at standard rates;

                 (f)     the Service Contracts;

                 (g) any installment not yet due and payable of assessments imposed after the date hereof and affecting the Real Property or any portion thereof;

                 (h) any utility company rights, easements and franchises to maintain poles, lines, wires, cables, pipes, boxes and other fixtures and facilities in, over, under or upon the Real Property, provided same do not impair in other than a DE MINIMUS manner the present use of the Real Property;

                 (i) prohibition against the interference with the natural and unobstructed flow of any applicable brook crossing the Real Property or other riparian rights, provided same does not materially impair the use of the Real Property as it is currently being used and do not render title uninsurable at standard rates;

                 (j) such matters as the Title Company shall be willing, without special premium, to omit as exceptions to coverage including minor variations between record lines and tax lot lines; and

                 (k) the lien of the Mortgages on those parcels of Real Property encumbered by the Mortgages as of the date hereof (but on the terms and conditions of this Agreement).

          4.2    (a)     CRLP  has, prior to the date hereof, directed First
American Title Insurance Company ("FIRST AMERICAN") to prepare title insurance searches and commitments for owner's title insurance policies for each of the Real Properties (the "TITLE COMMITMENTS"). CRLP shall cause First American, or such other or additional title insurance companies as may be selected by CRLP (collectively, the "TITLE COMPANY"), to deliver to the Mack Contributors and its counsel copies of the Title Commitments and the documents describing the title exceptions shown on the Title Commitments (collectively, the "TITLE DOCUMENTS") which are to be delivered to CRLP and its counsel. All Additional Title Exceptions not objected to by CRLP shall be conclusively deemed to be acceptable to CRLP and such items shall be deemed to be Permitted Encumbrances.

                 (b) If any defects, objections or exceptions in the title to the Real Property appear in the Title Commitments (other than the Permitted Encumbrances) which CRLP is not required to accept under the terms of this Agreement, MACK may, at its election, undertake to eliminate such unacceptable defects, objections or exceptions, it being agreed that other than (i) judgments against MACK, (ii) mortgages or other liens which can be satisfied by payment of a liquidated amount, other than the Mortgages, (iii) defects, objections or exceptions which can be removed by payments not to exceed $1,000,000 for each Real Property and not to exceed $10,000,000 in the aggregate for all title defects, and (iv) payments to the mortgagees which are currently required pursuant to existing loan documents in order to cause the mortgagees to consent to Cali taking subject to the Mortgages, and except as provided below, MACK shall have no obligation to incur any expense in connection with curing such defects, objections or exceptions. MACK, in its discretion, may adjourn the Closing for up to sixty (60) days in order to eliminate unacceptable defects, objections or exceptions. Other than the items described in (i)-(iv) above, which MACK agrees to cure at its sole cost and expense without regard to the cost thereof (other than as expressly set forth in items (iii) and (iv)), if, after complying with the foregoing requirements, MACK is unable to eliminate all unacceptable defects, objections or exceptions in accordance with the terms of this Agreement on or before such adjourned date for the Closing, CRLP shall elect either (w) to terminate this Agreement by notice given to the Mack Contributors in which event the provisions of Section 22.2 shall apply, or (x) to accept title subject to such unacceptable defects, objections or exceptions and receive no credit against or reduction of the consideration to be given hereunder for the Exchange Property. MACK agrees and covenants that it shall not voluntarily place any encumbrances or restrictions to title to any of the Exchange Properties from and after the date of the first issuance of the Title Commitment for each Exchange Property. Cali and CRLP agree that they shall conduct any due diligence with any governmental entities with a view toward maintaining the confidentiality of the transaction contemplated by this Agreement.

          4.3 It shall be a condition to Closing that MACK contribute and convey, and that the Title Company insure, title to each Real Property conveyed by deed or assignment of Ground Lease and title to each Real Property conveyed through the contribution of the Contributed Interests, in the amount of the Allocated Property Value thereof (at a standard rate for such insurance) in the name of CRLP or its designees, after delivery of the Deeds, assignments of Ground Leases or assignments of the Contributed Interests, by a standard 1992 ALTA Owners Policy, with such ALTA endorsements (including without limitation a comprehensive owner's endorsement and a non-imputation endorsement, where available, for each Real Property) as are available in each applicable state where the Real Property is located and as required by CRLP attached, free and clear of all liens, encumbrances and other matters, other than the Permitted Encumbrances (the "TITLE POLICY"). The Title Company shall provide affirmative insurance that any (i) Permitted Encumbrances have not been violated, and that any future violation thereof will not result in a forfeiture or reversion of title; (ii) CRLP's contemplated use of the Real Property will not violate the Permitted Encumbrances; and (iii) the exception for taxes shall apply only to the current taxes not yet due and payable. MACK shall provide such affidavits and undertakings as the Title Company insuring title to the Real Property may reasonably require and shall cure all other defects and exceptions other than the Permitted Encumbrances and as required pursuant to Section 4.2. The words "insurable title" and "insurable" as used in this Agreement are hereby defined to mean title which is insurable at standard rates (without special premium) by the Title Company without exception other than the Permitted Encumbrances, and standard printed policy exceptions.

          4.4 Any unpaid taxes, water charges, sewer rents and assessments, together with the interest and penalties thereon to a date not less than seven
(7) business days following the Closing Date (in each case subject to any applicable apportionment), and any mortgages or other liens created by MACK, which MACK is obligated to pay and discharge pursuant to the terms of this Agreement, together with the cost of recording or filing of any instruments necessary to discharge such liens and such judgments, shall be paid at the Closing by MACK. MACK shall deliver to CRLP, on the Closing Date, instruments in recordable form sufficient to discharge any such mortgages or other liens which MACK is obligated to pay and discharge pursuant to the terms of this Agreement.

          4.5 If the Title Commitments disclose judgments, bankruptcies or other returns against other persons having names the same as or similar to that of MACK or the Contributed Entities, MACK, on request, shall deliver to the Title Company affidavits showing that such judgments, bankruptcies or other returns are not against MACK, the Contributed Entities or any affiliates. Upon request by CRLP, MACK shall deliver any affidavits and documentary evidence as are reasonably required by the Title Company to eliminate the standard or general exceptions on the ALTA form Owner's Policy. The Mack Contributors further agree to deliver to the Title Company the requisite indemnities or affidavits necessary for the Title Company to issue a non-imputation endorsement for each Real Property, where available.

     5.   REPRESENTATIONS AND WARRANTIES OF MACK.

          5.1 In order to induce CRLP and Cali to perform as required hereunder, MACK hereby warrants and represents the following with respect to the Exchange Property and the Option Properties:

                 (a) Each Mack Entity set forth in SCHEDULE 5.1(A) is a duly organized and validly existing limited liability company organized under the laws of the State set forth in SCHEDULE 5.1(A), is duly authorized to transact business in the States set forth in SCHEDULE 5.1(A), has all requisite power and authority to execute and deliver this Agreement and all other documents and instruments to be executed and delivered by it hereunder, and except as set forth on SCHEDULE 5.1(C) to perform its obligations hereunder and under such other documents and instruments in order to contribute the Exchange Property in accordance with the terms and conditions hereof. Each Mack Entity set forth in
SCHEDULE 5.1(A) is for federal income tax purposes either (i) taxed as a partnership or (ii) disregarded as an entity separate from its owner. None of the Mack Entities have filed, prior to the date hereof or will file prior to the Closing Date, any election with any taxing authority to be taxed as a corporation. All necessary actions of the members of the Mack Entities set forth in SCHEDULE 5.1(A) to confer such power and authority upon the persons executing this Agreement and all documents which are contemplated by this Agreement on its behalf have been taken.

                 (b) Each Mack Entity set forth in SCHEDULE 5.1(B) is a duly organized and validly existing limited partnership organized under the laws of the State set forth in

SCHEDULE 5.1(B), is duly authorized to transact business in the State set forth in SCHEDULE 5.1(B), has all requisite power and authority to execute and deliver this Agreement and all other documents and instruments to be executed and delivered by it hereunder, and except as set forth in SCHEDULE 5.1(C) to perform its obligations hereunder and under such other documents and instruments in order to contribute the Exchange Property in accordance with the terms and conditions hereof. None of the Mack Entities have filed, prior to the date hereof or will file prior to the Closing Date, any election with any taxing authority to be taxed as a corporation. Each Mack Entity set forth in SCHEDULE 5.1(B) is taxed as a partnership for federal income tax purposes. All necessary actions of the Mack Entities set forth in SCHEDULE 5.1(B) to confer such power and authority upon the persons executing this Agreement and all documents which are contemplated by this Agreement on its behalf have been taken.

                 (c) Except as set forth in SCHEDULE 5.1(C), this Agreement, when duly executed and delivered, will be the legal, valid and binding obligation of the Mack Contributors and the Mack Entities, enforceable in accordance with the terms of this Agreement. Except as set forth in SCHEDULE 5.1(C), the performance by the Mack Contributors and the Mack Entities of their duties and obligations under this Agreement and the documents and instruments to be executed and delivered by them hereunder will not conflict with, or result in a breach of, or default under, any provision of any of the organizational documents of the Mack Entities or any agreements, instruments, decrees, judgments, injunctions, orders, writs, laws, rules or regulations, or any determination or award of any court or arbitrator, to which any Mack Contributor or any Mack Entity is a party or by which its assets are or may be bound.

                 (d) Annexed hereto as SCHEDULE 5.1(D) is a true, complete and correct schedule of all of the Leases as of July 31, 1997. Annexed hereto as SCHEDULE 1.1(A)(II) is a true, complete and correct schedule of all of the Ground Leases. The Leases are valid and bona fide obligations of the landlord thereunder and, to MACK's knowledge, the tenants thereunder, and are in full force and effect. The Ground Leases are valid and bona fide obligations of the tenant thereunder and, to MACK's knowledge, the landlords thereunder, and are in full force and effect. To MACK's knowledge, except as set forth in SCHEDULE 5.1(D), no defaults remain uncured pursuant to notices of default sent to any Tenants and no condition exists which, solely with the passage of time or the giving of notice or both, will become a default; MACK has not received any notices of default under the Leases or the Ground Leases; the Leases and the Ground Leases constitute all of the leases, tenancies or occupancies affecting the Real Property on the date hereof; all Tenants have commenced occupancy; except as set forth in the Leases there are no agreements which confer upon any Tenant or any other person or entity any rights with respect to acquiring all or a portion of the Exchange Property, nor has any claim been asserted by any Tenant in writing for an offset to its rent, nor is any Tenant currently asserting, in writing, a concession, rebate, allowance or free rent.

                 (e) Annexed hereto as SCHEDULE 5.1(E) is a listing (THE "RENT ROLL") of the following as of July 31, 1997, which is true, complete and correct in all material respects for the Exchange Property: (i) the name of each Tenant; (ii) the fixed rent actually being collected; (iii) the expiration date or status of each Lease (including all rights or options to renew); (iv) the Security Deposit, if any; (v) whether there is any guaranty of a Tenant's obligations from a third party, and if so the nature of said guaranty; (vi) arrangements under which any Tenant is occupying space on the date hereof or will in the future, occupy such space;
(vii) any written notices given by any Tenant of an intention to vacate space in the future; (viii) the base year(s) and base year amounts for all items of rent or additional rent billed to each Tenant on that basis; and (ix) any arrearages of any Tenant beyond thirty (30) days.

                 (f) Annexed hereto as SCHEDULE 5.1(F) is a true and complete estimated pro-forma rent roll (the "PRO FORMA RENT ROLL") dated as of January 1, 1998.

                 (g) There are no service contracts, equipment leases, union contracts, employment agreements or other agreements applicable to employees of PAM or affecting the Exchange Property or the operation thereof, except the Service Contracts and the contracts set forth on SCHEDULE 5.1(G) annexed hereto. To MACK's knowledge, all of the Service Contracts are and will on the Closing Date be unmodified (except in the ordinary course of business) and in full force and effect without any material default or claim of material default by the Mack Entities. All sums presently due and payable by the Mack Entities under the Service Contracts have been fully paid and all sums which become due and payable between the date hereof and the Closing Date shall be fully paid by MACK within customary time periods, not to exceed forty-five (45) days from the receipt of an invoice by MACK. There are no employees of any Mack Entity, PAM, or any affiliate thereof working at or in connection with the Real Property pursuant to any of the Service Contracts and contracts set forth on SCHEDULE 5.1(G).

                 (h) Except as set forth on SCHEDULE 5.1(H) annexed hereto and except as covered by insurance, there are no actions, suits, labor disputes, litigation or proceedings currently pending or, to the knowledge of MACK, threatened against or related to MACK, the Mack Entities (with respect to the Exchange Property being contributed) or PAM or to all or any part of the Exchange Property or the Option Properties, the environmental condition thereof, or the operation thereof. MACK shall be permitted to continue to prosecute suits set forth on SCHEDULE 5.1(H) and may initiate suits or actions against former tenants who are no longer in occupancy at any of the Real Property.

                 (i) Except as set forth on SCHEDULE 5.1(I) annexed hereto, MACK has received no written notice and has no knowledge of (i) any pending or contemplated annexation or condemnation proceedings, or private purchase in lieu thereof, affecting or which may affect the Real Property, or any part thereof,
(ii) any proposed or pending proceeding to change or redefine the zoning classification of all or any part of the Real Property, (iii) any proposed or pending special assessments affecting the Real Property or any portion thereof,
(iv) any penalties or interest due with respect to real estate taxes assessed against the Real Property and (v) any proposed change(s) in any road or grades with respect to the roads providing a means of ingress and egress to the Real Property. MACK agrees to furnish CRLP with a copy of any such notice received within two (2) business days after receipt.

                 (j)     MACK has provided CRLP with the reports set forth on
SCHEDULE 5.1(J) annexed hereto, which constitute all third-party reports in MACK's possession or under its control related to the physical condition of the Real Property and the Option Properties which have been prepared within the last four (4) years.

                 (k) Except as set forth on SCHEDULE 5.1(K) annexed hereto, MACK has no knowledge of any notices, suits, or judgments relating to any violations (including environmental) of any laws, ordinances or regulations affecting the Real Property or the Option Properties, or any violations or conditions that may give rise thereto, and has no reason to believe that any agency, board, bureau, commission, department or body of any municipal, county, state or federal governmental unit, or any subdivision thereof, having, asserting or acquiring jurisdiction over all or any part of the Real Property or the Option Properties or the management, operation, use or improvement thereof (collectively, the "GOVERNMENTAL AUTHORITIES") contemplates the issuance thereof, and there are no outstanding orders, judgments, injunctions, decrees or writ of any Governmental Authorities against or involving MACK, the Real Property or the Option Properties.

                 (l) There are no employees of any Mack Entity, PAM or any affiliate thereof working at or in connection with the Real Property except as set forth on SCHEDULE 5.1(L). Said Schedule also sets forth a true and complete list of all employees presently employed by the Mack Entities, PAM or any affiliate thereof working at the Real Property and their respective union affiliations (if any), accrued vacation days and other fringe benefits (including social security, unemployment compensation, employee disability insurance, accrued sick days, "welfare" and pension fund contributions, payments and deposits, if any).

                 (m) To the knowledge of MACK, the Mack Entities have performed all of the material obligations and observed all of the material covenants required of each landlord under the terms of the Leases. Except as set forth on SCHEDULES 5.1(M-1) and 5.1(M-2) annexed hereto, all work, alterations, improvements or installations required to be made for or on behalf of all Tenants under all of the Leases have or will prior to Closing in all respects been carried out, performed and complied with, and there is no agreement with any Tenant for the performance of any work to be done in the future other than that which is required pursuant to its Lease. No work has been performed at any Exchange Property which would require an amendment to the certificate of occupancy for such Exchange Property for which an amendment has not been obtained or is in the process of being obtained, and any and all work performed at the Exchange Property to the date hereof and to the Closing Date has been and will be in accordance with the rules, laws and regulations of all applicable authorities. All undisputed bills and claims for labor performed and materials furnished to or for the benefit of the Exchange Property arising prior to the Closing Date will be paid in full by MACK within customary time periods, not to exceed forty-five (45) days from the receipt of an invoice by MACK. To the extent any bills and claims for labor performed and materials furnished to or for the benefit of the Exchange Property prior to the Closing Date are disputed, MACK shall commence any actions related to such bills and claims promptly, such commencement being no later than forty-five (45) days from the receipt of an invoice by MACK, and shall diligently prosecute same to its conclusion. If such action results in either (i) a lien on the Exchange Property which lien remains unbonded for thirty (30) days, or (ii) any vendor providing unique services or services at a below market price refusing to service the Real Property, MACK shall cause payment of same to be made to remedy same within ten (10) days thereafter. Except as set forth on SCHEDULES 5.1(M-1) and 5.1(M-2) annexed hereto, all leasing commission obligations affecting the Exchange Property shall have been paid prior to Closing. The respective obligations of MACK and CRLP with respect to capital expenditures, tenant improvement obligations, tenant fit-ups and leasing commissions relating to the Exchange Property are set forth in Section 13.

                 (n) MACK has not made a general assignment for the benefit of creditors, filed any voluntary petition in bankruptcy or suffered the filing of any involuntary petition by MACK's creditors, suffered the appointment of a receiver to take possession of all, or substantially all, of MACK's assets, suffered the attachment or other judicial seizure of all, or substantially all, of MACK's assets, admitted in writing its inability to pay its debts as they come due or made an offer of settlement, extension or composition to its creditors generally.

                 (o) Except as set forth on SCHEDULE 5.1(O), the Personal Property will on the Closing Date be owned by the Mack Entities free and clear of any conditional bills of sale, chattel mortgages, security agreements or financing statements or other security interests of any kind, other than liens created by CRLP.

                 (p)     (i)    Each Mack Contributor has or will have at
Closing legal and beneficial title to one-hundred (100%) percent of the Contributed Interests to be contributed hereunder, free of all liens and encumbrances whatsoever. Each Mack Contributor has the power and authority to own its respective Contributed Interests. The contribution of the Contributed Interests pursuant to this Agreement is or will be authorized and within the power of each Mack Contributor on or prior to the Closing.

                         (ii)   Each Mack Entity has the power and authority to
own its respective Property and to conduct and transact its partnership/LLC business.

                 (q) Except as set forth on SCHEDULE 5.1(Q), there are no agreements relating to the Exchange Property which generate revenue or income, other than the Leases.

                 (r) All of the commercial office-service/office properties actually controlled, directly or indirectly, and legally or beneficially, by MACK or any one or more of them is included in the Exchange Property other than the Option Properties, the Eliminated Property and the office-service/office properties set forth on SCHEDULE 5.1(R) (collectively, the "EXCLUDED PROPERTIES").

                 (s) The Mack Contributors have no knowledge that any part of the improved portion of the Real Property or the Option Properties has been designated as a wetland, or any word of similar purport or meaning, under the Federal Water Pollution Control Act, 33 U.S.C. Section 1251 ET SEQ., or any other applicable federal, state, county or municipal statute, ordinance, rule, regulation, order or code.

                 (t) There are no aboveground or underground storage tanks or vessels which contain any Contaminants at the Real Property or the Option Properties, regardless of whether such tanks or vessels are regulated tanks or vessels or not, except as set forth on SCHEDULE 5.1(T).

                 (u) Except as set forth in SCHEDULE 5.1(U), the Mack Contributors have no knowledge of outstanding requirements or recommendations by
(i) the insurance company(s) currently insuring the Real Property; (ii) any board of fire underwriters or other body exercising similar functions, or (iii) the holder of any mortgage encumbering any of the Real Property, which require or recommend any repairs or work to be done on the Real Property of a material nature.

                 (v) The combined financial statements, including the income and expense statements and the balance sheets of the Mack Entities and their affiliates, excluding only those assets, liabilities and operations not contemplated to be contributed pursuant to this Agreement relating to the ownership and operation of the Exchange Property and the related combined statement of income, partners' capital and cash flows, including the footnotes thereto (the "PROPERTY FINANCIALS") as of and for the years ending December 31, 1994, 1995 and 1996 by Price Waterhouse LLP and for the period of January 1, 1997 through June 30, 1997 (or the most recent fiscal quarter ending date if later), and reviewed by such accountants (it being understood that such audit or review relied upon the reports of certain other auditors with respect to the Patriot Entities), fairly present the combined financial position of the Mack Entities relating to the Exchange Property as at such dates and the combined results of operations and combined cash flows of the Mack Entities relating to the ownership and operation of the Exchange Property for such respective periods, in each case in accordance with generally accepted accounting principles ("GAAP") consistently applied for the periods covered thereby. The Property Financials from January 1, 1997 through June 30, 1997 (or the most recent fiscal quarter ending date if later) are subject to the normal year-end adjustments described in SCHEDULE 5.1(V). There has been no material adverse change in the financial condition of the Exchange Property between June 30, 1997 and the date hereof and same shall be true and correct as of the Closing Date.

                 (w)     (i)    Annexed hereto as SCHEDULE 5.1(W)(I) is a true
and complete list of all Mack Entities' and PAM's collective bargaining agreements, employment and consulting agreements, non-competition agreements, executive compensation plans, bonus plans, directors' fee arrangements, deferred compensation agreements, employee pension plans or retirement plans, employee profit sharing plans, 401(k) savings plans, multiemployer plans, employee stock purchase and stock option plans, employee welfare plans, severance plans, group life insurance, hospitalization insurance or other similar plans or arrangements (either written or oral, but only to the extent an oral plan provides material benefits) providing for benefits to any employees of the Mack Entities or PAM who are offered employment with Mack-Cali as of the Closing Date and who accept the offer ("NEW CALI EMPLOYEES") or with respect to which a New Cali Employee is a party.

                         (ii)   The Mack Entities have complied and currently
are in compliance in all material respects, both as to form and operation, with the applicable provisions of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and the Internal Revenue Code of 1986, as amended (the "CODE"), with respect to the 401(k) Savings Plan (the "MACK 401(K) PLAN"). With respect to the Mack 401(k) Plan, MACK has supplied CRLP with the most recent determination letter issued by the Internal Revenue Service. PAM has complied and currently is in compliance in all material respects, both as to form and operation, with the applicable provisions of ERISA and the Code, with respect to its 401(k) Savings Plan (the "PAM 401(K) PLAN"). With respect to the PAM 401(k) Plan, PAM has supplied CRLP with the most recent determination letter issued by the Internal Revenue Service. With respect to collective bargaining agreements which cover New Cali Employees, MACK and PAM have supplied CRLP with a true and complete copy of each collective bargaining agreement currently in effect including all amendments thereto.

                 (x) The Mack Group beneficially owns, either directly or indirectly, after applying the attribution rules set forth on SCHEDULE 26.2(V) in the aggregate, zero (0) shares of Common Stock.

                 (y)     (i)    MACK does not own or operate any property which
any Governmental Authority has demanded in writing, addressed to and received by MACK or any of its affiliates, counsel or agents, be cleaned up or environmentally remediated and which has not been cleaned up or environmentally remediated.

                         (ii)   Except as disclosed in SCHEDULE 5.1(Y)(II), to
the Mack Contributors' knowledge, no Contaminants have been Discharged which relate to the Real Property and the Option Properties which would allow a Governmental Authority to demand that a cleanup be undertaken.

                         (iii)  To the knowledge of the Mack Contributors, no
Section 104(e) informational request has been received by MACK issued pursuant to CERCLA, with respect to the Real Property or the Option Properties.

                         (iv)   To the knowledge of the Mack Contributors, all
pre-existing aboveground and underground storage tanks and vessels, if any, at the Real Property and the Option Properties have been removed and their contents disposed of in accordance with and pursuant to all applicable Environmental Laws, except as set forth on SCHEDULE 5.1(Y)(IV).

                 (v) To the knowledge of the Mack Contributors, there is no asbestos or asbestos containing material requiring remediation under Environmental Laws on the Real Property or the Option Properties, except as set forth on SCHEDULE 5.1(Y)(V).

                 (vi) To the knowledge of the Mack Contributors, all transformers and capacitors containing polychlorinated biphenyls ("PCBS") , and all "PCB Items", as defined in 40 CFR, Section 761.3, located on or affecting the Real Property or the Option Properties, are identified in SCHEDULE 5.1(Y)(VI) and are in compliance with all Environmental Laws.

                 (vii) To the knowledge of MACK, the Mack Entities are in possession of all material certificates, licenses and permits (the "PERMITS"), including, without limitation, environmental Permits, required to operate the Real Property and the Option Properties, except as set forth in SCHEDULE 5.1(Y)(VII). To the Mack Contributors' knowledge, there is no violation of any Environmental Laws with respect to any Permits, all Permits are in full force and effect, are transferable with the Exchange Property or the Option Properties, as the case may be, without additional payment by CRLP, and shall, upon closing, be transferred to CRLP by MACK.

                 (viii) Except as set forth in SCHEDULE 5.1(Y)(VIII), the Real Property and Option Properties have not been used during the period of the respective Mack Entities' ownership, or to the knowledge of the Mack Contributors, previously, as a transfer station, incinerator, resource recovery facility, landfill or other similar facility for receiving or treating, storing or disposing of waste, garbage, refuse and other discarded materials resulting from, without limitation, industrial, commercial, agricultural, domestic and community activities, including without limitation sanitary, hazardous, medical, special or other waste.

                 (ix) MACK has not knowingly permitted, and shall not knowingly permit any person or entity to engage in any activity on the Real Property or the Option Properties, in violation of Environmental Laws.

                 (x) There are no engineering or institutional controls designed to address the Discharge of Contaminants or required by Environmental Laws or Governmental Authorities at any Real Property or any of the Option Properties, including without limitation any deed notice, declaration of environmental restriction, groundwater classification exception area, well restriction area, or other notice or use limitations pursuant to Ariz. Stat. Ann. Section 49-922, Cal. Health & Safety Code Section 25159, Fla. Stat. Ann.
Section 403.704, Iowa Code Ann. Section 455B.481, Neb. Rev. Stat. Section 81-1505, N.J. Stat. Ann. Section 13:1E-56, N.J. Stat. Ann. Section 58:10B-13, N.Y. Envtl. Conserv. Law Section 27-0918, 35 Pa. Cons. Stat. Ann. Section 6018.104, 35 Pa. Cons. Stat. Ann. Section 6018.405, 35 Pa. Cons. Stat. Ann.
Section 6020.512, Tex. Health & Safety Code Ann. Section 361.017 and the regulations promulgated thereunder, as well as any other applicable federal, state, county or municipal statute, ordinance, rule, regulation, order or code.

                 (xi) There are no federal or state liens, as referenced under CERCLA or Ariz. Rev. Stat. Ann. Section 49-295, Cal. Water Code Section 13305, Cal. Health & Safety Code Section 25365.6, Fla. Stat. Ann. Section 376.308, Iowa Code Ann. Sections 455B.396, N.J. Stat. Ann. Section 13:1K-9.3, N.J. Stat. Ann. Section 58:10-23.11f(f), N.Y. Nav. Law Section 181-a to -e, 35 Pa. Cons. Stat. Ann. Section 6020.509, 35 Pa. Cons. Stat. Ann. Section 6021.702, Tex. Health & Safety Code Ann. Section 361.194 and the regulations promulgated thereunder, as well as any other applicable Environmental Law that have attached to the Real Property or Option Properties.

                 (xii) MACK has provided CRLP with all environmental site assessments, investigations, and documents related to Contaminants and to prior operations which operations or Contaminants are reasonably likely to have impacted the environment, and all other material "Environmental Documents", (as that term is defined below) relating to the physical condition of the Real Property and the Option Properties in their possession or under their control and shall continue to do so after the execution of this Agreement promptly upon their receipt.

                 (xiii) For purposes of this Agreement, the following words shall have the respective meaning set forth below:

                         (A)    "CONTAMINANTS" shall include, without
limitation, any regulated substance, toxic substance, hazardous substance, hazardous waste, pollution, pollutant or contaminant, as defined or referred to in the Resource Conservation and Recovery Act, as amended, 42 U.S.C. Section 6901 ET SEQ.; the Comprehensive Environmental Response, Compensation and Liability Act, as amended, 42 U.S.C. Section 9601 ET SEQ. ("CERCLA"); the Federal Water Pollution Control Act, as amended, 33 U.S.C. Section 1251 ET SEQ.; together with any amendments thereto, regulations promulgated thereunder and all substitutions thereof, as well as words of similar purport or meaning referred to in any other applicable federal, state, county or municipal environmental statute, ordinance, rule or regulation, including, without limitation, asbestos, polychlorinated biphenyls, urea formaldehyde and petroleum products and petroleum-based derivatives.

                         (B)    "DISCHARGE" shall mean the releasing, spilling,
leaking, leaching, disposing, pumping, pouring, emitting, emptying, treating or dumping of Contaminants at, into, onto or from the Real Property or the Option Properties, as the case may be, regardless of whether the result of an intentional or unintentional action or omission.

                         (C)    "ENVIRONMENTAL DOCUMENTS" shall mean all
environmental documentation in the possession or under the control of MACK concerning the Real Property or the Option Properties, as the case may be, or their environs, including, without limitation, all sampling plans, cleanup plans, preliminary assessment plans and reports, site investigation plans and reports, remedial investigation plans and reports, remedial action plans and reports, or the equivalent, sampling results, sampling result reports, data, diagrams, charts, maps, analysis, conclusions, quality assurance/quality control documentation, correspondence to or from any Governmental Authority, submissions to any Governmental Authority and directives, orders, approvals and disapprovals issued by any Governmental Authority.

                         (D)    "ENVIRONMENTAL LAWS" means each and every
applicable federal, state, county or municipal statute, ordinance, rule, regulation, order, code, directive or requirement of any Governmental Authority in any way related to Contaminants.

                 (z) MACK and each of their affiliated entities have paid all Taxes (as hereinafter defined) due and payable prior to the Closing and timely filed all returns and reports required to be filed prior to the Closing with respect to its business and the ownership and operation of the Exchange Property and Option Properties (by it or any predecessor entity) for which CRLP could be held liable or a claim made against the acquired property. Each such tax return or report is complete and accurate in all material respects. MACK and each of their affiliated entities either has paid or will pay, or has provided or will provide for a cash reserve, for all Taxes related to the period ending on the Closing Date but required to be paid after the Closing Date with respect to its business and the operation of the Exchange Property and the Option Properties (by it or any predecessor entity) for which CRLP could be held liable or a claim made against the acquired property. True and complete copies of all Federal, State and local tax returns and reports that have been filed by the Mack Entities (or a predecessor entity) for 1994, 1995, 1996 and 1997 and all written communications with a taxing authority relating thereto have or will, upon request, be delivered to CRLP during the Cali Inspection Period. To MACK's knowledge, no claim has been made by a taxing authority in a jurisdiction in which the Mack Entities do not file tax returns. Except as set forth in
SCHEDULE 5.1(Z), there are no audits or other proceedings by any taxing authority pending or, to the knowledge of MACK and each of its affiliated entities, threatened with respect to the Taxes resulting from the Mack Entities' business and the ownership and operation of the Exchange Property and the Option Properties (by it or any predecessor entities) for which CRLP could be held liable or a claim made against the acquired property and no agreement extending the period for assessment and collection has been executed with respect thereto. To the knowledge of MACK and each of its affiliated entities, no assessment of Taxes is proposed against the Mack Entities (including any predecessor entities), the Exchange Property or the Option Properties. There are no agreements or waivers extending the statutory period of limitations applicable to any return or report filed or required to be filed by MACK or any of affiliated entities with respect to any Taxes. No Mack Entity is a party to, and has no liability under (including liability with respect to a predecessor entity), any indemnification, allocation or sharing agreement with respect to Taxes.

                 (aa) Annexed hereto as SCHEDULE 5.1(AA) is a listing of the following, which is true, complete and correct in all material aspects for each Real Property contributed to CRLP: (i) its adjusted basis for federal income tax purposes as of June 30, 1997; (ii) the date placed in service; (iii) the cost recovery method; and (iv) the remaining useful life for federal income tax purposes.

                 (bb) Except as set forth in SCHEDULE 5.1(BB), to MACK's knowledge no maintenance association affiliated with the Real Property (i) is delinquent in any payment to any contractor performing services on the Real Property, (ii) has failed to collect any monthly maintenance premiums or assessment from any member, (iii) has borrowed any money, (iv) has committed or is in the process of performing any work in the nature of a capital expenditure program relating to any Building, (v) has failed to file any local, state or federal tax return, or (vi) is currently involved in any form of litigation, mediation, arbitration or is subject to any judgment or suit of any nature.

                 (cc) No representation or warranty made by MACK contained in this Agreement, and no statement contained in any document, certificate, Schedule or Exhibit furnished or to be furnished by or on behalf of MACK to CRLP or any of its designees or affiliates pursuant to this Agreement (including, without limitation, any information supplied in writing by MACK to CRLP or Cali for inclusion in the proxy statement to solicit Cali's stockholder approval for the transactions contemplated herein) contains or will contain any untrue statement of a material fact (taking into account any knowledge, materiality or other similar qualifiers contained therein) or, to MACK's knowledge, omits or will omit to state any material fact necessary, in light of the circumstances under which it was or will be made, in order to make the statements herein or therein not misleading or necessary in order to fully and fairly provide the information required to be provided in any such document, certificate, Schedule or Exhibit.

                 (dd) As used throughout this Agreement, the phrases "to MACK's knowledge," "to the knowledge of MACK", "to the Mack Contributors' knowledge" or any similar derivation thereof, shall mean the actual knowledge of William Mack, Frederick Mack, David Mack, Earle Mack (collectively, the "MACK GROUP"), James Mertz and Mitchell Hersh , after due inquiry and investigation.

                 (ee)    MACK is not a "foreign person" within the meaning of
Section 1445(f)(3) of the Code, and MACK will furnish to CRLP, if requested by CRLP, an affidavit in form satisfactory to CRLP confirming the same.

                 (ff) Other than as specifically set forth in the Leases and the property questionnaires, (i) the only services provided by MACK (or any other Person acting as lessor or landlord for any of the Real Property) to the Tenants of the Real Properties are listed on SCHEDULE 5.1(FF)(I); (ii) except as set forth in SCHEDULE 5.1(FF)(II), no Tenant pays rent based on the income or profits of any person; and (iii) except as set forth in SCHEDULE 5.1(FF) (III), there is no agreement with any Tenant pursuant to which more than fifteen (15%) percent of the total rent payable by such Tenant for both real and personal property is attributable to personal property (as determined in accordance with Section 856(d)(i)(C) of the Code).

                 (gg) Except as set forth on SCHEDULE 5.1(GG), no Mack Entity has any material liabilities or obligations of any nature (whether absolute, accrued, contingent or otherwise) except for (a) liabilities or obligations reflected or reserved against in its June 30, 1997 unaudited consolidated balance sheet, (b) liabilities and obligations relating to outstanding leases that are not required to be disclosed under GAAP, (c) current liabilities incurred in the ordinary course of business since the date of such balance sheet and (d) the Mortgages.

          5.2 In order to induce Cali and CRLP to issue the Mack Common Units, the Preferred Units and the Warrants (collectively, the "MACK SECURITIES"), MACK hereby acknowledges its understanding that the issuance of the Mack Common Units, the Preferred Units and the Warrants is intended to be exempt from registration under the Securities Act of 1933, as amended, and the rules and regulations in effect thereunder (the "ACT"). In furtherance thereof, MACK represents and warrants to CRLP to as follows:

                 (a) The Mack Unit Holders, the Preferred Unit Holders and the Warrant Holders (collectively, the "MACK SECURITY HOLDERS") are acquiring the Mack Securities, solely for their own account for the purpose of investment and not as a nominee or agent for any other person and not with a view to, or for offer or sale in connection with, any distribution of any thereof. The Mack Security Holders agree and acknowledge that they are not permitted to offer, transfer, sell, assign, pledge, hypothecate or otherwise encumber or in any manner dispose of (each a "TRANSFER") any of the Mack Securities except as provided in this Agreement and the Agreement of Limited Partnership of CRLP as amended through the Closing Date and as it may be amended in the future in accordance with its terms (the "OP AGREEMENT").

                 (b) The Mack Security Holders are knowledgeable, sophisticated and experienced in business and financial matters; the Mack Security Holders fully understand the limitations on Transfer described in this Agreement and the OP Agreement. The Mack Security Holders are able to bear the economic risk of holding the Mack Securities for an indefinite period and are able to afford the complete loss of their investment in the Mack Securities; the Mack Security Holders have received and reviewed the OP Agreement and copies of the documents filed by Cali since its inception under the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT"), and all registration statements and related prospectuses and supplements filed by Cali and declared effective under the Securities Act of 1933, as amended, since its inception (collectively, the "SEC DOCUMENTS") and have been given the opportunity to obtain any additional information or documents and to ask questions and receive answers about such documents, Cali and CRLP and the business and prospects of Cali and CRLP which Mack Security Holders deem necessary to evaluate the merits and risks related to its investment in the Mack Securities; and the Mack Security Holders understand and have taken cognizance of all risk factors related to the purchase of the Mack Securities.

                 (c) The Mack Security Holders acknowledge that they have been advised that (i) except as permitted by this Agreement or the OP Agreement, the Mack Securities must be held indefinitely, and the Mack Security Holders will continue to bear the economic risk of the investment in the Mack Securities, unless they are redeemed, converted or exercised pursuant to the OP Agreement or are subsequently registered under the Act or an exemption from such registration is available, (ii) it is not anticipated that there will be any public market for the Units at anytime, (iii) Rule 144 promulgated under the Act may not be available with respect to the sale of any securities of CRLP (and that upon redemption of the Mack Common Units and the Underlying Units (as defined in Section 18.4) and upon exercise of the Warrants for Common Units, a new holding period under Rule 144 may commence), and CRLP has made no covenant, and makes no covenant, to make Rule 144 available with respect to the sale of any securities of CRLP (although Cali and CRLP have agreed to register the Common Stock underlying all of the securities issued to MACK hereunder pursuant to the Registration Rights Agreement), (iv) a restrictive legend as set forth in Section 5.4(a) below shall be placed on the certificates or instruments representing the Mack Securities, and (v) a notation shall be made in the appropriate records of CRLP indicating that the Mack Securities are subject to restrictions on transfer.

                 (d) The Mack Security Holders also acknowledge that (i) the redemption, conversion or exercise of the Mack Securities into shares of Common Stock is subject to certain restrictions contained in the OP Agreement and in
Section 18 of this Agreement; and (ii) the shares of said Common Stock which may be received upon such a redemption may, under certain circumstances, be restricted securities and be subject to limitations as to transfer, and therefore subject to the risks referred to in Section 5.2(c) above. Notwithstanding anything herein or in the OP Agreement to the contrary, the Mack Security Holders hereby acknowledge and agree and covenant that they may not and will not (i) exercise the Redemption Rights (as defined in the OP Agreement) until after the date which is one (1) year from the Closing Date with respect to the Mack Common Units and Common Units received pursuant to the conversion of Series A Preferred Units; (ii) exercise the Redemption Rights until after the date which is three (3) years from the Closing Date with respect to Common Units received pursuant to the conversion of Series B Preferred Units (with the exception of Common Units received pursuant to the conversion of the Series B Preferred Units which may pass to an estate as a result of a death occurring after the Closing Date (the "ESTATE UNITS"), as to which Redemption Rights may be exercised after the first anniversary of the Closing Date); and (iii) exercise the Warrants until a date which is one (1) year after the Closing Date.

                 (e) Each of the Mack Security Holders is an "accredited investor" (as such term is defined in Rule 501 (a) of Regulation D under the Act) and each Mack Security Holder has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of the prospective investment.

          5.3 All representations and warranties made by MACK in this Agreement shall survive the Closing Date for a period of one (1) year, except that the representations and warranties set forth in clauses (a), (b), (c) and
(z) of Section 5.1 shall survive the Closing Date for the applicable period of the statute of limitations (unless otherwise specified herein), and shall not be merged in the delivery of the Deed, assignment of Ground Lease or the Assignment of Contributed Interests. Notwithstanding the foregoing, to the extent that a Tenant shall certify in its Estoppel Certificate as to any of the matters which are contained in the representations and warranties made by MACK in Section 5.1(e) of this Agreement, then MACK's representations and warranties as to such matters shall terminate. MACK agrees to indemnify and defend CRLP, and to hold CRLP harmless, from and against any and all claims, liabilities, losses, deficiencies and damages as well as reasonable expenses (including attorney's, consulting and engineering fees), and interest and penalties related thereto, incurred by CRLP, by reason of or resulting from any breach, inaccuracy, incompleteness or nonfulfillment of the representations, warranties, covenants and agreements of MACK contained in this Agreement to the extent same was not actually known at Closing by any senior officer of Cali or CRLP, up to a maximum liability of $50,000,000 except that such maximum liability is subject to the provisions of Section 5.7. In addition, CRLP shall not have a right to bring a claim against MACK by virtue of any of the representations or warranties being false or misleading unless (i) such claim is brought on or prior to the date through which such representation or warranty survives, (ii) and until notice of the false or misleading representation or warranty has been given to a Mack Contributor and a Mack Contributor has had a reasonable opportunity to cure same and (iii) the aggregate damages to CRLP resulting from such false, misleading or untrue representations and warranties are reasonably expected to exceed $1,500,000, but thereafter CRLP may bring a claim against MACK for the entire amount of its aggregate damages up to $50,000,000. The MK Contributors and MK Entities shall only be liable for any damages hereunder related to such Exchange Property owned by them and such liability shall be joint and several among the MK Contributors and the MK Entities. The Patriot Contributors and the Patriot Entities shall only be liable for any damages hereunder with respect to any Exchange Property owned by them and such liability shall be joint and several among the Patriot Contributors and the Patriot Entities.

          5.4    (a)     The Mack Unit Holders hereby acknowledges that each
Unit Certificate representing the Mack Common Units shall bear the following legend:

"THE UNITS REPRESENTED BY THIS CERTIFICATE OR INSTRUMENT MAY NOT BE TRANSFERRED, SOLD, ASSIGNED, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF UNLESS SUCH TRANSFER, SALE, ASSIGNMENT, PLEDGE, HYPOTHECATION OR OTHER DISPOSITION COMPLIES WITH THE PROVISIONS OF THE AMENDED AND RESTATED PARTNERSHIP AGREEMENT DATED AS OF JANUARY 16, 1997 AS AMENDED AS OF _______________ __, 1997 (A COPY OF WHICH IS ON FILE WITH THE OPERATING PARTNERSHIP). EXCEPT AS OTHERWISE PROVIDED IN SUCH AGREEMENT, NO TRANSFER, SALE, ASSIGNMENT, PLEDGE, HYPOTHECATION OR OTHER DISPOSITION OF THE UNITS REPRESENTED BY THIS CERTIFICATE MAY BE MADE EXCEPT (A) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR (B) IF THE OPERATING PARTNERSHIP HAS BEEN FURNISHED WITH A SATISFACTORY OPINION OF COUNSEL FOR THE HOLDER THAT SUCH TRANSFER, SALE, ASSIGNMENT, PLEDGE, HYPOTHECATION OR OTHER DISPOSITION IS EXEMPT FROM THE PROVISIONS OF SECTION 5 OF THE ACT AND THE RULES AND REGULATIONS IN EFFECT THEREUNDER. IN ADDITION, THE

UNITS ARE SUBJECT TO THE PROVISIONS OF SECTION 18.1 OF A CERTAIN CONTRIBUTION AND EXCHANGE AGREEMENT DATED __________________ ___, 1997 (A COPY OF WHICH IS ON FILE WITH THE OPERATING PARTNERSHIP)."

                 (b) The Mack Unit Holders shall continue to hold legal and beneficial title (subject to the permitted activities in clauses (A) and (B) of Section 18.5 hereof and transfers to Permitted Transferees as defined therein) to the Mack Common Units for a period of one (1) year following the Closing (the "REPRESENTATION HOLDING PERIOD").

          5.5.   (a)     The Preferred Unit Holders hereby acknowledge that the
certificates representing the Series A Preferred Units and the Series B Preferred Units shall bear the following legend:

"THE PREFERRED UNITS REPRESENTED BY THIS CERTIFICATE OR INSTRUMENT MAY NOT BE TRANSFERRED, SOLD, ASSIGNED, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF UNLESS SUCH TRANSFER, SALE, ASSIGNMENT, PLEDGE, HYPOTHECATION OR OTHER DISPOSITION COMPLIES WITH THE PROVISIONS OF THE AMENDED AND RESTATED PARTNERSHIP AGREEMENT DATED AS OF JANUARY 16, 1997 AS AMENDED AS OF ________________ ___, 1997 (A COPY OF WHICH IS ON FILE WITH THE OPERATING PARTNERSHIP). EXCEPT AS OTHERWISE PROVIDED IN SUCH AGREEMENT, NO TRANSFER, SALE, ASSIGNMENT, PLEDGE, HYPOTHECATION OR OTHER DISPOSITION OF THE PREFERRED UNITS REPRESENTED BY THIS CERTIFICATE MAY BE MADE EXCEPT (A) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR (B) IF THE OPERATING PARTNERSHIP HAS BEEN FURNISHED WITH A SATISFACTORY OPINION OF COUNSEL FOR THE HOLDER THAT SUCH TRANSFER, SALE, ASSIGNMENT, PLEDGE, HYPOTHECATION OR OTHER DISPOSITION IS EXEMPT FROM THE PROVISIONS OF SECTION 5 OF THE ACT AND THE RULES AND REGULATIONS IN EFFECT THEREUNDER. IN ADDITION, THE PREFERRED UNITS ARE SUBJECT TO THE PROVISIONS OF SECTION 18.1 OF A CERTAIN CONTRIBUTION AND EXCHANGE AGREEMENT DATED __________________ ___, 1997 (A COPY OF WHICH IS ON FILE WITH THE OPERATING PARTNERSHIP)."

                 (b) The Preferred Unit Holders shall continue to hold legal and beneficial title to the Preferred Units (or if such Preferred Units have been converted, the Common Units received pursuant to such conversion) for the Representation Holding Period (subject to the permitted activities in clauses
(A) and (B) of Section 18.5 hereof and transfers to Permitted Transferees as defined therein).

                 (c) The Warrant Holders shall continue to hold legal and beneficial title to the Warrants for the Representation Holding Period (subject to the permitted activities in clauses (A) and (B) of Section 18.5 hereof and transfers to Permitted Transferees as defined therein).

          5.6 MACK acknowledges that it is not in a significantly disparate bargaining position with respect to CRLP in connection with the transaction contemplated by this Agreement and that MACK was represented by legal counsel in connection with this transaction.

          5.7 Notwithstanding anything to the contrary contained in Section 5.3, the right of CRLP to pursue a claim for a failure of MACK to perform the obligations set forth in Sections 3.4(a), 3.4(d), 7.5, 11.2, 13.1, 15, and any agreement entered into pursuant to Section 28 shall be without regard to a minimum in damages suffered, and shall not be subject to the cap on damages, as provided in Section 5.3, nor shall any recovery on account of a failure to perform in accordance with said Sections apply to the $50,000,000 cap.

     6.   REPRESENTATIONS AND WARRANTIES OF CALI AND CRLP.

          6.1 In order to induce MACK to perform as required hereunder, Cali and CRLP hereby jointly and severally warrant and represent the following:

                 (a)     (i)   CRLP is a duly organized and validly existing
limited partnership organized and in good standing under the laws of the State of Delaware, has all requisite power and authority to execute and deliver this Agreement and all other documents and instruments to be executed and delivered by it hereunder, and except as set forth on Schedule 6.1(a) to perform its obligations hereunder and under such other documents and instruments in order to acquire the Exchange Property in accordance with the terms and conditions hereof. All necessary actions of the partners of CRLP to confer such power and authority upon the persons executing this Agreement and all documents which are contemplated by this Agreement on its behalf have been taken.

                         (ii)  Cali is a duly organized and validly existing
corporation organized and in good standing under the laws of the State of Maryland, has all requisite power and authority to execute and deliver this Agreement and all other documents and instruments to be executed and delivered by it hereunder, and except as set forth on Schedule 6.1(a) to perform its obligations hereunder and under such other documents and instruments in order to permit CRLP to acquire the Exchange Property in accordance with the terms and conditions hereof. All necessary actions of the board of directors of Cali to confer such power and authority upon the persons executing this Agreement and all documents which are contemplated by this Agreement on its behalf have been taken.

                 (b) Except as set forth on Schedule 6.1(a), this Agreement and the agreements and other documents to be executed and delivered by each of Cali and CRLP hereunder, when duly executed and delivered, will be the legal, valid and binding obligation of each of Cali and CRLP, enforceable in accordance with the terms of this Agreement. Except as set forth on
Schedule 6.1(a), the performance by each of Cali and CRLP of each of its duties and obligations under this Agreement and the documents and instruments to be executed and delivered by each of them hereunder will not conflict with, or result in a breach of, or default under, any provision of any of the organizational documents of each of Cali and CRLP or any agreements, instruments, decrees, judgments, injunctions, orders, writs, laws, rules or regulations, or any determination or award of any court or arbitrator, to which each of Cali and CRLP is a party or by which each of its assets are or may be bound.

                 (c) The Mack Securities to be issued to the Mack Security Holders and any Units to be issued upon the conversion of the Preferred Units or exercise of the Warrants are duly authorized and, when issued by CRLP, will be fully paid and non-assessable, free and clear of any mortgage, pledge, lien, encumbrance, security interest, claim or rights of interest of any third party of any nature whatsoever. The shares of Common Stock to be issued by Cali upon redemption of the Mack Common Units, or the Common Units underlying the Preferred Units or issued upon exercise of the Warrants or upon redemption of the Common Units received upon the exercise of the Warrants, are authorized and will be reserved for future listing with the New York Stock Exchange prior to the date upon which any of the same become exercisable or redeemable for Common Stock, and, upon such issuance, will be fully paid and non-assessable, free and clear of any mortgage, pledge, lien, encumbrance, security interest, claim or rights of interest of any third party of any nature whatsoever.

                 (d) CRLP has furnished to the Mack Contributors a true and complete copy of the OP Agreement, as amended to date.

                 (e) Cali has caused to be delivered to the Mack Contributors copies of the SEC Documents and will cause to be delivered to the Mack Contributors copies of such additional documents as may be filed by Cali pursuant to the Act or the Exchange Act on or prior to the Closing Date. The SEC Documents were, and those additional documents filed between the date hereof and the Closing will be, prepared and filed in compliance with the rules and regulations promulgated by the SEC, and do not and will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein in order to make the statements contained therein, in light of the circumstances under which they were made or will be made, not misleading (excluding any and all information supplied in writing by MACK to Cali and/or CRLP for inclusion in the proxy statement to solicit Cali's stockholder approval for the transactions contemplated herein).

                 (f) The consolidated financial statements (the "CALI FINANCIALS") included in the SEC Documents have been prepared in accordance with GAAP applied on a consistent basis during the period involved (except as may be indicated in the notes thereto or, in the case of the unaudited statements, as permitted by Form 10-Q) and present fairly (subject, in the case of the unaudited statements, to normal, recurring year-end audit adjustments) the consolidated financial position of Cali and its Subsidiaries at the dates thereof and the consolidated results of operations and cash flows for the periods then ended. For purposes of this Agreement, the terms "Subsidiary" and "Subsidiaries" shall mean (i) any entity of which Cali (or other specified entity) shall own directly or indirectly through a subsidiary, a nominee arrangement or otherwise (x) at least a majority of the outstanding capital stock (or other shares of beneficial interest) or (y) at least a majority of the partnership, joint venture or similar interests, and (ii) any entity in which Cali (or other specified entity) is a general partner or joint partner, including without limitation CRLP; for purposes of Section 6.1(f) only, the terms "Subsidiary" or "Subsidiaries" shall specifically exclude Cali Services, Inc. and Grove Street Urban Renewal Corp., which are the only non-qualified REIT subsidiaries of Cali as of the date hereof.

                 (g) No action, suit, claim, investigation or proceeding, whether legal or administrative or in mediation or arbitration, is pending or, to the best of each of Cali's and CRLP's knowledge, threatened, at law or in equity, against either of Cali or CRLP before or by any court or federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality which would prevent either of Cali or CRLP from performing its respective obligations pursuant to this Agreement. There are no judgments, decrees or orders entered on a suit or proceeding against Cali or CRLP, an adverse decision which might, or which judgment, decree or order does, adversely affect Cali's and CRLP's ability to perform its respective obligations pursuant to, or MACK's rights under, this Agreement, or which seeks to restrain, prohibit, invalidate, set aside, rescind, prevent or make unlawful this Agreement or the carrying out of this Agreement or the transactions contemplated hereby.

                 (h) The execution and delivery of this Agreement and the performance by each of Cali and CRLP of its respective obligations hereunder do not and will not conflict with or violate any law, rule, judgment, regulation, order, writ, injunction or decree of any court or governmental or quasi-governmental entity with jurisdiction over Cali or CRLP, including, without limitation, the United States of America, the States of New York, New Jersey, Pennsylvania, Connecticut, Delaware and Maryland or any political subdivision of any of the foregoing, or any decision or ruling of any arbitrator to which Cali or CRLP is a party or by which Cali or CRLP is bound or affected.

                 (i) Except for CRLP and as set forth on SCHEDULE 6.1(I), Cali and CRLP have no Subsidiaries and no interests or investments in any partnership, trust or other entity or organization. Each Subsidiary of Cali and CRLP listed on SCHEDULE 6.1(I) has been duly organized, is validly existing and in good standing under the laws of the jurisdiction of its organization, has the corporate power and authority to own its properties and to conduct its business and is duly registered, qualified and authorized to transact business and is in good standing in each jurisdiction in which the conduct of its business or the nature of its properties requires such registration, qualification or authorization, except where the failure to be so registered, qualified or authorized and in good standing would not have a material adverse effect on Cali and its Subsidiaries, taken as a whole; all of the outstanding equity or other participating interests of each Subsidiary listed on SCHEDULE 6.1(I) have been duly authorized and validly issued, are fully paid and non-assessable.

                 (j) Except as disclosed in the SEC Documents filed with the SEC prior to the date hereof or in SCHEDULE 6.1(J), since June 30, 1997, Cali and each of its

Subsidiaries has conducted its business only in the ordinary course of such business and has not (i) sold or acquired any real estate or interest therein or
(ii) leased all or substantially all of any property or (iii) entered into any financing arrangements in connection therewith or (iv) granted an option to purchase or lease all or substantially all of any property or (v) entered into a contract, letter of intent, term sheet or other similar instrument to do any of the foregoing and there has not been any change, circumstance or event that has resulted in a material adverse effect on the business, properties, results of operations or financial condition of Cali and its Subsidiaries, taken as a whole.

                 (k) Except as set forth on SCHEDULE 6.1(K), neither Cali nor any Subsidiary has any material liabilities or obligations of any nature (whether absolute, accrued, contingent or otherwise) except for (i) liabilities or obligations reflected or reserved against in its June 30, 1997 unaudited consolidated balance sheet, (ii) liabilities and obligations relating to outstanding leases that are not required to be disclosed under GAAP and (iii) current liabilities incurred in the ordinary course of business since the date of such balance sheet.

                 (l)     (i)    As of the second business day immediately
preceding the date hereof: (A) the authorized capital stock of Cali consisted of 190,000,000 shares of its Common Stock and 5,000,000 shares of preferred stock, par value $.01 per share (the "PREFERRED STOCK"); (B) the issued and outstanding shares of capital stock of Cali consisted of 36,622,012 shares of Common Stock; (C) no shares of Preferred Stock were outstanding; and (D) all the outstanding shares of capital stock of Cali have been duly and validly issued and are fully paid and non-assessable.

                         (ii)   As of the second business day immediately
preceding the date hereof the issued and outstanding Units consist of 4,090,170 Common Units and no Preferred Units.

                         (iii)  Except for the Mack Common Units, the Preferred
Units, the Warrants and the conversion or exchange rights which attach to the warrants, options and convertible securities which are listed on SCHEDULE 6.1(L)(III), as of the date hereof and except for the existing outstanding Units and options granted under the Cali Employee and Director Stock Option Plans (as to which 1,858,259 shares are issuable as of the second business day immediately preceding the date hereof subject, in certain cases, to vesting requirements), there are no shares of Common Stock or any other equity security of Cali issuable upon conversion or exchange of any security of Cali as of the date hereof. As of the date hereof, no stockholder of Cali is entitled to any preemptive or similar rights to subscribe for shares of capital stock of Cali.

                 (m)     (i)    Cali (A) intends to file its federal income tax
return for the tax year that ended on December 31, 1996 as a real estate investment trust within the meaning of Sections 856 and 857 of the Code ("REIT"), (B) has complied with all applicable provisions of the Code relating to a REIT for 1994, 1995, and 1996 (C) has operated, and intends to continue to operate, in such a manner as to qualify as a REIT for 1997 and thereafter and
(D) has not taken
or omitted to take any action which would reasonably be expected to result in a challenge to its status as a REIT, and no such challenge is pending or, to Cali's knowledge, threatened.

                         (ii)   Cali has timely filed with the appropriate
taxing authorities all tax returns required to be filed by it or has timely requested extensions and any such request has been granted and has not expired. Each such tax return is complete and accurate in all material aspects. All taxes shown as owed by Cali or any of its Subsidiaries on any tax return have been paid or accrued, except for taxes being contested in good faith and for which adequate reserves have been taken. None of Cali or any of its Subsidiaries has executed or filed with the Internal Revenue Service or any other taxing authority any agreement now in effect extending the period for assessment or collection of any Tax. Except as set forth in SCHEDULE 6.1(M)(II), none of Cali or any of its Subsidiaries is a party to any material pending action or proceedings by any taxing authority for assessment or collection of any Tax, and no material claim for assessment or collection of any Tax has been asserted against it. True and complete copies of all federal, state and local income or franchise tax returns that have been filed by Cali and each of its Subsidiaries for 1994, 1995 and 1996 and all written communications with a taxing authority relating thereto will be delivered to the Mack Contributors or have been or will hereafter promptly be made available to representatives of the Mack Contributors. To Cali's knowledge, no claim has been made by a taxing authority in a jurisdiction where Cali or any of its Subsidiaries does not file tax returns that it is or may be subject to taxation by the jurisdiction. Except as set forth in SCHEDULE 6.1(M)(II), there is no material dispute or claim concerning any Tax liability of Cali or any of its Subsidiaries, (A) claimed or raised by any taxing authority in writing or (B) as to which Cali or any of its Subsidiaries has knowledge, and neither Cali nor any of its Subsidiaries has entered into or intends to enter into any agreements with any taxing authority, including but not limited to closing agreements.

                         (iii)  To its knowledge, as of the date hereof, Cali is
a "domestically-controlled" REIT within the meaning of Code Section
897(h)(4)(B).

                         (iv)   Cali represents and warrants that to its
knowledge, except as set forth in SCHEDULE 6.1(M)(IV), no person or entity which would be treated as an "individual" for purposes of Section 542(a)(2) of the Code (as modified by Section 856(h) of the Code) owns or would be considered to own (taking into account the ownership attribution rules under Section 544 of the Code, as modified by Section 856(h) of the Code) in excess of 9.8% of the value of the outstanding equity interest in Cali.

                         (v)    Cali represents and warrants that (A) each
Subsidiary organized as a partnership including, without limitation, CRLP (and any other Subsidiary that files tax returns as a partnership for federal income tax purposes) was and continues to be classified as a partnership for federal income tax purposes; and (B) each corporation or association which is taxable as a corporation for federal income tax purposes and in which Cali has a direct or indirect interest is either (i) a "qualified REIT subsidiary", as such term is defined in Code Section 856(i), or (ii) a corporation of which less than ten (10%) percent of the voting securities are owned by Cali and of which the total securities owned by Cali represent less than five percent of the value of the total assets of Cali, within the meaning of Code Section 856(c)(5).

                 (n) Neither Cali nor any of its Subsidiaries is in default under, or in violation of, any provision of its organizational documents.

                 (o) The Cali Property and other material assets are owned by Cali directly or indirectly through its ownership of CRLP, the Partnership Subsidiaries and CRLP's Subsidiaries.

                 (p) Neither Cali nor CRLP has made a general assignment for the benefit of creditors, filed any voluntary petition in bankruptcy or suffered the filing of any involuntary petition by either of Cali's or CRLP's creditors, suffered the appointment of a receiver to take possession of all, or substantially all, of Cali's or CRLP's assets, suffered the attachment or other judicial seizure of all, or substantially all, of Cali's or CRLP's assets, admitted in writing its inability to pay its debts as they come due or made an offer of settlement, extension or composition to its creditors generally.

                 (q) SCHEDULE 6.1(Q) annexed hereto sets forth a true and complete list of all committees established by the Board of Directors of Cali (the "BOARD").

                 (r)     (i)    Annexed hereto as SCHEDULE 6.1(R)(I) is a
true and complete list of all Cali and CRLP collective bargaining agreements, employment and consulting agreements or understandings related to same, non-competition agreements, executive compensation plans, bonus plans, directors' fee arrangements, deferred compensation agreements, employee pension plans or retirement plans, employee profit sharing plans, 401(k) savings plans, multiemployer plans, employee stock purchase and stock option plans, employee welfare plans, severance plans, group life insurance, hospitalization insurance or other similar plans or arrangements (either written or oral, but only to the extent an oral plan provides material benefits) providing for benefits to Cali employees or with respect to which a Cali employee is a party, including without limitation, bonus programs, new employment agreements and amended and restated employment agreements implemented pursuant to resolutions of the Board adopted on September 3, 1997.

                         (ii)   Cali and CRLP have complied and currently are
in compliance in all material respects, both as to form and operation, with the applicable provisions of the Employee Retirement Income Security Act of 1974, as amended, and the Internal Revenue Code of 1986, as amended, with respect to the Cali 401(k) Savings Plan (the "CALI 401(K) PLAN"). With respect to the Cali 401(k) Plan, Cali has supplied the Mack Contributors with the most recent determination letter issued by the Internal Revenue Service. With respect to collective bargaining agreements which cover Cali employees, Cali has supplied the Mack

Contributors with a true and complete copy of each collective bargaining agreement currently in effect including all amendments thereto.

                 (s) Except for the OP Agreement, this Agreement and as set forth on SCHEDULE 6.1(S) annexed hereto, there are no stockholders' agreements, partners' agreements, voting trust agreements or other restrictive agreements relating to the sale or voting of the Units or the Common Stock to which Cali or CRLP is a party.

                 (t) Annexed hereto as SCHEDULE 6.1(T) is a listing (THE "CALI RENT ROLL") of the following as of June 30, 1997, which is true, complete and correct in all material respects for the Cali Property: (i) the name of each tenant; (ii) the fixed rent actually being collected; (iii) the expiration date of each lease; and (iv) any arrearages of any tenant beyond thirty (30) days.

                 (u) To the knowledge of CRLP, Cali and CRLP have performed all of the material obligations and observed all of the covenants required of each landlord under the terms of the leases.

                 (v) Except as set forth on SCHEDULE 6.1(V) annexed hereto and except as covered by insurance, there are no actions, suits, labor disputes, litigation or proceedings currently pending or, to the knowledge of Cali, threatened against or related to Cali (with respect to the Cali Property) or to all or any part of the Cali Property, the environmental condition thereof, or the operation thereof.

                 (w) Except as set forth on SCHEDULE 6.1(W) annexed hereto, Cali has received no written notice and has no knowledge of (i) any pending or contemplated annexation or condemnation proceedings, or private purchase in lieu thereof, affecting or which may affect the Cali Property, or any part thereof,
(ii) any proposed or pending proceeding to change or redefine the zoning classification of all or any part of the Cali Property, (iii) any proposed or pending special assessments affecting the Cali Property or any portion thereof,
(iv) any penalties or interest due with respect to real estate taxes assessed against the Cali Property and (v) any proposed change(s) in any road or grades with respect to the roads providing a means of ingress and egress to the Cali Property.

                 (x) Except as set forth on SCHEDULE 6.1(X) annexed hereto, Cali has no knowledge of any material notices, suits, or judgments relating to any material violations (including environmental) of any laws, ordinances or regulations affecting the Cali Property, or any violations or conditions that may give rise thereto, and has no reason to believe that any agency, board, bureau, commission, department or body of any municipal, county, state or federal governmental unit, or any subdivision thereof, having, asserting or acquiring jurisdiction over all or any part of the Cali Property or the management, operation, use or improvement thereof contemplates the issuance thereof, and there are no outstanding orders, judgments, injunctions, decrees or writ of any Governmental Authorities against or involving Cali or the Cali Property.

                 (y) There are no aboveground or underground storage tanks or vessels which contain any Contaminants at any Cali Property, regardless of whether such tanks or vessels are regulated tanks or vessels or not, except as set forth on SCHEDULE 6.1(Y).

                 (z) Cali has no knowledge of outstanding requirements or recommendations by (i) the insurance company(s) currently insuring the Cali Property; (ii) any board of fire underwriters or other body exercising similar functions, or (iii) the holder of any mortgage encumbering any of the Cali Property, which require or recommend any repairs or work to be done on the Cali Property of a material nature.

                 (aa) To the knowledge of Cali, there are no Contaminants or Discharges on any Cali Property that would have a material adverse effect on CRLP, its affiliates, Cali and its subsidiaries.

                 (bb) As used throughout this Agreement, the phrases "to Cali's knowledge", "to CRLP's knowledge", or "to the knowledge of Cali or CRLP" or any similar derivation thereof, shall mean the actual knowledge of Thomas A. Rizk, John R. Cali, Brant Cali, Roger W. Thomas and Barry Lefkowitz, after due inquiry and investigation.

          6.2 Each of Cali and CRLP acknowledges that it is not in a significantly disparate bargaining position with respect to MACK in connection with the transaction contemplated by this Agreement and that Cali and CRLP were represented by legal counsel in connection with this transaction.

          6.3 All representations and warranties made by Cali and CRLP in this Agreement shall survive the Closing Date for a period of one (1) year, except that (a) the representations and warranties set forth in clauses (a),
(b), (c), (d) and (l) of Section 6.1 shall survive the Closing Date for the applicable period of the statute of limitations (unless otherwise specified herein), and shall not be merged in the delivery of the Deed or the Assignment of Contributed Interests; and (b) the representations and warranties set forth in clauses m(ii) and (iii), (t), (u), (v), (w), (x), (y), (z) and (aa) of
Section 6.1 shall not survive the Closing Date. Cali and CRLP agree to indemnify and defend MACK, and to hold MACK harmless, from and against any and all claims, liabilities, losses, deficiencies and damages as well as reasonable expenses (including attorney's, consulting and engineering fees), and interest and penalties related thereto, incurred by MACK, by reason of or resulting from any breach, inaccuracy, incompleteness or nonfulfillment of the representations, warranties, covenants and agreements of Cali and CRLP contained in this Agreement to the extent same was not actually known at Closing by any senior executive officers of the Mack Entities, up to a maximum liability of $50,000,000, except that such maximum liability is subject to the provisions of
Section 6.4. In addition, MACK shall not have a right to bring a claim against Cali or CRLP by virtue of any of the representations or warranties being false or misleading unless (i) such claim is brought on or prior to the date through which such representation or warranty survives, (ii) and until notice of the false or misleading representation or warranty has been given to CRLP and CRLP has had a reasonable opportunity to cure same and (iii) the aggregate damages to MACK resulting from such false, misleading or untrue representations and warranties are reasonably expected to exceed $1,500,000, but thereafter MACK may bring a claim against Cali or CRLP for the entire amount of its aggregate damages up to $50,000,000. Cali and CRLP shall be jointly and severally liable for any damages hereunder.

          6.4 Notwithstanding anything to the contrary contained in Section 6.3, the right of MACK to pursue a claim for a failure of CRLP or Cali to perform the obligations set forth in Sections 2.2(a), 2.2(b), 2.2(c), 2.2(d), the last sentence of 11.1(a), 13.1, 15, 19 and 27 shall be without regard to a minimum in damages suffered, and shall not be subject to the cap on damages, as provided in Section 6.3, nor shall any recovery on account of a failure to perform in accordance with said Sections apply to the $50,000,000 cap.

     7.   COVENANTS OF MACK.

          7.1 MACK covenants and agrees that between the date hereof and the Closing Date it shall perform or observe, or cause to be performed or observed, the following with respect to the Real Property:

                 (a) The Mack Entities will operate and maintain the Real Property in the ordinary course of business and use reasonable efforts to reasonably preserve for CRLP their relationships with their Tenants, suppliers, and others having on-going relationships with the Real Property. The Mack Entities will complete any capital expenditure program currently in process and anticipated to be completed at or prior to Closing. The Mack Entities will not defer taking any actions or spending any of its funds, or otherwise manage the Real Property differently, due to the transaction contemplated by this Agreement.

                 (b) The Mack Entities as landlords, will not enter into any new leases with respect to the Real Property, or renew or modify any Lease, without CRLP's prior written consent; provided, however that they shall be permitted to enter into new leases, renewals or modifications upon prior notice to, but without the prior written consent of, CRLP so long as such lease, renewal or modification is on market terms and conditions with bona fide third parties and is the type of transaction which they currently enter into in the ordinary course of its business.

                 (c)     Neither PAM nor any of the Mack Entities shall:

                         (i)    Enter into any agreement requiring them to do
work for any Tenant after the Closing Date without first obtaining the prior written consent of CRLP unless such agreement, in the respective Mack Entities' reasonable opinion, is on market terms and conditions with bona fide third parties and is the type of agreement which the respective Mack Entities currently enters into in the ordinary course of its business, in which case no consent of CRLP will be required; or

                         (ii)   Accept the surrender of any Service Contract or
Lease, or grant any concession, rebate, allowance or free rent, except in its ordinary course of business on market terms, with bona fide third parties and upon prior written notice to CRLP.

                         (iii)  Establish, adopt or amend any employee benefit
plans (severance or otherwise) or collective bargaining agreement, grant any options, or increase in any manner the compensation or fringe benefits of any director, officer or employee or other personnel (whether employees or independent contractors) or pay any benefit not payable under any existing agreement or Mack Plan, except (A) in the ordinary course of business and consistent with past practices and as required by law, provided that, before entering into any employment agreement or increasing or agreeing to increase the compensation, bonuses or other benefits of any employee in the ordinary course of business and as required by law, MACK shall first have consulted in good faith with Cali and/or CRLP with respect to the terms of any such employment agreement or increase in compensation, bonuses or other benefits; or (B) in connection with the transactions contemplated by this Agreement for which Cali or CRLP would not have any liability.

                 (d) No Mack Entity shall, between the date hereof and the Closing Date, apply any Security Deposits with respect to any Tenant in occupancy on the Closing Date, except in its ordinary course of business.

                 (e) Between the date hereof and the Closing Date, no Mack Entity shall renew, extend or modify any of the Service Contracts without the prior written consent of CRLP unless such is done by such Mack Entity in the ordinary course of its business and such Service Contracts contain a right to terminate on thirty (30) days' notice with no material cost to exercise such right, in which case no consent of CRLP will be required.

                 (f) MACK shall not remove any Personal Property located in or on the Real Property, except as may be required for repair and replacement or as set forth in Schedule 5.1(o). All replacements shall be free and clear of liens and encumbrances except to the extent the original Personal Property was so encumbered and shall be of quality at least equal to the replaced items and shall be deemed included in this sale, without cost or expense to CRLP, other than expressly provided herein.

                 (g) MACK shall, upon request of CRLP at any time after the date hereof, assist CRLP in its preparation of audited financial statements, statements of income and expense, and such other documentation as CRLP may reasonably request, covering the period of their ownership of the Real Property.

                 (h) Between the date hereof and the Closing Date, the Mack Entities will make all required payments under any mortgage affecting the Real Property (other than payments due at stated maturity) within any applicable grace period, but without reimbursement by CRLP therefor. The Mack Entities shall also comply with all other material terms covenants, and conditions of any mortgage on the Real Property.

                 (i) MACK shall not cause or permit the Exchange Property, or any interest therein, to be alienated, mortgaged, licensed, encumbered or otherwise be transferred.

                 (j) The Mack Entities agree to maintain and keep in full force and effect the hazard, liability and casualty insurance policies it is currently maintaining on the Real Property.

                 (k) MACK shall permit CRLP and its authorized representatives to inspect the Books and Records of its operations at all reasonable times upon reasonable notice. All Books and Records not conveyed to CRLP hereunder shall be maintained for CRLP's inspection at MACK's address as set forth above.

                 (l)     MACK shall:

                         (i)     promptly notify CRLP of, and  promptly deliver
to CRLP, a certified true and complete copy of any notice they may receive, on or before the Closing Date, from any Governmental Authority, concerning a violation of Environmental Laws or Discharge of Contaminants.

                         (ii)   contemporaneously with the signing and delivery
of this Agreement, and subsequently promptly upon receipt by MACK or its representatives, deliver to CRLP a certified true and complete copy of all environmental site assessments, investigations, and documents related to Contaminants and to prior operations, which operations or Contaminants are reasonably likely to have impacted the environment, and all other material Environmental Documents.

                 (m) MACK hereby acknowledges and agrees that the rental amount set forth in SCHEDULE 7.1(M) (the "THRESHOLD AMOUNT") was the underlying basis for determining the amount of the Exchange Consideration. The parties hereto assume that the Threshold Amount will be the approximate net operating income of the Exchange Property for the calendar year ending
December 31, 1998. MACK shall use its best efforts to enter into new leases or renewals of existing Leases on market terms and conditions with bona fide third parties and of the type which each respective Mack Entity enters into in the ordinary course of its business in order to achieve the Threshold Amount.

                 (n) The Mack Entities, at their sole cost and expense, shall complete all work under construction at the Real Property and complete all tenant improvement work and capital expenditure programs which have been commenced by the Mack Entities as of the date hereof, related to all leasing activity and otherwise in accordance with the obligation giving rise to such work having to be performed, and shall obtain and deliver to CRLP, as soon as practical, all final certificates of completion and occupancy, or other documentation reasonably satisfactory to CRLP, evidencing the acceptance of said work by all appropriate governmental authorities having jurisdiction thereover and the party for whom the work is being so performed; said obligations shall survive Closing.

                 (o) MACK shall take all commercially reasonable action to obtain the requisite consents and approvals from their partners and mortgagees to consummate the transactions contemplated by this Agreement. Notwithstanding anything to the contrary contained herein, the failure of MACK to obtain such requisite consents and approvals, after taking all commercially reasonable action, shall not constitute a "willful default" as that term is used in Section 22.2.

          7.2 No later than thirty (30) days from the date hereof, MACK shall deliver to CRLP a comfort letter covering the Exchange Property charts and tables contemplated by Section 7.5 and described on SCHEDULE 7.2, which letter shall be revised, modified or updated as the case may be as reasonably requested by CRLP. By November 14, 1997, MACK shall deliver to Cali unaudited Property Financials for the period from July 1, 1997 through September 30, 1997, reviewed by the same accountants.

          7.3 MACK covenants and agrees that it shall timely provide CRLP with drafts of any pertinent documentation in connection with leasing matters, Service Contracts and agreements for work to be done on behalf of Tenants and shall keep CRLP informed of all substantive negotiations and discussions with respect to the foregoing matters on an on-going basis.

          7.4 As soon as is practicable after the Closing, MACK covenants and agrees to take all necessary action to ensure that Cali possesses the sole and exclusive right to use the names "The Mack Company" and "Mack" except as follows: (i) the Mack Group shall have the right to use the name "Mack" for any non-competing business purpose as of the date hereof, except in a public real estate company where the "Mack" name is prominent, and (ii) the Mack Group shall have the right to use the name "Mack" for current competing business not included as part of the Exchange Property, the Eliminated Properties and the Option Properties.

          7.5 MACK covenants and agrees to assist Cali by providing the necessary information concerning MACK and the Exchange Property in connection with the filing of Cali's proxy statement for the solicitation of its shareholder approval of the transactions contemplated hereby, including without limitation all federal, state and local income, excise, franchise and all other tax filing and financial statements required in connection therewith. The costs of gathering, providing and reporting all the information relating to the Exchange Property and necessary for such filings and proxy solicitations shall be paid for by MACK.

          7.6 MACK covenants and agrees that until the earlier of the termination of this Agreement or the Closing Date, MACK will not, and will use all reasonable efforts to ensure that MACK's officers, directors, shareholders, partners, affiliates, representatives, agents and advisors, do not, directly or indirectly, institute, pursue, enter into or encourage (including by way of furnishing information) any discussions, negotiations or agreements contemplating or providing for any merger, acquisition, purchase or sale of the Exchange Property or any interest therein or other business combination with any person or entity other than Cali. In the event MACK receives an unsolicited BONA FIDE third party offer relating to such a transaction, MACK shall provide Cali with immediate written notice thereof, which notice will include the identity of the offeror and the terms of the offer.

     7A.  COVENANTS OF CRLP.

          7A.1   Cali covenants and agrees that within thirty (30) days of the date hereof and subject to satisfaction by MACK of the obligations set forth in
Section 7.5 in a manner reasonably satisfactory to Cali, it shall, at its sole cost and expense, file with the SEC an initial proxy statement in order to conduct any proxy solicitations as are necessary for shareholder approval of the transaction contemplated by this Agreement (including an amendment to the certificate of incorporation of Cali to modify the corporate name to Mack-Cali).

          7A.2   Cali covenants and agrees not to issue any class of capital stock senior to the Preferred Units (as if the Preferred Units of CRLP were preferred stock of Cali) without the consent of 66.7% of the holders of the Series B Preferred Units, voting as a single class.

          7A.3   CRLP agrees that (a) the Mack Contributors shall have access to the Books and Records, after Closing, for inspection or duplication, at the offices of CRLP at reasonable times and upon reasonable notice and (b) through the eighth (8th) anniversary of the Closing Date, before any of the Cali Records are destroyed or disposed of by CRLP, CRLP shall offer to return such Books and Records to the Mack Contributors, at the Mack Contributors' cost and expense, and the Mack Contributors shall respond to such offer within ten (10) business days of receipt of same. This obligation of CRLP shall not require CLRP to maintain any computer equipment or programs in order to access or retrieve any of said Books and Records.

          7A.4   Cali covenants and agrees that it shall not hire any current or former employee of a Mack Entity or PAM without the prior consent of Mitchell Hersh, which consent shall be at his sole and absolute discretion.

          7A.5   Between the date hereof and the Closing, Cali covenants and agrees that it shall keep Mitchell Hersh apprised of any acquisitions it may be contemplating in the future. In the event Cali desires to either (a) enter into a line of business substantially different from its present business or (b) enter into a transaction involving an acquisition greater than $100,000,000, it shall, in either instance, seek the consent of Mitchell Hersh on behalf of MACK, which consent may be withheld in his sole discretion. The withholding of such consent will not prohibit Cali from entering into any such transactions, but will permit MACK to terminate this Agreement if it so desires.

     8.   OPTION PROPERTIES.

          8.1 At the Closing, each of the owner(s) of certain option properties set forth in SCHEDULE 8.1 (the "OPTION PROPERTIES") and CRLP or its designee shall enter into an agreement (the "OPTION AGREEMENT") in recordable form, which form shall include without limitation, a right of inspection provision similar to Section 3.1(d) with the due diligence period to be agreed upon by the parties, and all the applicable representations and warranties set forth in Section 5 of this Agreement and which form shall be mutually agreed upon by the parties hereto. An Option Agreement shall be recorded against each of the Option Properties at Closing in the county land records in which such Option Properties are located.

     9.   ESTOPPEL CERTIFICATES.

          9.1    MACK agrees to deliver to each Tenant, no later than  thirty
(30) days from the date hereof, an estoppel certificate in the form annexed hereto as EXHIBIT 9.1 for Tenant's execution, completed to reflect the Tenant's particular Lease status. MACK agrees to use commercially reasonable efforts to obtain from all Tenants the estoppel certificates in such form; PROVIDED, HOWEVER, that if any Tenant shall refuse to execute an estoppel letter in such form, MACK shall nevertheless use commercially reasonable efforts to obtain estoppel certificates in the form in which each Tenant is obligated to deliver same as provided in its Lease. MACK agrees to deliver to CRLP copies of all estoppel letters received by Tenants in the form received by MACK. The estoppel certificates required to be obtained pursuant to this Section 9 are collectively referred to as the "ESTOPPEL CERTIFICATES".

          9.2 As a condition to Closing, MACK shall deliver (a) an Estoppel Certificate from all Tenants which occupy an entire building, (b) an Estoppel Certificate from each of the Tenants which lease space at the Real Property in excess of 25,000 square feet in the aggregate and (c) Estoppel Certificates from the remaining Tenants leasing at least seventy-five (75%) percent of the square footage of the Real Property, including the Tenants set forth in clauses 9.2(a) and (b) above.

     10.  CLOSING.

          10.1 The consummation of the transactions contemplated hereunder (the "CLOSING") shall take place at the offices of Pryor, Cashman, Sherman & Flynn, 410 Park Avenue, New York, New York 10022 on or about five (5) business days following the later to occur of (a) Cali's shareholder approval of the transactions contemplated hereby and (b) completion of the Cali Inspection Period (the "CLOSING DATE").

          10.2   (a)     On the Closing Date, the Mack Entities, at their sole
cost and expense, will deliver or cause to be delivered to CRLP the following documents with respect to the contribution and exchange of the Property conveyed pursuant to Section 1.3 fully executed by all parties thereto other than CRLP or parties claiming by, through or under CRLP:

                         (i)    Bargain and sale deeds or their equivalent and
applicable assignments of Ground Lease (collectively, the "DEEDS") with covenant in proper statutory form for recording so as to convey to CRLP or its Subsidiary Partnerships good and marketable title to the Real Property, free and clear of all liens and encumbrances, except the Permitted Encumbrances. The delivery of each Deed shall also be deemed to constitute a transfer of the Personal Property associated with the Real Property conveyed by the Deed; the delivery of all of the Deeds shall be deemed to constitute a transfer of the balance of the Personal Property to CRLP. No portion of the Exchange Consideration is attributable to the Personal Property.

                         (ii)   All original Leases and Ground Leases and all
other documents pertaining thereto, and certified copies of such Leases or other documents where MACK, using its best efforts, is unable to deliver originals of same.

                         (iii)  All other original documents or instruments
referred to herein, including without limitation the Service Contracts, Licenses and Permits and Books and Records, and certified copies of same where MACK, using its commercially reasonable efforts, is unable to deliver originals.

                         (iv)   A letter to Tenants advising the Tenants of the
transaction hereunder and directing that rent and other payments thereafter be sent to CRLP or its designee, as CRLP shall so direct.

                         (v)    Duly executed and acknowledged assignment and
assumption of all Leases, Rents and Security Deposits substantially in the form previously agreed to by the parties.

                         (vi)   Duly executed and acknowledged omnibus
assignment substantially in the form of EXHIBIT 10.2(A)(VI) annexed hereto ("OMNIBUS ASSIGNMENT").

                         (vii)  An affidavit, and such other document or
instruments required by the Title Company, executed by each Mack Entity certifying (i) against any work done or supplies delivered to the Real Property which might be grounds for a materialman's or mechanic's lien, in form sufficient to enable the Title Company to affirmatively insure CRLP against any such lien, (ii) that the signatures on the Deed are sufficient to bind each Mack Entity and convey the Property to CRLP and (iii) the Rent Roll.

                         (viii) Affidavits and other instruments, including but
not limited to all organizational documents of each Mack Entity and its general partner or managing member, as applicable, including operating agreements, filed copies of limited liability certificates, articles of organization, and good standing certificates, reasonably requested by CRLP and the Title Company evidencing the power and authority of the Mack Entities to enter into this Agreement and any documents to be delivered hereunder, and the enforceability of same.

                 (b) On the Closing Date, the Mack Contributors, at their sole cost and expense, will deliver or cause to be delivered to CRLP the following documents, with respect to the contribution and exchange of the Contributed Interests conveyed pursuant to Section 1.2, fully executed by all parties thereto other than CRLP or parties claiming by, through or under CRLP:

                         (i)    Duly executed and acknowledged assignments of
the Contributed Interests from each Mack Contributor (collectively, the "ASSIGNMENT OF CONTRIBUTED INTEREST"), in the form of EXHIBIT 10.2(B)(I) annexed hereto, to CRLP as assignee, together with all the applicable and requisite partnership consents, partner consents, limited liability company consents, mortgagee consents and resolutions by the general partner or managing member of each Contributed Entity authorizing said transaction.

                         (ii)   All original Leases and Ground Leases and all
other documents pertaining thereto, and certified copies of such Leases or other documents where the Mack Contributors, using its best efforts, are unable to deliver originals of same.

                         (iii)  All other original documents or instruments
referred to herein, including without limitation the Service Contracts, Licenses and Permits and Books and Records, and certified copies of same where the Mack Contributors, using their best efforts, are unable to deliver originals.

                         (iv)   All original organizational documents relating
to each Contributed Entity and all statements of accounts, books and records, insurance policies and other documentation.

                         (v)    Affidavits and other instruments, including but
not limited to all organizational documents of each Contributed Entity and its general partner or managing member, as applicable, including operating agreements, filed copies of limited liability certificates, articles of organization, and good standing certificates, reasonably requested by CRLP and the Title Company evidencing the power and authority of the Mack Contributors to enter into this Agreement and any documents to be delivered hereunder, and the enforceability of same.

                         (vi)   All original insurance policies related to any
Exchange Property and set forth in SCHEDULE 10.2(B)(VI).

                 (c) On the Closing Date, MACK, at its sole cost and expense, will deliver or cause to be delivered to CRLP the following documents, with respect to the contribution and exchange of the Exchange Property, fully executed by all parties thereto other than CRLP or parties claiming by, through or under CRLP:

                         (i)    The original Estoppel Certificates required to
be obtained pursuant to Section 9 hereof.

                         (ii)   A list of all cash security deposits and all
non-cash security deposits (including letters of credit) delivered by Tenants under the Leases, together with other instruments of assignment, transfer or consent as may be necessary to permit CRLP to realize upon same.

                         (iii)  A certificate indicating that the
representations and warranties of MACK made in this Agreement are true and correct in all material respects as of the Closing Date, or if there have been any changes, a description thereof.

                         (iv)   A Rent Roll for each Real Property and each
Option Property, current as of the Closing Date, certified by MACK as being true and correct in all material respects.

                         (v)    All proper instruments as shall be reasonably
required for the conveyance to CRLP of all right, title and interest, if any, of MACK in and to any award or payment made, or to be made, (i) for any taking in condemnation, eminent domain or agreement in lieu thereof of land adjoining all or any part of the Real Property, (ii) for damage to the Real Property, or Ground Leases or any part thereof by reason of change of grade or closing of any such street, road, highway or avenue, and (z) for any taking in condemnation or eminent domain of any part of the Real Property or Ground Leases.

                         (vi)   In order to avoid the imposition of the
withholding tax payment pursuant to Section 1445 of the Code, a certificate signed by an officer of MACK to the effect that MACK is not a "foreign person" as that term is defined in Section 1445(f)(3) of the Code.

                         (vii)  All such transfer and other tax declarations and
returns and information returns, duly executed and sworn to by MACK as may be required of MACK by law in connection with the conveyance of the Exchange Property to CRLP, including but not limited to, Internal Revenue Service forms.

                         (viii) A statement setting forth all adjustments and
prorations shown thereon.

                         (ix)   A Tradenames Assignment Agreement substantially
in the form of EXHIBIT 10.2(C)(IX) annexed hereto.

                         (x)    Non-Competition Agreements from Earle Mack,
David Mack and Frederick Mack substantially in the form of EXHIBIT 10.2(C)(X)-1 and a Non-Competition Agreement from William Mack substantially in the form of
EXHIBIT 10-2(C)(X)-2.

                         (xi)   Employment agreement with Mitchell Hersh as
described in Section 26.2(iii) of this Agreement.

                         (xii)  Estoppel certificate addressed to CRLP from each
mortgagee in form and substance reasonably acceptable to CRLP.

                         (xiii)    The Option Agreement described in Section
8.1.

                         (xiv)  The guaranties, if any, undertaken at the Mack
Contributors' option, as provided for in Section 19 with respect to the Mortgages.

                         (xv)   Duly executed and acknowledged assignment and
assumption of all Ground Leases substantially in the form previously agreed to by the parties.

                         (xvi)  Such other documents as may be reasonably
required by the mortgagees providing for the restructure or modification of the Mortgages as provided herein.

                         (xvii) Letter of direction regarding the issuance of
the Mack Securities to the Mack Contributors from the legal and beneficial owners of the Exchange Property. The signatories of said letter are also to acknowledge that they are the legal and beneficial owners of same.

                         (xviii) Estoppel letters addressed to the respective
Mack Entities, their successors and assigns from the lessors under the Ground Leases in form and substance reasonably acceptable to CRLP.

                         (xix)  Waivers of rights of first refusal, or evidence
of the lapse of said rights, in form reasonable satisfactory to CRLP, with respect to any of the Exchange Property which is subject to said rights.

                         (xx)   Evidence of compliance with the various State
transfer tax laws.

                         (xxi)  Opinion of Battle Fowler LLP in a form to be
mutually agreed upon by the parties.

                         (xxii) The Letters of Non-Applicability described in
Section 12.2(j).

                         (xxiii) Evidence of compliance with the Iowa
Environmental Quality Act and Iowa Code Ann. Section 558.69, or the affidavit described in Section 12.2(k).

                         (xxiv) Evidence of compliance with the San Francisco,
California PWC art. 20, the California Carpenter-Presley-Turner Hazardous Substance Account Act and Cal. Health & Safety Code Sections 25915-25919.7, or the affidavit described in Section 12.2(l).

                         (xxv)  Evidence of compliance with Ariz. Rev. Stat.
Ann. Section 33-434.01, or the affidavit described in Section 12.2(m).

                 (xxvi) The Consulting Agreement among Mack-Cali and the MK Contributors described in Section 12.2(n) of this Agreement.

                 (xxvii) Such other documents as may be reasonably required or appropriate to effectuate the consummation of the transactions contemplated by this Agreement.

          10.3 On the Closing Date, Cali and CRLP, at their sole cost and expense, will deliver or cause to be delivered to MACK the following payments, instruments and documents, fully executed by all parties thereto other than MACK or parties claiming by, through or under MACK:

                 (a)     The Cash Payment, net of adjustments and prorations.

                 (b) The Unit Certificates and Preferred Certificates and Warrants representing, in the aggregate, the Mack Securities.

                 (c) Resolutions of the Board of Directors of Cali (the "BOARD"), effective as of the Closing Date, (i) reconstituting the Board so that three (3) of the members shall be designated by the Mack Group, seven (7) shall be independent members, four (4) of which shall be suggested by the Mack Group and reasonably approved by Cali and three (3) of such independent members shall be designated by the current members of the Board; all such seven (7) members to be independent of control by Cali or the Mack Group and three (3) directors nominated by Cali which shall be John J. Cali, Thomas A. Rizk and Robert Weinberg; (ii) appointing Mitchell Hersh as President and Chief Operating Officer; (iii) establishing a four (4) person Executive Committee which shall consist of William Mack, Mitchell Hersh, Thomas A. Rizk and John J. Cali (the "EXECUTIVE COMMITTEE"); (iv) approving the issuance of the Mack Securities to be issued to the Mack Security Holders; (v) amending Cali's stock option plans (the "STOCK OPTION PLAN") (subject to subsequent stockholder approval) to increase the maximum number of shares of Common Stock reserved for issuance of awards by at least 1,500,000; and (vi) changing the name of Cali and CRLP subject to
Section 26.1.

                 (d) Duly executed and acknowledged assignment and assumption of all Leases, Rents and Security Deposits substantially in the form previously agreed to by the parties.

a)                  (e)  Duly executed and acknowledged Omnibus Assignment.

                 (f) A certificate indicating that the representations and warranties of Cali and CRLP made in this Agreement are true and correct as of the Closing Date, or if there have been any changes, a description thereof.

                 (g) Employment agreement with Mitchell Hersh as described in Section 26.2(iii) of this Agreement.

                 (h) Affidavits and other instruments, including but not limited to all organizational documents of Cali and CRLP including limited partnership agreements, filed copies of limited partnership certificates, articles of organization, and good standing certificates, reasonably requested by the Mack Contributors evidencing the power and authority of Cali and CRLP to enter into this Agreement and any documents to be delivered hereunder, and the enforceability of same.

                 (i) An opinion of counsel of Pryor, Cashman, Sherman & Flynn in a form to be mutually agreed to by the parties.

                 (j) A Registration Rights Agreement substantially in the form of EXHIBIT 10.3(J).

                 (k) Amendment to Exhibit A of the OP Agreement reflecting admission of MACK, or its designees, as limited partners.

                 (l) The Tradenames Assignment Agreement substantially in the form previously agreed to by the parties and annexed hereto as EXHIBIT 10.2(C)(IX).

                 (m) Duly executed and acknowledged assignment and assumption of all Ground Leases substantially in the form previously agreed to by the parties.

                 (n) Duly executed and acknowledged Assignments of Contributed Interest in the form of EXHIBIT 10.2(B)(I).

                 (o) Amendment to the OP Agreement to cover the issues set forth on EXHIBIT 10.3(O) which amendment shall be mutually agreed upon by the parties hereto.

                 (p) A statement setting forth all adjustments and prorations shown thereon.

                 (q) Such other documents as may be reasonably required or appropriate to effectuate the consummation of the transactions contemplated by this Agreement.

          10.4 All transfer taxes and expenses on the Deeds and any state or county documentary stamps or transfer taxes on the Deeds or the Contributed Interest shall be paid by MACK. MACK shall pay all customary recordation charges, clerk's fees, taxes, transfer and recording charges. CRLP shall pay all title insurance premiums, title examination fees and survey costs. Each party shall be responsible for its own attorney's fees. The provisions of this
Section 10.4 shall survive the Closing.

          10.5 The Closing shall be consummated without compliance with bulk sales laws. If by reason of any applicable bulk sales law, any claims are asserted by creditors of MACK related to periods prior to the Closing, such claims shall be the responsibility of MACK, and MACK shall jointly and severally indemnify, defend and hold harmless CRLP (and their respective directors, officers, employees, affiliates, successors and assigns) from and against all losses or liabilities (including reasonable attorneys fees and costs), if any, based upon, arising out of or otherwise in respect of the failure to comply with such bulk sales laws.

          10.6   (a)     Cali and CRLP acknowledge and agree that, except as set
forth in this Agreement, CRLP is acquiring the Exchange Property in its "as is" condition "subject to all faults" and specifically and expressly without any warranties, representations or guarantees, either express or implied, of any kind, nature, or type whatsoever from or on behalf of MACK. Cali and CRLP acknowledge that, except as set forth in this Agreement, and except for documents, reports and information related to the environmental integrity of the Real Property, the Option Properties, or both, neither Cali nor CRLP has relied and is not relying on any information, document, reports, sales brochure or other literature, maps or sketches, financial information, projections, proformas or statements, that may have been given by or made by or on behalf of MACK. CRLP and Cali further acknowledge that, except as otherwise set forth herein, all materials relating to the Real Property which have been provided by MACK, including but not limited to, the Phase I Reports, have been provided without any warranty or representation, expressed or implied as to their content, suitability for any purpose, accuracy, truthfulness or completeness and neither CRLP nor Cali shall have any recourse against MACK or its counsel, advisors, agents, officers, directors or employees for any information in the event of any errors therein or omissions therefrom.

                 (b) Cali and CRLP hereby acknowledge and agree that, except as set forth herein, they are not entitled to, and do not, rely on MACK or its agents as to (i) the quality, nature, adequacy or physical condition, whether latent or patent, of the Real Property including, but not limited to, the structural elements, foundation, roof, appurtenances, access, landscaping parking facilities or the electrical, mechanical, HVAC, plumbing, sewage or utility system, facilities or appliances at or in connection with the Real Property, if any;
(ii) the existence, quality, nature, adequacy, physical condition, or location of any utilities serving the Real Property; (iii) the development potential of the Real Property, its habitability, merchantability or fitness, suitability or adequacy of the Real Property for any particular purpose; (iv) the zoning or other legal status of the Real Property or the potential use of the Real Property; (v) the Real Property's or its operations' compliance with any applicable codes, laws, building codes, fire codes, regulations, statutes, ordinances, covenants, conditions or restrictions of, or agreements with any governmental or quasi-governmental entity or of any other person or entity;
(vi) the quality of any labor or materials relating in any way to the Real Property; or (vii) the condition of title to the Real Property or the nature, status and extent of any right, encumbrance, license, reservation, covenant, condition, restriction or any other matter affecting title to the Real Property.

     11.  ADJUSTMENTS.

          11.1 The following items under (a) through (f) with respect to the Real Property and under (g) are to be apportioned as of midnight on the date preceding the Closing:

                 (a) Rents, escalation charges and percentage rents payable by Tenants as and when collected. All moneys received from Tenants from and after the Closing shall belong to CRLP and shall be applied by CRLP to current rents and other charges under the Leases. After application of such moneys to current rents and charges, CRLP agrees to remit to MACK any excess amounts paid by a Tenant to the extent that such Tenant was in arrears in the payment of rent prior to the Closing, but subject to the provisions of Section 11.2 with respect to Additional Rents.

                 (b) Upon sufficient advance notice, a cashier's or certified check or wire transfer to the order of CRLP in the amount of all cash Security Deposits and any prepaid rents, together with interest required to be paid thereon. Upon prior notice to MACK, at the election of CRLP, such amount may be allotted to CRLP as a credit against the Cash Payment.

                 (c) Utility charges payable by MACK, including, without limitation, electricity, water charges and sewer charges. If there are meters on the Real Property, MACK will cause readings of all said meters to be performed not more than ten (10) days prior to the Closing Date. To the extent said meters are not read prior to Closing, CRLP will cause same to be read promptly thereafter and a PRO-RATA adjustment shall be made upon said reading.

                 (d) Amounts payable under the Service Contracts other than those Service Contracts which CRLP has elected not to assume.

                 (e) Real estate taxes due and payable for the calendar year or fiscal year, as applicable. If the Closing Date shall occur before the tax rate is fixed, the apportionment of real estate taxes shall be upon the basis of the tax rate for the preceding year applied to the


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

latest assessed valuation. If subsequent to the Closing Date, real estate taxes (by reason of change in either assessment or rate or for any other reason) for the Real Property should be determined to be higher or lower than those that are apportioned, a new computation shall be made, and MACK agrees to pay CRLP any increase shown by such recomputation and vice versa.

                 (f) The value of fuel stored at any of the Real Property, at the Mack Entities' or the Contributed Entities' most recent cost, including taxes, on the basis of a reading made within fifteen (15) days prior to the Closing by their supplier. To the extent said reading is not made prior to Closing, CRLP will cause same to be read promptly thereafter and a PRO-RATA adjustment shall be made upon said reading.

                 (g) Amounts incurred or accrued prior to the Closing Date or payable to or with respect to any New Cali Employees or other personnel (i.e. independent contractors of MACK or an affiliate of MACK) for services performed or otherwise, including, without limitation, costs related to accrued vacation time.

          11.2 Promptly following request by CRLP, MACK shall deliver to CRLP a list of additional rent, however characterized, under a Lease, including without limitation, real estate taxes, electrical charges, utility costs and operating expenses (collectively, "ADDITIONAL RENTS") billed to Tenants for the calendar year 1997 (both on a monthly basis and in the aggregate), the basis for which the monthly amounts are being billed and the amounts incurred by MACK on account of the components of Additional Rent for calendar year 1997.

          11.3 All amounts due and owing under the Mortgages other than the outstanding principal balance thereof, including by way of example accrued and unpaid interest, deferred interest, late charges, default interest, prepayment fees or penalties, and other fees and charges, shall be paid by MACK on or before the Closing.

          11.4 If, on the Closing Date, the Real Property or any part thereof shall be or shall have been affected by an assessment or assessments which are or may become payable in annual installments, all the unpaid installments of any such assessment due and payable on or prior to the Closing Date shall be paid and discharged by MACK on the Closing Date.

          11.5 At the Closing, the parties shall adjust for certain unperformed tenant improvement work, as more particularly described in Section
13.2 hereof, and CRLP shall, if appropriate, receive a credit therefor.

          11.6 At the Closing, CRLP shall be credited with those unpaid leasing commissions, tenant improvement obligations and other capital expenditures related to Exchange Property set forth on SCHEDULE 5.1(M-1) and which are the obligation of MACK.


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

          11.7 Except as otherwise provided in this Agreement, the adjustments shall be made in accordance with the customs in respect to title closings in the State of New York.

          11.8 Any errors in calculations or adjustments shall be corrected or adjusted as soon as practicable after the Closing.

          11.9 The credits set forth in Sections 11.5 and 11.6 shall be made against the Cash Payment.

          11.10  The provisions of this Section 11 shall survive the Closing
Date.

     12.  CONDITIONS PRECEDENT TO CLOSING.

          12.1 The obligations of MACK to deliver title to the Exchange Property and to perform the other covenants and obligations to be performed by MACK on the Closing Date shall be subject to the following conditions (all or any of which may be waived, in whole or in part, by MACK):

                 (a) The representations and warranties made by CRLP and Cali herein shall be true and correct in all material respects with the same force and effect as though such representations and warranties had been made on and as of the Closing Date. For the purposes of the Closing condition described in this Section 12.1(a), any limitation to the knowledge, best knowledge, or actual knowledge in any representation, warranty, covenant or agreement made by CRLP or Cali herein shall be inapplicable.

                 (b) CRLP and Cali shall have executed and delivered to MACK all of the documents provided herein for said delivery.

                 (c) Cali and CRLP shall have performed all covenants and obligations undertaken by Cali and CRLP herein in all respects and complied with all conditions required by this Agreement to be performed or complied with by them on or before the Closing Date.

                 (d) The resolutions of the Board set forth in Section 10.3(c) shall have been approved and implemented.

                 (e) Cali shall not have revoked its prior election pursuant to Section 856(c)(1) of the Code to be taxed as a REIT, and shall be in compliance with all applicable federal income tax laws, rules and regulations, including the Code, necessary to permit it to be taxed as a REIT. Cali shall not have taken any action or have failed to take any action which would reasonably be expected to, alone or in conjunction with any other factors, result in the loss of its status as a REIT for federal income tax purposes.


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

                 (f) Cali shall have issued the Mack Common Units and the Preferred Units to the Mack Unit Holders and Mack Preferred Unit Holders, respectively, in the case of the Preferred Units pursuant to the Certificates of Designation which shall be substantially in the form of EXHIBITS 2.4(A)(I) and
EXHIBIT 2.4(A)(II) annexed hereto.

                 (g) Cali shall have issued an aggregate amount of 2,000,000 Warrants to the Mack Warrant Holders, which Warrants shall be substantially in the form of EXHIBIT 2.5 annexed hereto.

                 (h) Cali shall have received shareholder approval for the transactions contemplated by this Agreement as contemplated by the rules of The New York Stock Exchange, Inc.

                 (i) The Board shall have accepted the resignations of (i) the following existing Board members: Angelo Cali, Brant Cali, Brad Berger, Kenneth DeGehetto, James Hughes and Alan Turtletaub, (ii) Thomas A. Rizk as President, (iii) Brant Cali as Chief Operating Officer and (iv) John R. Cali as Chief Administrative Officer.

                 (j) The OP Agreement shall have been amended pursuant to the amendment set forth in EXHIBIT 10.3(O) annexed hereto.


          12.2 The obligations of Cali and CRLP to accept title to the Exchange Property and Cali and CRLP's obligation to perform the other covenants and obligations to be performed by Cali and CRLP on the Closing Date shall be subject to the following conditions (all or any of which may be waived, in whole or in part, by Cali or CRLP):

                 (a) The representations and warranties made by MACK shall be true and correct in all material respects with the same force and effect as though such representations and warranties had been made on and as of the Closing Date. For the purposes of the Closing condition described in this
Section 12.2(a), any limitation to the knowledge, best knowledge, or actual knowledge in any representation, warranty, covenant or agreement made by MACK herein shall be inapplicable.

                 (b) MACK shall have performed all covenants and obligations undertaken by them herein in all respects and complied with all conditions required by this Agreement to be performed or complied with by it on or before the Closing Date.

                 (c) The Title Company is unconditionally prepared to issue to CRLP a Title Policy meeting the requirements set forth in Section 4 hereof for an "insurable title".

                 (d) The mortgagees and the Mack Entities shall have entered into such documents as shall be acceptable to each of the parties for the modification or restructure of the

Mortgages with an outstanding principal balance of Three Hundred Two Million One Hundred and Forty Seven Thousand ($302,147,000) Dollars subject to the provision of Section 2.6.

                 (e) All options to purchase which are triggered by the transactions contemplated by this Agreement and all rights of first refusal and rights of first offer, with respect to the Real Property shall have been waived, either pursuant to a specific waiver executed by the beneficiary thereof or by the lapse of time as provided in the instrument setting forth such right. If the waiver is based upon the lapse of time, MACK shall certify compliance with the relevant instrument.

                 (f) MACK shall have executed and delivered to CRLP all of the documents provided for herein for said delivery.

                 (g) All new and amended and restated employment agreements, bonus and severance packages which are applicable to Cali officers, including without limitation, any payments to be made on or after the Closing Date with respect thereto as approved by the Board on September 3, 1997 shall be implemented and with appropriate payment to be made immediately prior to or contemporaneously at the Closing and such Board approval shall remain unmodified and in full force and effect

                 (h) Cali shall have received shareholder approval for the transactions contemplated by this Agreement as contemplated by the rules of The New York Stock Exchange, Inc.

                 (i) MACK shall have received the requisite consent or approval from all necessary mortgagees and third-party partners in order to contribute and convey the Exchange Property. The parties acknowledge that they expect MACK to have completed its obligations in the foregoing sentence prior to November 1, 1997, although such obligations may be completed after such date, but in no event later than the mailing of the definitive Cali proxy statement to its shareholders.

                 (j) MACK shall, prior to the closing, at its sole cost and expense, obtain Letters of Non-Applicability pursuant to New Jersey's Industrial Site Recovery Act, N.J.S.A. 13:1K-6 ET SEQ., and the regulations promulgated thereunder ("ISRA") from the New Jersey Department of Environmental Protection ("NJDEP"), with respect to the Real Property located in the State of New Jersey. Upon CRLP's request, the Mack Contributors and the Mack Entities shall provide CRLP with all information, reports, studies and analysis which the Mack Contributors and the Mack Entities delivered to NJDEP with the application for, or otherwise in connection with, the issuance of the Letters of Non-Applicability.

                 (k) MACK shall, prior to the closing, at its sole cost and expense, comply with the Iowa Environmental Quality Act, Iowa Code Ann. Section 455B.430, and Iowa Code Ann. Section 558.69 and the regulations promulgated thereunder and any amending and successor legislation and regulations now or hereafter existing, with respect to the Real Property located in the State of Iowa. The Mack Contributors and the Mack Entities shall, at their sole cost and expense, make all submissions to, provide all information to, and comply with all requirements of the Iowa Department of Natural Resources or its successor. In the event that the Iowa Real Property is not subject to the Iowa Environmental Quality Act or Iowa Code Ann. Section 558.69, or both, then, prior to closing, the Mack Contributors shall, at its sole cost and expense, provide to CRLP an affidavit stating that the Iowa Real Property is not subject to the provisions of Iowa Environmental Quality Act or the Iowa Code Ann. Section 558.69, or both.

                 (l) MACK shall, prior to the closing, at its sole cost and expense, comply with San Francisco, California Public Works Code art. 20, Sections 1001-1015 ("PWC art. 20"); Cal. Health & Safety Code Section 25359.7; the California Carpenter-Presley-Turner Hazardous Substance Account Act, Cal. Health & Safety Code Sections 25915-25919.7 any regulations promulgated thereunder and any amending or successor legislation and regulations now or hereafter existing with respect to the Real Property located in San Francisco, California. In the event that the San Francisco, California Real Property is not subject to PWC art. 20, the California Carpenter-Presley-Turner Hazardous Substance Account Act, Cal. Health & Safety Code Sections 25915-25919.7, or any combination thereof, then prior to closing, the Mack Contributors shall, at its sole cost and expense, provide to CRLP an affidavit stating that the San Francisco, California Real Property is not subject to the provisions of PWC art. 20, the California Carpenter-Presley-Turner Hazardous Substances Account Act, Cal. Health & Safety Code Sections 25915-25919.7, or any combination thereof.

                 (m) MACK shall, prior to the Closing, at its sole cost and expense, comply with Ariz. Rev. Stat. Ann. Section 33-434.01, and the regulations promulgated thereunder and any amending and successor legislation and regulations now or hereafter existing with respect to the Real Property located in the State of Arizona. In the event that the Arizona Real Property is not subject to Ariz. Rev. Stat. Ann. Section 33-434.01, then prior to closing, the Mack Contributors shall, at its sole cost and expense, provide to CRLP an affidavit stating that the Arizona Real Property is not subject to the provisions of Ariz. Rev. Stat. Ann. Section 33-434.01.

                 (n) The MK Contributors shall have executed and delivered to CRLP a consulting and management agreement mutually acceptable to the parties thereto (the "CONSULTING AGREEMENT") dated as of the Closing Date among the MK Contributors and Mack-Cali whereby Mack-Cali shall provide management and consulting services in connection with the properties set forth on SCHEDULE 12.2(N) which shall be retained by the MK Contributors. In consideration for such services, the MK Contributors agree to pay Mack-Cali an annual consulting fee of $1,000,000 for a period of three (3) years and as more fully described in said Consulting Agreement.

                 (o) MACK shall have entered into a sufficient number of new leases and/or extensions or renewals of existing Leases so that the rents generated by the Exchange Property for the year ending December 31, 1998 are anticipated to equal or exceed the Threshold Amount.

          13.    LEASING COMMISSIONS AND


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

          TENANT IMPROVEMENT OBLIGATIONS.

          13.1 All leasing commissions, tenant improvement obligations, capital expenditures and other costs associated with the Leases and any leasing activity through the Closing Date shall be the obligation of MACK and shall have been paid for or otherwise satisfied prior to Closing; provided, however, (1) any leasing commissions or tenant improvement obligations associated with leasing activity which results in any incremental net operating income generated by the Exchange Property above the Threshold Amount shall be the obligation of Mack-Cali and (2) any leasing commissions or tenant improvement obligations associated with renewals of Leases scheduled to expire after January 1, 1998 shall also be the obligation of Mack-Cali including, but not limited to, those costs set forth on SCHEDULE 5.1(M-2). All leasing commissions and tenant improvement obligations set forth on SCHEDULE 5.1(M-1) for which CRLP shall receive a credit at Closing pursuant to Section 11.6 of this Agreement shall be the post-closing obligation of Mack-Cali.

          13.2 MACK and CRLP agree to proceed in good faith in establishing all of the amounts to be adjusted pursuant to Section 13.1, including the cost of all tenant improvement obligations and leasing commissions with respect to the Exchange Property which were to have been performed, completed and paid for prior to the Closing.

          13.3    The provisions of this Section 13 shall survive the Closing.

     14.  ASSIGNMENT.

          This Agreement may not be assigned by Cali or CRLP except to a directly or indirectly wholly-owned subsidiary or subsidiaries of Cali or CRLP, or to a partnership in which any such wholly-owned subsidiary or subsidiaries owns, either directly or indirectly, at least seventy-five (75%) percent of the profits, losses and cash flow thereof and controls the management of the affairs of such partnership (any such entity, a "PERMITTED ASSIGNEE") and any other assignment or attempted assignment by Cali or CRLP shall constitute a default by Cali or CRLP hereunder and shall be deemed null and void and of no force and effect. Notwithstanding anything to the contrary contained herein, Cali or CRLP may assign the right to purchase individual portions of the Real Property to various entities provided that each of such entities is a Permitted Assignee. A copy of any assignment permitted hereunder, together with an agreement of the assignee assuming all of the terms and conditions of this Agreement to be performed by Cali or CRLP with respect to the portion of the applicable Real Property, in form reasonably satisfactory to counsel for MACK, shall be delivered to the attorneys for MACK prior to the Closing, and in any event no such assignment shall relieve Cali and CRLP from their obligations under this Agreement.

     15.  BROKER.


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

          15.1 Cali, CRLP and MACK represent and warrant that they have not dealt with any brokers, finders or salesmen, in connection with this transaction. Cali, CRLP and MACK agree to indemnify, defend and hold each other harmless from and against any and all loss, cost, damage, liability or expense, including reasonable attorneys' fees, which they may sustain, incur or be exposed to by reason of any claim for fees or commissions. The provisions of this Section shall survive the Closing or other termination of this Agreement.

     16.  CASUALTY LOSS.

          16.1 MACK and the Contributed Entities shall continue to maintain, in all material respects, the fire and extended coverage insurance policies with respect to the Real Property (the "INSURANCE POLICIES") which are currently in effect, through the date that said coverage currently expires or the Closing, whichever is later, which obligation shall survive the Closing.

          16.2 If at any time prior to the Closing Date all or any portion of the Real Property is destroyed or damaged (a "DAMAGED PROPERTY") as a result of fire or any other casualty (a "CASUALTY"), MACK shall promptly give written notice ("CASUALTY NOTICE") thereof to CRLP. CRLP shall have the right to exclude a Real Property if the following have not been satisfied (a) the Insurance Policies fully cover the damage resulting from the Casualty, (b) subject to the rights of any mortgagee, the proceeds of any insurance, together with a credit equal to MACK's deductible under the Insurance Policies, shall be paid to CRLP at the time of the Closing, (c) all unpaid claims and rights in connection with losses to the Damaged Property shall be assigned to CRLP at Closing without in any manner affecting the consideration hereunder, (d) the Tenants comprising ninety (90%) percent of the Damaged Property do not have a right (or have waived their right) to terminate their Leases as a result of the Casualty, (e) there is adequate rent interruption insurance in place for a period of at least one (1) year and (f) all governmental approvals are available to permit the Damaged Property to be rebuilt. If any of the provisos set forth in the preceding sentence are not met, CRLP shall have the right to eliminate such Real Property from the transaction contemplated by this Agreement, and any such Real Property eliminated pursuant to this Section 16.2 shall be considered an Eliminated Property.

          16.3 If a Real Property is the subject of a Casualty but CRLP does not terminate this Agreement pursuant to the provisions of this Section, then MACK shall, prior to the Closing Date, cause all temporary repairs to be made to the Damaged Property as shall be required to prevent further deterioration and damage to the Damaged Property and to protect public health and safety, provided, the cost of any such repairs shall not exceed the amount of proceeds made available to MACK. MACK shall have the right to be reimbursed from the proceeds of any insurance with respect to the Damaged Property for the cost of such temporary repairs.

     17.  CONDEMNATION.


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

          In the event of a material taking (as defined in this Section 17), CRLP shall have the right, at its sole option, to either (a) terminate this Agreement by giving MACK written notice to such effect at any time after its receipt of written notification of any such occurrence, or (b) accept title to the remainder of the Real Property without reduction of any consideration given hereunder and eliminate the affected property in its entirety from this transaction. Should CRLP so terminate this Agreement in accordance with this Section, neither party shall have any further liability or obligations to the other. In the event CRLP shall accept title to the remainder of the affected property, MACK shall, subject to the rights of the holder of any existing mortgage, assign all proceeds of such taking to CRLP, and same shall be CRLP's sole property, and CRLP shall have the sole right to settle any claim in connection with the Real Property. If CRLP elects to eliminate the affected property in its entirety, the Exchange Consideration shall be reduced by the Allocated Property Value allocated to such affected property in proportion to the Cash Payment, the Mortgage Debt Amount, the Mack Common Units, the Preferred Units and the Warrants. The term "MATERIAL TAKING" shall be defined to mean the institution of any proceedings, judicial, administrative or otherwise which would (a) reasonably be expected to reduce the aggregate useable square footage of the Real Property by at least a full floor, (b) entitle a Tenant occupying at least a full floor to terminate its Lease and such Tenant does not waive such right prior to Closing, (c) cause access to the Real Property to be taken or materially diminished (I.E., such taking does not provide access to a publicly dedicated street or is an impediment to traffic flow from and to the Real Property), or (d) result in parking no longer being in compliance with applicable zoning laws and MACK is unable to remedy such non-compliance prior to Closing.

     18.  TRANSFER RESTRICTIONS; RIGHT OF FIRST OFFER.

          18.1   None of (i) the Mack Common Units, (ii) the Preferred Units,
(iii) the Warrants, (iv) the Common Units underlying the Preferred Units or the Warrants, and/or (v) the shares of Common Stock underlying the Mack Common Units and/or the Preferred Units (the "UNDERLYING SHARES") (items (i) through (v), collectively "CALI SECURITIES") shall be Transferred except in accordance with or as otherwise specifically permitted by the provisions of this Agreement. Any Transfer effected in violation of this Agreement shall be void AB INITIO.

          18.2 In addition to any other restriction on Transfer contained in this Agreement, no holder of Cali Securities shall Transfer any such Cali Securities to any individual, corporation, partnership or any other entity (each a "PERSON"), unless (a) the certificates representing such Cali Securities bear appropriate legends reflecting the restrictions on Transfer contained in this Agreement, and (b) such person shall have executed and delivered to CRLP, as a condition to the Transfer of Cali Securities to such person, an appropriate document approved by CRLP confirming that such person takes such Cali Securities subject to, and agrees to comply with all the terms and conditions of, this Agreement and the OP Agreement. CRLP shall not record on its books and records any purported Transfer of any such Cali Securities in violation of this Agreement and any such purported Transfer shall have no force or effect.

          18.3 Notwithstanding anything herein to the contrary, each of the Mack Security Holders hereby agrees that neither they nor any of their respective designees of transferees may (i) with respect to the Warrants, the Mack Common Units and the Series A Preferred Units, exercise all or part of the Warrants and/or convert all or part of the Mack Common Units and/or the Common Units received pursuant to the conversion of Series A Preferred Units prior to the first anniversary of the Closing Date, and (ii) with respect to the Series B Preferred Units convert all or part of the Common Units received pursuant to the conversion of the Series B Preferred Units (other than the Estate Units) prior to the third anniversary of the Closing Date (such respective dates hereinafter sometimes referred to in this Section 18 as the "HOLDING PERIOD").

          18.4 Each of the Mack Contributors hereby agrees that (i) upon expiration of the respective Holding Period, the Mack Common Units, the Preferred Units, the Warrants, the Underlying Shares and the Common Units underlying the Preferred Units and the Warrants (the "UNDERLYING UNITS") may be Transferred privately in accordance with the terms of the OP Agreement (if applicable) and this Section 18 and (ii) upon conversion of the Mack Common Units or the Underlying Units to shares of Common Stock, they will execute the agreement with CRLP attached hereto as SCHEDULE 18.4 which provides that the Underlying Shares may be Transferred publicly (subject to the restrictions of the Act and the rules and regulations promulgated thereunder) in trading blocks of 1,000,000 shares of Common Stock or less, subject to certain conditions set forth therein.

          18.5   Subject to Sections 18.2, 18.3, 18.7, 5.4 and 5.5, the
restrictions contained in Sections 18.1, 18.4 and 18.6 of this Agreement shall not apply to: (i) bona-fide pledges of, or encumbrances on, Cali Securities made in favor of (A) an institutional lender or financial institution having gross assets in excess of $3,000,000,000 or (B) to a "bulge bracket" investment bank (as that term is generally defined), including, without limitation, equity swaps and derivative transactions, as security for debt; PROVIDED, HOWEVER, that in no event may the value of such pledged or encumbered Cali Securities during the applicable Holding Period equal or exceed fifty (50%) percent of the total value of the Cali Securities held by the individual holder or group of holders pledging such Cali Securities or otherwise encumbering them as of the Closing Date (it being understood that at the end of the Holding Period with respect to a specific security comprising the Cali Securities, the foregoing limitation shall not be applicable) (such fifty (50%) percent determination made at the date of the pledge or granting of the encumbrance without consideration for any reduction in value of the Cali Securities after the borrowing is effected); and
(ii) Transfers of Cali Securities to Permitted Transferees (as hereinafter defined), made in accordance with the procedures set forth in the OP Agreement. "PERMITTED TRANSFEREES" means (A) any entity or individual comprising MACK or the Mack Security Holders; (B) any direct or indirect equity owner of MACK or the Mack Security Holders; (C) members of the Immediate Family (as defined in the OP Agreement) of the Mack Group or the Mack Security Holders (or any direct or indirect equity owner thereof) and trusts for the benefit of one or more members of the Immediate Family of the Mack Group or the Mack Security


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

Holders (or any direct or indirect equity owner thereof) created for estate and/or gift tax purposes and/or (D) any public charity, private foundation or charitable institution as defined in Section 501(c)(3) of the Code. Notwithstanding anything herein to the contrary, no Transfer made pursuant to this Section 18.5 shall be effective until such Permitted Transferee, transferee, pledgee or other secured party signs a counterpart to the OP Agreement and this Agreement, whereby such individual or entity agrees that the terms and conditions of the OP Agreement and this Agreement, are applicable to the Cali Securities in which such Permitted Transferee, transferee, pledgee or other secured party has an interest.

          18.6 Except as otherwise specifically permitted by Section 18.5, a holder of Preferred Units, Mack Common Units, Underlying Shares or Underlying Units (for purposes of this subsection 18.6, collectively, "TRANSFER SECURITIES") may Transfer only in compliance with the provisions of this
Section 18.6.

                 (a) If any holder of Transfer Securities should desire to sell all or any part of its Transfer Securities (for purposes of this subsection 18.6, a "SELLING HOLDER"), the Selling Holder shall first deliver written notice to CRLP (the "NOTICE OF OFFER"), which Notice of Offer shall specify (i) the nature and class of such Transfer Securities; (ii) the number of Transfer Securities owned by the Selling Holder; (iii) the number of Transfer Securities that such Selling Holder desires to sell (the "OFFER SECURITIES"); (iv) the proposed cash selling price for the Offer Securities (the "OFFER PRICE"); and
(v) all other material terms and conditions of the offer (the "OFFER TERMS"). The Notice of Offer shall constitute an irrevocable offer by the Selling Holder to sell to CRLP all of the Offer Securities at the Offer Price and on the Offer Terms.

                 (b) Within ten days following the CRLP's receipt of the Notice of Offer (the "OFFER PERIOD"), CRLP may elect to purchase all Offer Securities by delivering to the Selling Holder notice of the number of the Offer Shares that CRLP is electing to purchase (an "ACCEPTANCE NOTICE"). Should CRLP fail to deliver an Acceptance Notice within the Offer Period, it shall be deemed to have declined to purchase any of the Offer Securities. A duly delivered Acceptance Notice shall be deemed to be an irrevocable commitment by CRLP to purchase from the Selling Holder the number of Offer Shares indicated in the Acceptance Notice.

                 (c) CRLP shall be obligated to purchase the Offer Securities, in accordance with the Offer Notice, as it elected to purchase in the Acceptance Notice, at a closing pursuant to Section 18.6(e) of this Agreement.

                 (d) If CRLP (i) notifies the Selling Holder that it is electing not to purchase the Offer Securities or (ii) does not deliver an Acceptance Notice prior to the expiration of the Offer Period, the Selling Holder may sell the Offer Securities to a third-party purchaser; PROVIDED, HOWEVER, that any such sale of the Offer Securities to such third-party purchaser must be made substantially on the same terms and conditions as those set forth in the Notice of Offer, including without limitation, a purchase price that is no less than ninety-five percent (95%) of the


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Offer Price; PROVIDED, FURTHER, that any such sale of the Offer Securities to such third-party purchaser must be consummated no later than ninety (90) days following the original delivery of the Notice of Offer. If the Selling Holder wishes to sell all or any part of the Offer Securities on terms more favorable than ninety-five (95%) percent of the Offer Price to a third-party purchaser or does not sell the Offer Securities on substantially the terms and conditions contained in the Notice of Offer (within ninety-five (95%) percent of the Offer Price) within the aforementioned ninety (90) day period, the Selling Holder shall again be obligated to make a new offer to CRLP, in accordance with this
Section 18, before it shall be permitted to consummate a sale of the Offer Securities or other Transfer Securities, or any part thereof, in a privately negotiated transaction.

                 (e) The closing of purchases of the Offer Securities by CRLP pursuant to this Section 18.6 shall take place within fifteen (15) days following the delivery of the Acceptance Notice by CRLP to the Selling Holder at the offices of Pryor, Cashman, Sherman & Flynn located at 410 Park Avenue, New York, NY 10022, or at such other date, time or place as the parties to the sale may agree. At such closing, the Selling Holder shall sell, transfer and deliver to CRLP full right, title and interest in and to the Offer Securities purchased by CRLP, free and clear of all liens, security interests or adverse claims of any kind and nature and shall deliver to CRLP a certificate or certificates representing the Offer Securities sold to CRLP, duly endorsed for transfer or accompanied by appropriate stock transfer powers duly endorsed with signatures guaranteed by a commercial bank, trust company or registered broker-dealer and with the appropriate transfer tax stamps affixed in exchange for the Offer Price. Simultaneously with delivery of such certificates, CRLP shall deliver to the Selling Holder an amount of cash equal to the Offer Price, in full payment of the purchase price of the Offer Securities purchased by CRLP.

          18.7 Notwithstanding anything herein to the contrary, no holder of Cali Securities may transfer, convert and/or exercise any such Cali Securities unless (a) such transfer, conversion and/or exercise is exempt from the requirements of registration under the Act and any applicable state securities law (or, in the case of conversion and/or exercise of Cali Securities, the Underlying Shares to be issued pursuant to such conversion and/or exercise are exempt from the requirements of registration under the Act and any applicable state securities law) or (b) upon registration of such Cali Securities and/or Underlying Shares in compliance therewith.

     19.  LIMITED GUARANTY OF MACK.

          19.1 In order to allow MACK and/or the Unit Holders (the "MACK UNIT GROUP") to defer the recognition of gain for federal income tax purposes resulting from the contribution of property to CRLP, at Closing, or at any time subsequent thereto in accordance with the terms hereof, CRLP and its affiliates will permit the Mack Unit Group to guarantee, or indemnify CRLP or Cali for the bottom portion (i.e. the least risky portion) of the Mortgage Debt Amount in the aggregate amount of up to $241,000,000 (the "MACK DEBT AMOUNT"). Those persons identified on SCHEDULE 19.1(A) (the "CALI GROUP") are currently permitted to guarantee or indemnify Cali or CRLP for the bottom portion (i.e. the least risky portion) of the debt of CRLP or its affiliates in the amount of up to $83,000,000 (pari passu with the RM Group) (the "CALI


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DEBT AMOUNT").  Those persons identified on SCHEDULE 19.1(B) (the "RM GROUP")
are currently permitted to guarantee or indemnify Cali or CRLP for the bottom portion (i.e. the least risky portion) of the debt of CRLP or its affiliates in the amount of up to $184,000,000 (pari passu with the Cali Group) (the "RM DEBT AMOUNT"). Subject to Section 19.2 below, Cali, CRLP and their affiliates agree to maintain at all times (1) an amount of liabilities equal to the Mack Debt Amount solely for the Mack Unit Group to guarantee (or indemnify Cali or CRLP for); (2) an amount of liabilities equal to the Cali Debt Amount solely for the Cali Group to guarantee (or indemnify Cali or CRLP for); and (3) an amount of liabilities equal to the RM Debt Amount solely for the RM Group to guarantee (or indemnify Cali or CRLP for). CRLP and Cali agree to take any and all action necessary so that the execution of each guarantee or indemnity by the Mack Unit Group, the Cali Group or the RM Group results in basis for such groups for federal income tax purposes.

          19.2 In the event that any member of the Mack Unit Group, the Cali Group or the RM Group (i) obtains a tax-free step-up in the basis of their Units for federal income tax purposes (e.g., upon the death of a member); (ii) sells, transfers or otherwise disposes of their Units in a taxable transaction; (iii) receives a "tax" payment from CRLP or Cali in the amount described in Section
27.1 hereof (or corresponding provisions of other agreements to which members of the Cali Group or the RM Group are parties) in reimbursement of taxes triggered to such member as a result of the sale, transfer or other disposition of property contributed by such member, or (iv) receives an allocation under Treas. Reg. Section 1.704-3(b) using the "traditional method" without curative allocation that reduces the amount of any Built-in-Gain (as defined in Section
27.1 hereof), then the Mack Debt Amount, the Cali Debt Amount or the RM Debt Amount, as the case may be, shall be commensurately reduced.

     20.  TAX MATTERS.

          20.1 MACK will pay or provide for payment of all Taxes due and payable on or after the Closing and, to the extent allowed by law, will timely file all returns and reports required to be filed on or after the Closing with respect to Taxes imposed in connection with its business and the ownership and operation of the Exchange Property and the Option Property for all taxable periods (or portions thereof) ending on or prior to the Closing, for which CRLP could be held liable on a claim made against CRLP. MACK will provide CRLP with a copy of such returns promptly after filing. CRLP or Cali will file all tax returns required to be filed with respect to the Exchange Property after the Closing Date for all taxable periods beginning before the Closing Date and ending after the Closing Date and such Taxes shall be allocated between MACK and CRLP in accordance with their respective periods of ownership of the Exchange Properties. The provisions of this Section shall survive the Closing Date until the applicable period of any statute of limitation on assessments of any of such Taxes has expired.

          20.2 MACK shall pay any and all Taxes including, without limitation, Taxes imposed with respect to its business and the ownership or operation of the Real Property and the Option Property for all taxable periods (or portions thereof) ending on or prior to the Closing,


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

imposed upon CRLP based, in whole or in part, upon the failure to comply with the bulk sales laws.

          20.3 MACK is hereby authorized to continue any proceeding now pending for the reduction of the assessed valuation of the Real Property and the Option Properties as set forth on SCHEDULE 20.3 and to litigate or settle the same in MACK's discretion. CRLP is hereby authorized by MACK, in CRLP's sole discretion, to file any applicable proceeding for the 1997 tax roll for the reduction of the assessed valuation of the Real Property and the Option Properties. The net refund of taxes, if any, for any tax year for which MACK or CRLP shall be entitled to share in the refund shall be divided between MACK and CRLP in accordance with the apportionment of taxes pursuant to the provisions hereof. All expenses in connection therewith, including counsel fees, shall be borne by MACK and CRLP in proportion to their ownership period of the asset in question. MACK and CRLP each agree to grant to the other a power of attorney or other authorization necessary to carry out the intention of this Section 20.3.

          20.4 "TAXES" mean all federal, state, county, local, foreign and other taxes of any kind whatsoever (including, without limitation, income, profits, premium, estimated, excise, sales, use, occupancy, gross receipts, franchise, ad valorem, severance, capital levy, production, transfer, license, stamp, environmental, withholding, employment, unemployment compensation, payroll related and property taxes, import duties and other governmental charges or assessments), whether or not measured in whole or in part by net income, and including deficiencies, interest, additions to tax or interest, and penalties with respect thereto, and including expenses associated with contesting any proposed adjustment related to any of the foregoing.

          20.5 Cali, as the general partner of CRLP, covenants and agrees that CRLP and its affiliates will use the "traditional method" without curative allocations (as defined in Treas. Reg. Section 1.704-3(b)) of allocating income, gain, loss and deduction to account for the variation between the fair market value and adjusted basis of the Exchange Property for federal income tax purposes with respect to (i) the contribution of the Exchange Property, and (ii) any revaluation of the Exchange Property in accordance with the provisions of Treas. Reg. Sections 1.704-1(b)(2)(iv)(F), 1.704-1(b)(2)(iv)(G) and
1.704-3(a)(6).  The provisions of this Section shall survive the Closing Date.

     21.  PUBLICATION.

          21.1 CRLP shall have the right to make such public announcements or filings with respect to the exchange as CRLP may deem reasonably prudent (provided that prior to any such announcement or filing, CRLP shall submit the text of the announcement or filing to Mitchell Hersh for his approval on behalf of MACK, such approval not to be unreasonably withheld or delayed). CRLP shall not issue any such announcement without the prior reasonable written approval of Mitchell Hersh on behalf of MACK as to the text of the announcement; provided, however, that CRLP shall be entitled to make such filings or announcements upon advice of counsel as may be necessary or required by law. CRLP and MACK agree that any


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

public announcements will refer to the exchange contemplated herein as a merger of the entities. CRLP agrees to use commercially reasonable efforts to coordinate with the Mack Contributors and jointly make any public announcements with regard to the agreements contained herein. The Mack Contributors' right to approve public announcements or filings as set forth in this Section 21 shall not survive the Closing.

     22.  REMEDIES

          22.1 If the obligations set forth in Section 12.2 have been satisfied (unless the failure or inability to be so satisfied is due to Cali or CRLP) and if CRLP or Cali is not ready, willing and able to perform its obligations hereunder on the Closing Date due to a willful default of CRLP or Cali or CRLP's or Cali's willful failure to comply with any representation, warranty, covenant or agreement set forth herein, then MACK shall be entitled to either (a) terminate this Agreement upon notice to CRLP, following which neither party shall thereafter have any further obligations under this Agreement; or (b) pursue all of its available remedies at law.

          22.2 If the obligations set forth in Section 12.1 have been satisfied (unless the failure or inability to be so satisfied is due to MACK) and if MACK is not ready, willing and able to perform its obligations hereunder on the Closing Date due to a willful default on the part of MACK or MACK's willful failure to comply with any representation, warranty, covenant or agreement set forth herein, CRLP shall be entitled to either (a) terminate this Agreement upon notice to MACK, following which neither party shall thereafter have any further obligations under this Agreement; or (b) pursue all of its available remedies at law.

          22.3 The acceptance of the Deeds and/or the Contributed Interests by CRLP shall be deemed a full performance and discharge of every agreement and obligation of MACK to be performed under this Agreement; PROVIDED, HOWEVER, that any agreements and obligations of MACK, CRLP and Cali to each other which are specifically stated in this Agreement to survive the Closing or which by their terms are to be, or may only be, performed after the Closing, shall survive the Closing. The provisions of this Section 22.3 shall survive Closing.

     23.  EMPLOYEE MATTERS.

          23.1 With respect to the Cali plans, programs and arrangements listed on SCHEDULE 6.1(R)(I) and any vacation, sick time or other compensation policy of Cali, which takes into account an employee's length of service, Cali shall grant all New Cali Employees on and after the Closing Date credit for all service with the Mack Entities, PAM and any affiliates thereof and their respective predecessors prior to the Closing Date for purposes for which such service was recognized by the Mack Entities, PAM, and any affiliates thereof under the plans or programs listed on SCHEDULE 5.1(W)(I), including without limitation the Cali 401(k) Plan. Cali shall have no liability to any current or former employees of the Mack Entities, PAM, or any affiliate thereof who are not New Cali Employees, including without limitation any liabilities which may arise as a result of the consummation of the transactions contemplated by this


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

Agreement, under any plans or programs listed on SCHEDULE 5.1(W)(I), or arising under applicable federal or state law including without limitation under the Worker Adjustment and Retraining Notification Act (WARN) and Consolidated Omnibus Budget Reconciliation Act of 1985 (COBRA). The provisions of this
Section 23.1 shall survive the Closing.

          23.2 Upon commencement of employment, New Cali Employees shall be covered by the employee welfare plans maintained by Cali, including without limitation, medical and health plans as described in this Section. Upon commencement of participation by New Cali Employees in the Cali medical and health plans, Cali shall (i) credit all New Cali Employees on and after the Closing Date with any employee payments made under any medical or health plans of any Mack Entity or PAM which have been paid in partial or full satisfaction of deductible requirements under such medical or health plans for purposes of satisfying deductible requirements under the corresponding Cali medical and health plans, and (ii) waive any preexisting condition exclusion and actively-at-work requirements (other than for New Cali Employees not actively-at-work due to a disability which is expected to last more than five
(5) days) under the Cali plans and programs set forth on SCHEDULE 6.1(R)(I). The Mack Entities and PAM shall provide Cali or shall cause its insurance carrier to provide Cali with the applicable payment information as soon as practicable following the Closing Date. Cali may, at its option, for a period which ends no later than the December 31 following the Closing Date continue to provide to New Cali Employees medical and health benefits substantially similar to and on the same terms and conditions as some or all of such benefits previously provided to New Cali Employees prior to the Closing Date by their respective former employers.

          23.3 The New Cali Employees will be hired directly by Cali and their employment with any Mack Entity, PAM or any affiliate thereof shall terminate and their employment with Cali shall begin as of the Closing Date. Cali shall not be liable to any independent contractor of the Mack Entity, PAM or any affiliate thereof or to any New Cali Employee or to any Mack Entity, PAM or any affiliate thereof for any compensation, benefits or other liabilities related to any employment or services performed, or otherwise, which were incurred or accrued prior to the Closing Date, except for vacation time and any wages for which an adjustment pursuant to Section 11.1(g) of this Agreement is being made. Neither the Mack Entities nor PAM shall be liable to any New Cali Employees or other personnel (i.e., independent contractors of the Mack Entities, PAM or any affiliate thereof) for vacation time and wages pursuant to which CRLP receives a credit under Section 11.1(g).

          23.4 Cali shall not be required to assume with respect to any New Cali Employee any agreement related to employment, compensation or benefits. Cali shall cause its 401(k) Plan to accept transfers of account balances from the Mack 401(k) Plan and the PAM 401(k) Plan by way of direct rollover. Except as otherwise provided herein with respect to New Cali Employees, all liabilities with respect to current or former employees of the Mack Entities, PAM or any affiliate thereof, whether incurred under a plan or program listed on SCHEDULE 5.1(W)(I) or otherwise, are the sole responsibility of the Mack Entities, PAM or any affiliate thereof. The provisions of this Section 23.4 shall survive the Closing.


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

          23.5 Cali will credit New Cali Employees with any unused vacation time as of the Closing Date.


     24.  NOTICE.

          All notices, demands, requests, or other writings in this Agreement provided to be given or made or sent, or which may be given or made or sent, by either party hereto to the other, shall be in writing and shall be delivered by depositing the same with any nationally recognized overnight delivery service, or by telecopy or fax machine, in either event with all transmittal fees prepaid, properly addressed, and sent to the following addresses:



     If to Cali or CRLP:  c/o Cali Realty Corporation
                          11 Commerce Drive
                          Cranford, New Jersey  07016
                          Attn: Roger W. Thomas, Esq.
                          (908) 272-8000 (tele.)
                          (908) 272-6755 (fax)

     with a copy to:      Pryor, Cashman, Sherman & Flynn
                          410 Park Avenue
                          New York, New York  10022
                          Attn:  Jonathan A. Bernstein, Esq.
                          (212) 326-0425 (tele.)
                          (212) 326-0806 (fax)

     If to MACK:          The Mack Companies
                          370 West Passaic Street
                          Rochelle Park, New Jersey 07662
                          Attn: Mr. Mitchell Hersh
                          (201) 368-0900 (tele.)
                          (201) 368-0349 (fax)

                                and

     If to PAM:           Patriot American Management and Leasing Corporation
                          3030 LBJ Freeway
                          Suite 1500
                          Dallas, Texas  75634
                          Attn:  John Bohlmann


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

                          (972) 888-8000 (tele.)
                          (972) 888-8029 (fax)

     with a copy to:      Battle Fowler LLP
                          75 East 55th Street
                          New York, New York  10022
                          Attn:  Martin L. Edelman, Esq.
                          (212) 856-7000 (tele.)
                          (212) 856-7808 (fax)


or to such other address as either party may from time to time designate by written notice to the other or to the Escrow Agent. Notices given by (i) overnight delivery service as aforesaid shall be deemed received and effective on the first business day following such dispatch and (ii) telecopy or fax machine shall be deemed given at the time and on the date of machine transmittal provided same is sent prior to 4:00 p.m. on a business day (if sent later, then notice shall be deemed given on the next business day) and if the sending party receives a written send confirmation on its machine and forwards a copy thereof by regular mail accompanied by such notice or communication. Notices may be given by counsel for the parties described above, and such Notices shall be deemed given by said party, for all purposes hereunder.

     25.  DEVELOPMENT PROPERTY/HONEYWELL BUILDING.

          The parties hereto acknowledge that a Mack Entity is contemplating construction of an approximately 50,000 square foot expansion of a building (the "EXPANSION SPACE") located on an Exchange Property, such building being commonly known as the Honeywell Building (the "HONEYWELL BUILDING"). Notwithstanding the fact that the Honeywell Building will be contributed to CRLP at the Closing, MACK hereby covenants and agrees to complete the construction of the Expansion Space in a manner consistent with the Honeywell Building as it exists on the date hereof, at its own cost and expense (including obtaining all requisite building department sign-offs and other municipal approvals or amendments) and utilizing its own personnel. In consideration for such completion of the Expansion Space, Cali will pay to a designee of MACK the quotient of the annual operating income on a stabilized basis of the Expansion Space in dollars, divided by eight and ninety-three one hundredths (8.93%) percent. The Expansion Space shall be deemed completed and the additional consideration payable (the "HONEYWELL CONSIDERATION"), upon the later to occur of (i) receipt of an amended certificate of occupancy for the Honeywell Building covering the Expansion Space and (ii) the date on which Honeywell accepts possession of the Expansion Space pursuant to a fully executed lease (or amendment, modification or expansion of an existing lease) for the Expansion Space and has commenced paying rent thereunder. CRLP agrees to cooperate with MACK, at MACK's cost and expense, in all reasonable respects, for obtaining all building department sign-offs and all municipal approvals, or amendments thereto, required in connection with the Expansion Space. All tenant leasing commissions and tenant improvement obligations related to the Expansion


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

Space shall be paid by MACK. The Honeywell Consideration shall be paid by Mack-Cali to MACK, at MACK's option, in either cash, Common Units or a combination of the two; provided, however, Common Units paid to MACK as part of the Honeywell Consideration shall be valued at ninety (90%) percent of the average closing price of the common stock of Mack-Cali, as reported in the Wall Street Journal, calculated as of the payment date of the Honeywell Consideration based upon the preceding five (5) consecutive trading days' closing price.

     26.  CORPORATE NAME CHANGE; CHANGE IN MANAGEMENT; OTHER
          ARRANGEMENTS.

          26.1 Prior to Closing, Cali and CRLP shall, at their own expense, make such filings and proxy solicitations as are necessary to effect the transactions contemplated herein and to change their respective names to "Mack-Cali Realty Corporation" and "Mack-Cali Realty, L.P." For purposes of this Section 26, Mack-Cali Realty Corporation and Mack-Cali Realty, L.P. are collectively referred to as "Mack-Cali". If Cali shareholders do not approve of the name changes described herein, Cali shall operate as a "d/b/a" under the name "Mack-Cali" and such shareholder approval shall be sought at each annual shareholder meeting and as part of any proxy solicitation at a special meeting for so long as it takes to obtain the requisite consent. Mack-Cali shall, at Cali's option, continue to trade under the New York Stock Exchange symbol "CLI."

          26.2 Because this Agreement contemplates the exchange of Units and Warrants representing a substantial equity interest, the parties hereto have agreed as follows:

                 (i) As of the Closing, the Board shall be comprised of thirteen (13) directors. Three (3) of such members of the Board shall be designated by the Mack Group and shall initially be William Mack, Earle Mack and Mitchell Hersh (the "MACK BOARD MEMBERS"). William Mack and Earle Mack shall serve initial terms which shall expire in May 1999. Mitchell Hersh shall serve an initial term which shall expire in May 2000. If any Mack Board Member shall withdraw for any reason, the Mack Group shall have the right to designate such withdrawing director's replacement on behalf of the Mack Group. The Mack Group, shall have the right to re-nominate such three (3) members of the Board or replacements selected by the Mack Group for re-election to the Board when their terms expire so long as Mack's Significant Interest (as defined below) is maintained by the Mack Group. Three (3) of such members of the Board shall be designated by Cali and shall initially be Thomas A. Rizk, John J. Cali and Robert Weinberg (the "CALI BOARD MEMBERS"). John J. Cali shall remain the Chairman of the Board. It is understood that if any Cali Board Member shall withdraw for any reason, Cali shall have the right to designate such withdrawing director's replacement. The remaining seven (7) directors shall be independent outside directors. They shall include three (3) existing members of Cali's
Board: Brendan Byrne, Irvin Reid and Alan Philibosian; and four (4) independent members suggested by the Mack Group and reasonably approved by Cali.


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

                 (ii) As of the Closing, the Board shall create an Executive Committee. William Mack will serve as Chairman of the Executive Committee. The Executive Committee will consist of William Mack, Mitchell Hersh, Thomas A. Rizk and John J. Cali. John J. Cali and William Mack (or, if either individual shall not be alive, his respective successor) shall have the right respectively to appoint a replacement for any Executive Committee member designated by them who shall withdraw from the Executive Committee.

                 (iii) Thomas A. Rizk shall remain Chief Executive Officer and Mitchell Hersh shall be appointed President and Chief Operating Officer by the Board. Mitchell Hersh shall execute at Closing an employment agreement with Cali on substantially the same terms, compensation package and options as provided to Thomas A. Rizk and otherwise mutually agreeable to Mitchell Hersh and Mack-Cali.

                 (iv) Cali's existing executive officers will retain their current positions and responsibilities; except that Thomas A. Rizk shall resign as President, but will remain Chief Executive Officer, Brant Cali shall resign as Chief Operating Officer and John R. Cali shall resign as Chief Administrative Officer, provided, however, Brant Cali and John R. Cali shall remain senior executive officers of the Mack-Cali with appropriate titles to be determined by the parties hereto.

                 (v)     The special rights granted to the Mack Group under this
Section 26 are specifically conditioned on the continuation of Mack's Significant Interest. "MACK'S SIGNIFICANT INTEREST" shall mean legal and beneficial ownership, in the aggregate, of not less than 3,174,603 shares of Common Stock and/or Units (on a fully converted basis) by Earl Mack, David Mack, Frederick Mack and William Mack, after applying the attribution rules set forth on SCHEDULE 26.2(V), subject to adjustment for stock splits, stock dividends and other customary and similar stock dilutions. Such legal and beneficial ownership may not include Units subject to any of the arrangements contemplated by Section 18.5(i) hereof unless such arrangements result in recourse liability to any member of the Mack Group. In the event that Mack's Significant Interest shall no longer be retained, the Mack Group and/or its designees shall be entitled only to those rights accorded to every other shareholder of Mack-Cali, and each of two (2) of the Mack Board Members (other than Mitchell Hersh) shall, at the option of the Cali Board Members, resign from the Board of Directors of Mack-Cali on the three (3) month and six (6) month anniversary respectively, of the date on which the Mack Significant Interest is no longer retained; PROVIDED, HOWEVER, notwithstanding anything contained herein to the contrary any such modification to Mack's Significant Interest shall have no effect on Mitchell Hersh or his management status and he shall not be required to resign from the Board of Directors of Mack-Cali.

                 (vi) So long as the Mack Group retains Mack's Significant Interest, Cali shall support the renomination of William Mack, Earle Mack and Mitchell Hersh (and any successor appointed by the Mack Group) for successive three-year terms upon the


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

expiration of each three-year term. In addition, if either William Mack, Earle Mack or Mitchell Hersh, or any of them, die, voluntarily resign or otherwise become unable to serve so long as the Mack Group retains the Mack Significant Interest, Cali shall support the nomination of the individual selected by the survivors of William Mack, Earle Mack or Mitchell Hersh to fill the vacancy created by such death, resignation or inability serve. If either John J. Cali, Thomas A. Rizk or Robert Weinberg, or any of them, die, voluntarily resign or otherwise become unable to serve so long as the Mack Group retains the Mack Significant Interest, the Mack Board Members (to the extent any remain) shall support the nomination of the individual selected by the survivors of John J. Cali, Thomas A. Rizk or Robert Weinberg to fill the vacancy created by such death, resignation or inability serve.

     27.  RESTRICTIONS ON SALE OF THE PROPERTY

          27.1 CRLP, Cali and their Subsidiaries and affiliates (including, without limitation, any Permitted Assignee) may not dispose of or distribute any of the Exchange Property prior to the dates (the "RESTRICTED PERIOD") set forth on SCHEDULE 27.1 with respect to each Exchange Property (which schedule provides for an average of approximately seven and one-half years following the Closing
Date) without the express written consent of William Mack (or, if he shall not be alive, his successor) (it being understood that if any Exchange Property listed on SCHEDULE 27.1 becomes an Eliminated Property, such schedule shall not be amended and if such property is thereafter acquired by CRLP pursuant to
Section 3.4 of this Agreement, the date on SCHEDULE 27.1 shall apply to such property) except (i) in connection with a tax-free transaction which does not result in recognition of Built-in-Gain (as defined below) by any holders of the Units; (ii) in the event a taxable sale or disposition of any of the Exchange Property would not result in recognition of Built-in-Gain; (iii) in case of a disposition that is otherwise in compliance with the provisions of this Section 27; or (iv) if CRLP promptly pays to the Mack Contributors or holders of the Units an amount equal to the sum of (A) the federal, state, and local income taxes payable by the holders of the Units resulting from the recognition of the Built-in Gain triggered by such sale or disposition and (B) an additional payment in an amount equal to the amount such that after payment by the holders of the Units of all taxes (including interest or penalties) on amounts received under Section 27.1 (iv)(A) and this Section (iv)(B) the holders of the Units retain an amount equal to the amount described in Section 27.1(iv)(A). For purposes of calculating the amounts payable pursuant to clause (iv) of the preceding sentence, the amount of taxes payable by a holder of Units shall be calculated by assuming a tax rate equal to the highest combined marginal rate of federal, state and local tax applicable to an individual in the jurisdiction in which such holder of Units is a taxpayer (and if such taxpayer, either directly or indirectly, is subject to tax in more than one state or local jurisdiction, the state or local tax rate to be used in the foregoing combined marginal rate shall be the highest rate of tax in such jurisdiction) and by assuming that such individual has no tax attributes that would otherwise reduce such tax payments. For purposes of this Agreement, the term "Built-in Gain" for any Exchange Property shall mean the excess, if any, of the fair market value of such Exchange Property on the Closing Date over such Exchange Property's adjusted tax basis for federal income tax purposes on such date. MACK agrees to cooperate with Cali and CRLP regarding the calculation of the amount of actual Built-in Gain attributable to any Exchange Property recognized upon any transfer. In the event an Exchange Property is sold with the consent of William Mack (or, if he shall not be alive, his successor) prior to the Restricted Period set forth on SCHEDULE 27.1 for such Exchange Property, then the Restricted Period for other Exchange Property (set forth in SCHEDULE 27.1 and designated by William Mack) having an Allocated Property Value approximately equal to the Allocated Property Value of the first Exchange Property being sold shall be extended for a time period equal to the period from the date on which the sale of such Exchange Property closes to the end of the Restricted Period for such Exchange Property. The provisions of this Section 27.1 shall survive the Closing.

          27.2 During the Restricted Period, CRLP, Cali and their Subsidiaries (including, without limitation, any Permitted Assignee), may dispose of any of the Exchange Property at any time in connection with (i) the sale of all or substantially all of the properties owned by CRLP under such terms and conditions which the Board, in its sole judgment, determines to be in the best interests of Cali and its public stockholders, or (ii) a sale (including without limitation a transfer to a secured lender in lieu of foreclosure) which the Board, in its sole judgment, determines is reasonably necessary (1) to satisfy any material monetary default on any unsecured debt, judgment or liability of CRLP, Cali or any Subsidiary Partnership when they become due (at maturity or otherwise) or (2) to cure or satisfy any material monetary default on any mortgage, secured by the Exchange Property; provided, however, that no such sales will be made under clause (ii) unless CRLP is unable to settle or refinance any such debts, judgments or liabilities, or cure or satisfy any such defaults, after making commercially reasonable efforts to do so under then prevailing market conditions. In the event the Board, after CRLP has made the commercially reasonable efforts described in the preceding sentence, in its sole judgment, determines that it is reasonably necessary to dispose of any of the Exchange Property to satisfy a material monetary default on any unsecured debt, judgment or liability of CRLP when it becomes due (at maturity or otherwise), CRLP covenants and agrees that it shall treat all of its properties proportionately, including the Exchange Property, in its determination of what properties to dispose of to satisfy such material debt, judgment or liability and shall use commercially reasonable efforts to minimize any adverse tax consequences to holders of the Units and all members of the Cali Group or the MACK Group. Such proportionate treatment shall mean that the ratio of the unencumbered fair market value of the Exchange Property that is sold over the unencumbered fair market value of the total amount of property that is sold shall be no greater than the ratio of the unencumbered fair market value of the total Exchange Property over the unencumbered fair market value of the total CRLP/Cali portfolio. In the case of any disposition of any of the Exchange Property pursuant to this Section 27.2, holders of the Units may attempt to obtain title to the Exchange Property in question so long as any equity in the Exchange Property which CRLP may otherwise be seeking to preserve is not lost or
jeopardized.   Moreover, in the event of an anticipated transfer of any of the
Exchange Property to a secured lender in lieu of foreclosure or foreclosure, CRLP shall use commercially reasonable efforts to provide holders of the Units the right to (a) cure the default including the right to loan CRLP the funds necessary to cure the default on an unsecured basis, as well as the right to limit such funds to CRLP and to receive security for any such loan from CRLP (or its appropriate affiliate) in the form of a second mortgage secured solely by such Exchange Property (but only if the lender or lenders holding any prior mortgage or mortgages on the relevant Exchange Property expressly consent in writing to the grant of the second mortgage, provided that neither such loan, whether secured or unsecured by the holders of the Units nor the granting of any such second mortgage to such holders violates any covenant in any loan agreement of CRLP or any of its affiliates); (b) acquire, for one Unit (if the value of a Unit at the time of such acquisition is not more than one-thousand ($1,000.00) dollars or, if so, then for a fraction of a Unit, such fraction's value being equal to one-thousand ($1,000) dollars), such Exchange Property from CRLP subject to the debt or liability; or (c) permit holders of the Units to exercise CRLP's right of redemption with respect to such Exchange Property; PROVIDED, HOWEVER, that CRLP shall not have any obligation to grant holders of the Units the rights described in clauses (a) and/or (b) of this sentence until holders of the Units (whose financial position and resources as determined by CRLP using commercially reasonable standards to be satisfactory for the purpose of acting as indemnitors pursuant to this proviso) have agreed with CRLP in writing to indemnify and hold harmless CRLP, Cali and their affiliates from and against all costs (including reasonable attorneys fees), expenses, taxes (including without limitation any deed, mortgage or real estate transfer taxes), claims, judgments, liabilities or damages incurred or arising from or in connection with or attributable to or resulting from the grant or exercise of such rights, or the acquisition of such Exchange Property by holders of the Units, but only to the extent such costs would not have been incurred otherwise.

          27.3 After the expiration of the Restricted Period, CRLP, Cali may dispose of any of the Exchange Property at any time; PROVIDED HOWEVER, that, CRLP, Cali and their Subsidiaries shall use commercially reasonable efforts to prevent any such sale, transfer or other disposition of the Exchange Property, or any distribution of the Exchange Property which is treated as a taxable disposition, from resulting in the recognition of Built-in-Gain by holders of the Units, and PROVIDED FURTHER that holders of the Units shall have a right of first offer as set forth in Section 27.4 below.

          27.4 In the event CRLP desires to sell or otherwise desires to dispose of, or receives an offer to purchase any of, the Exchange Property pursuant to Section 27.2 or 27.3 above, CRLP shall give notice (the "OFFERING NOTICE") thereof to holders of the Units. The Offering Notice shall specify the nature of the sale, and the consideration and other terms upon which it intends to undertake such sale. Within thirty (30) days thereafter, holders of the Units may elect, by notice to CRLP, to purchase the Exchange Property which is the subject of the Offering Notice. If holders of the Units elect to so purchase, then such purchase shall be consummated on the terms and conditions set forth in the Offering Notice; PROVIDED, HOWEVER, to the extent that the Exchange Property in question is then subject to separately allocated debt and the lender thereof consents to holders of the Units assuming such debt, or acquiring such Exchange Property subject to such debt, at no cost, expense or liability to CRLP (or if there is any such cost, liability or expense, holders of the Units shall have reimbursed CRLP for all such cost, liabilities or expenses and agreed in writing with CRLP to indemnify and hold harmless CRLP from and against any additional costs, liabilities or expenses arising from or in connection with or attributable to (i) such assumption, (ii) the acquisition of the Exchange Property subject to such debt or (iii) the payment of any such costs, liabilities or expenses, but only to the extent such costs would not have been incurred otherwise), CRLP will convey the Exchange Property subject to such debt. Holders of the Units may use their Units as currency, in whole or in part, in connection with the purchase of any of the Exchange Property from CRLP pursuant to this Section 27.4. In addition, as part of a transfer of any Exchange Property pursuant to Section 27.2(ii) (1) or (2), if holders of the Units can cause the third party which is otherwise to obtain title to any Exchange Property to accept Units, in whole or in part, in lieu of obtaining title to such Exchange Property, holders of the Units shall have the right to do so provided that such third party agrees to be bound by all of the terms and conditions of the OP Agreement and performs in accordance therewith, including, without limitation, performing the requirements pertaining to a transfer of Units (other than the need to obtain the consent of the general partner of CRLP, which consent is deemed to be given pursuant to the terms of Section 27.4); in such event, title to the Exchange Property which would otherwise have been transferred to such third party shall be transferred to holders of the Units.
If within the thirty (30) day period during which holders of the Units have the right to elect to purchase the Exchange Property for sale under the Offering Notice, holders of the Units do not make the election or fail to respond to the Offering Notice, then CRLP may undertake to sell such Exchange Property on such terms and conditions as it shall elect; PROVIDED, HOWEVER, that the sale of any of the Exchange Property to which this Section 27.4 applies shall not be consummated at less than 95% of the price as specified in the Offering Notice unless CRLP again offers the Exchange Property to holders of the Units upon such more favorable terms and conditions (in which case the thirty (30) day period described above shall be reduced to ten (10)). If holders of the Units notify CRLP of their intention not to purchase the Exchange Property as set forth in the revised Offering Notice, then CRLP may consummate the sale at any time thereafter, provided that such sale shall not be consummated at less than 95% of the price specified in the revised Offering Notice unless CRLP again complies with the provisions of this Section 27.4.

          27.5 In the event that holders of the Units elect to purchase an Exchange Property pursuant to this Section 27, CRLP agrees to cooperate with holders of the Units, at no cost, expense or liability to CRLP, to cause debt to be placed on the Property immediately prior the closing of the conveyance of said Exchange Property, provided that (i) holders of the Units arrange for such debt at their sole cost and expense, (ii) holders of the Units are unconditionally prepared to close such conveyance immediately after said closing of the loan, (iii) holders of the Units agree to assume the debt and thereafter assume same at the closing and (iv) CRLP is released of all liability thereunder immediately following the closing of the conveyance of the Exchange Property.

     28.  SPECIAL ENVIRONMENTAL MATTERS

          To the extent that an environmental condition is discovered at any Real Property, prior to the Closing Date, which is not a material adverse environmental condition (as set forth in Section 3.4(a)), CRLP and MACK shall negotiate in good faith with each other to reach an agreement for MACK to correct, investigate, remediate or cleanup such environmental condition or conditions, including without limitation, the cleanup standards to be used as well as potential limitations on the rights and remedies of the parties, which agreement shall be incorporated in SCHEDULE 28.1 prior to the Closing and shall be executed by the parties at the Closing. If CRLP and MACK are unable to reach an agreement, CRLP may, eliminate any such Real Property from the transaction upon written notice to MACK, and CRLP shall proceed to consummate this transaction provided that the Tainted Property eliminated pursuant to Section 3.4(a) and any Real Property eliminated pursuant to this Section shall in the aggregate constitute less than five (5%) percent of the aggregate Allocated Property Value for the Exchange Property. In such event, the Exchange Consideration shall be reduced by the Allocated Property Value attributable to each such eliminated Real Property in accordance with Section 2.6(b).

     29.  MISCELLANEOUS

          29.1 If any instrument or deposit is necessary in order to obviate a defect in or objection or exception to title, the following shall apply: (i) any such instrument shall be in such form and shall contain such terms and conditions as may be required by the Title Company to omit any defect, objection or exception to title, (ii) any such deposit shall be made with the Title Company, and (iii) MACK agrees to execute, acknowledge and deliver any such instrument and to make any such deposit.

          29.2 This Agreement constitutes the entire agreement between the parties and incorporates and supersedes all prior negotiations and discussions between the parties. This Agreement shall be binding upon and inure solely to the benefit of each party hereto and their successors and assigns, and nothing in the Agreement express or implied, is intended to confer upon any other person any rights or remedies of any nature whatsoever under or by reason of this Agreement.

          29.3 This Agreement cannot be amended, waived or terminated orally, but only by an agreement in writing signed by the party to be charged.

          29.4 This Agreement shall be interpreted and governed by the laws of the State of New York and shall be binding upon the parties hereto and their respective successors and assigns.

          29.5 The caption headings in this Agreement are for convenience only and are not intended to be part of this Agreement and shall not be construed to modify, explain or alter any of the terms, covenants or conditions herein contained.

          29.6 If any term, covenant or condition of this Agreement is held to be invalid, illegal or unenforceable in any respect, this Agreement shall be construed without such provision.

          29.7 Prior to and after the Closing, each party shall, from time to time, execute, acknowledge and deliver such further instruments, in recordable form, if necessary, and perform such additional acts, as the other party may reasonably request in order to effectuate the intent of this Agreement, within thirty (30) days of the request. Nothing contained in this Agreement shall be deemed to create any rights or obligations of partnership, joint venture or similar association between MACK and CRLP. This Agreement shall be given a fair and reasonable construction in accordance with the intentions of the parties hereto, and without regard to or aid of canons requiring construction against MACK, CRLP or the party whose counsel drafted this Agreement. The provisions of this Section 29.7 shall survive the Closing.

          29.8 This Agreement shall not be effective or binding until such time as it has been executed and delivered by all parties hereto. This Agreement may be executed by the parties hereto in counterparts, all of which together shall constitute a single Agreement.

          29.9 All references herein to any Section, Schedule or Exhibit shall be to the Sections of this Agreement and to the Schedules and Exhibits annexed hereto unless the context clearly dictates otherwise. All of the Schedules and Exhibits annexed hereto are, by this reference, incorporated herein.

          29.10 In the event of any litigation or alternative dispute resolution between CRLP and MACK in connection with this Agreement or the transaction contemplated herein, the non-prevailing party in such litigation or alternative dispute resolution shall be responsible for payment of all expenses and reasonable attorneys' fees incurred by the prevailing party. The provisions of this Section 29.10 shall survive the Closing.

          29.11 The parties agree that MACK shall not be required to contibute to CRLP any individual Property by deed, assignment of Ground Lease or assignment of partnership interest unless and until it has received the requisite partner consent to contribute the Property in accordance with Sections 1.2 or 1.3.

          29.12 Whenever used herein, the singular number shall include the plural, the plural shall include the singular, and the use of any gender shall be applicable to all genders.

          IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.


                              CALI REALTY, L.P.

                              By:  Cali Realty Corporation


                              By:
                                   ----------------------------------------
                                   Thomas A. Rizk, Chief Executive Officer


                              CALI REALTY CORPORATION


                              By:
                                   ----------------------------------------
                                   Thomas A. Rizk, Chief Executive Officer


                              THE MK CONTRIBUTORS


                                   ----------------------------------------
                                   William Mack


                                   ----------------------------------------
                                   David Mack


                                   ----------------------------------------
                                   Earle Mack


                                   ----------------------------------------
                                   Fredric Mack


                                   ----------------------------------------
                                   Mitchell Hersh

                              Mack Passaic Street Property Co.
                              By: Mack Rochelle Park, its general partner


                              By:
                                   ----------------------------------------
                                   Name:  William Mack
                                   Title: General Partner


                              Mack Paramus Affiliates
                              By:  Mack Paramus Co., its general partner


                              By:
                                   ----------------------------------------
                                   Name:  William Mack
                                   Title: General Partner


                              140 Ridgewood Avenue Associates
                              By:  Mack Properties Co. No. 5., its general
                                   partner


                              By:
                                   ----------------------------------------
                                   Name:  William Mack
                                   Title: General Partner


                              By:
                                   ----------------------------------------
                                   Name:  Earle Mack
                                   Title: General Partner


                              Mack Paramus Parkway Co.


                              By:
                                   ----------------------------------------
                                   Name:  William Mack
                                   Title: General Partner

                              Mack F Properties Co.


                              By:
                                   ----------------------------------------
                                   Name:  William Mack
                                   Title: General Partner


                              Mack Metropolitan LTD.
                              By:  501 Kennedy Corp., its general partner


                              By:
                                   ----------------------------------------
                                   Name:  William Mack
                                   Title: General Partner


                              Mack Willowbrook Co.
                              By:  Mack Properties Co. No. 3, its general
                                   partner


                              By:
                                   ----------------------------------------
                                   Name:  William Mack
                                   Title: General Partner


                              By:
                                   ----------------------------------------
                                   Name:  Earle Mack
                                   Title: General Partner


                              Mack-R Company No. 1
                              By:  Mack Properties Co. No. 3, its general
                                   partner


                              By:
                                   ----------------------------------------
                                   Name:  William Mack
                                   Title: General Partner


                              By:
                                   ----------------------------------------
                                   Name:  Earle Mack
                                   Title: General Partner

                              Mack Woodbridge II


                              By:
                                   ----------------------------------------
                                   Name:  William Mack
                                   Title: General Partner


                              By:
                                   ----------------------------------------
                                   Name:  Earle Mack
                                   Title: General Partner


                              Mack Bridgewater Co.


                              By:
                                   ----------------------------------------
                                   Name:  William Mack
                                   Title: General Partner


                              Mack Properties Co. No.3


                              By:
                                   ----------------------------------------
                                   Name:  William Mack
                                   Title: General Partner


                              By:
                                   ----------------------------------------
                                   Name:  Earle Mack
                                   Title: General Partner

                              Mack Properties Co.


                              By:
                                   ----------------------------------------
                                   Name:  William Mack
                                   Title: General Partner


                              By:
                                   ----------------------------------------
                                   Name:  Earle Mack
                                   Title: General Partner


                              Mack Properties Co. No. 5


                              By:
                                   ----------------------------------------
                                   Name:  William Mack
                                   Title: General Partner


                              By:
                                   ----------------------------------------
                                   Name:  Earle Mack
                                   Title: General Partner


                              Airport Properties Associates, LLC
                              By:  Mack Properties Co.


                              By:
                                   ----------------------------------------
                                   Name:  William Mack
                                   Title: General Partner


                              By:
                                   ----------------------------------------
                                   Name:  Earle Mack
                                   Title: General Partner

                              Mack Properties Co. No. 11


                              By:
                                   ----------------------------------------
                                   Name:  William Mack
                                   Title: General Partner


                              By:
                                   ----------------------------------------
                                   Name:  Earle Mack
                                   Title: General Partner


                              470 Chestnut Ridge Co., LP


                              By:
                                   ----------------------------------------
                                   Name:  William Mack
                                   Title: General Partner


                              By:
                                   ----------------------------------------
                                   Name:  Earle Mack
                                   Title: General Partner


                              530 Chestnut Ridge Co., LP


                              By:
                                   ----------------------------------------
                                   Name:  William Mack
                                   Title: General Partner


                              By:
                                   ----------------------------------------
                                   Name:  Earle Mack
                                   Title: General Partner

                              Saddlemack Associates, LP
                              By:  Mack Saddle River Limited Partnership,
                                   its general partner
                              By:  Saddle Corporation, its general partner


                              By:
                                   ----------------------------------------
                                   Name:  William Mack
                                   Title: General Partner


                              Mack Beardsley, LP


                              By:
                                   ----------------------------------------
                                   Name:  William Mack
                                   Title: General Partner


                              By:
                                   ----------------------------------------
                                   Name:  Earle Mack
                                   Title: General Partner


                              120 Passaic Street LLC


                              By:
                                   ----------------------------------------
                                   Name:  William Mack
                                   Title: Member


                              Mack Glendale, LP


                              By:
                                   ----------------------------------------
                                   Name:  William Mack
                                   Title: General Partner


                              By:
                                   ----------------------------------------
                                   Name:  Earle Mack
                                   Title: General Partner

                              Kemble-Morris LLC


                              By:
                                   ----------------------------------------
                                   Name:  William Mack
                                   Title: General Partner


                              Morristown Ten
                              By:  Kemble Properties Co. No. 15, LLC,
                                   its general partner


                              By:
                                   ----------------------------------------
                                   Name:  William Mack
                                   Title: General Partner


                              Manhasset Associates
                              By:  Goldberg and Associates


                              By:
                                   ----------------------------------------
                                   Name:  William Mack
                                   Title: General Partner

                              By:  Manhasset Property Co.


                              By:
                                   ----------------------------------------
                                   Name:  William Mack
                                   Title: General Partner

                              Mack Dollinger Morris Plains
                              By:  Mack Properties Co. No. 3, its general
                                   partner


                              By:
                                   ----------------------------------------
                                   Name:  William Mack
                                   Title: General Partner


                              By:
                                   ----------------------------------------
                                   Name:  Earle Mack
                                   Title: General Partner


                              Mack North Hills


                              By:
                                   ----------------------------------------
                                   Name:  William Mack
                                   Title: General Partner


                              By:
                                   ----------------------------------------
                                   Name:  Earle Mack
                                   Title: General Partner


                              9060 East Via Linda Co., LTD


                              By:
                                   ----------------------------------------
                                   Name:  William Mack
                                   Title: General Partner


                              By:
                                   ----------------------------------------
                                   Name:  Earle Mack
                                   Title: General Partner

                              THE PATRIOT CONTRIBUTORS


                              ---------------------------
                                   William Mack





                              THE PATRIOT ENTITIES

                              Atrium at Coulter Ridge Investors, L.P.
                              By:  Atrium Operating Corp., its general partner


                              By:
                                   ----------------------------------------
                                   Name:
                                   Title:


                              Beardsley Corporate Center Investors, L.P.
                              By:  Beardsley Operating Corp., its general
                                   partner


                              By:
                                   ----------------------------------------
                                   Name:
                                   Title:

                              Bexar Plaza Investors, L.P.
                              By:  Bexar Plaza Operating Corp., its general
                                   partner


                              By:
                                   ----------------------------------------
                                   Name:
                                   Title:

                              Brandeis Building Investors, L.P.
                              By:  Brandeis Operating Corp., its general partner


                              By:
                                   ----------------------------------------
                                   Name:
                                   Title:


                              Patriot Century Investors, L.P.
                              By:  Century Operating Corp., its general partner


                              By:
                                   ----------------------------------------
                                   Name:
                                   Title:


                              Patriot Century III Investors, L.P.
                              By: Patriot Century III Operating Corp., its general partner


                              By:
                                   ----------------------------------------
                                   Name:
                                   Title:


                              Patriot Commerce Investors, L.P.
                              By: Patriot Commerce Operating Corp., its general partner


                              By:
                                   ----------------------------------------
                                   Name:
                                   Title:

                              Cornerstone Regency Investors, L.P.
                              By:  Cornerstone Regency Operating Corp.,
                                   its general partner


                              By:
                                   ----------------------------------------
                                   Name:
                                   Title:


                              Katy Plaza Investors, L.P.
                              By:  Katy Plaza Operating Corp., its general
                                   partner


                              By:
                                   ----------------------------------------
                                   Name:
                                   Title:


                              Landmark Center Investors, L.P.
                              By:  Landmark Operating Corp., its general partner


                              By:
                                   ----------------------------------------
                                   Name:
                                   Title:


                              Patriot Memorial Investors, L.P.
                              By: Patriot Memorial Operating Corp., its general partner


                              By:
                                   ----------------------------------------
                                   Name:
                                   Title:

                              Metroport Investors, L.P.
                              By:  Metroport Operating Corp., its general
                                   partner


                              By:
                                   ----------------------------------------
                                   Name:
                                   Title:


                              3100 Monticello Investors, L.P.
                              By: 3100 Monticello Operating Corp., its general partner


                              By:
                                   ----------------------------------------
                                   Name:
                                   Title:


                              Patriot Santa Fe Investors, L.P.
                              By:  Santa Fe Operating Corp., its general partner


                              By:
                                   ----------------------------------------
                                   Name:
                                   Title:


                              Western Plaza Investors, L.P.
                              By: Western Plaza Operating Corp., its general partner


                              By:
                                   ----------------------------------------
                                   Name:
                                   Title:


                              Phelan Building Investors, L.P.
                              By:  Phelan Operating Corp., its general partner


                              By:
                                   ----------------------------------------
                                   Name:
                                   Title:

                              Patriot Preston Investors, L.P.
                              By: Patriot Preston Operating Corp., its general partner


                              By:
                                   ----------------------------------------
                                   Name:
                                   Title:


                              Patriot Republic Investors, L.P.
                              By: Patriot Republic Operating Corp., its general partner


                              By:
                                   ----------------------------------------
                                   Name:
                                   Title:


                              Patriot St. James I Investors, L.P.
                              By: Patriot St. James I Operating Corp., its general partner


                              By:
                                   ----------------------------------------
                                   Name:
                                   Title:


                              Patriot St. James II Investors, L.P.
                              By: Patriot St. James II Operating Corp., its general partner


                              By:
                                   ----------------------------------------
                                   Name:
                                   Title:


                              Town and Country Central One Investors, L.P.
                              By: Town and Country Operating Corp., its general partner


                              By:
                                   ----------------------------------------
                                   Name:
                                   Title:

                              TriWest Associates, L.P.
                              By: TriWest Operating Corp., its general partner


                              By:
                                   ----------------------------------------
                                   Name:
                                   Title:


                              Patriot Westage Center, L.P.
                              By: Patriot Westage Center Operating Corp.,
                                  its general partner


                              By:
                                   ----------------------------------------
                                   Name:
                                   Title:



                              PATRIOT AMERICAN MANAGEMENT
                              AND LEASING CORPORATION


                              By:
                                   ----------------------------------------
                                   Name:
                                   Title: